     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1996
                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                 HBO & COMPANY

             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          7373                  37-0986839
 (State or Other Jurisdiction    (Primary Standard Industrial            (I.R.S.
              of                 Classification Code Number)            Employer
Incorporation or Organization)                                    Identification
                                                                         Number)

                           --------------------------

                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346
                                 (770) 393-6000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                               CHARLES W. MCCALL
                                 PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                                 HBO & COMPANY
                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346
                                 (770) 393-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

         LISA A. STATER, ESQ.                    MATTHEW P. FEENEY, ESQ.
      Jones, Day, Reavis & Pogue                  Snell & Wilmer L.L.P.
      3500 One Peachtree Center                     One Arizona Center
      303 Peachtree Street, N.E.               Phoenix, Arizona 85004-0001
     Atlanta, Georgia 30308-3242                      (602) 382-6000
            (404) 521-3939

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED            PROPOSED
                                                                             MAXIMUM             MAXIMUM            AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED                REGISTERED (1)      PER SHARE (2)     OFFERING PRICE (2)       FEE (3)
Common Stock, par value $.05 per share, and
 Preferred Share Purchase Rights (4)..............   5,060,440 shares         $55.50           $280,838,394          $96,841

(1) Represents the maximum number of shares of common stock, par value $.05 per share (the "HBOC Common Stock"), of HBO & Company ("HBOC") anticipated to be issued in connection with the Merger (as defined herein) in exchange for all of the issued and outstanding shares of common stock, $.01 par value per share ("CyCare Common Stock"), of CyCare Systems, Inc. ("CyCare"), assuming the issuance prior to the Effective Time of the Merger (as defined herein) of all shares of CyCare Common Stock subject to rights to acquire shares of CyCare Common Stock held by persons other than the registrant and giving effect to the HBOC two-for-one stock split effected in the form of a stock dividend paid June 10, 1996.
(2) Estimated pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the estimated market value of up to 5,630,845 shares of CyCare Common Stock to be cancelled pursuant to the Merger Agreement (based upon the average of the reported high and low sales prices of a share of CyCare Common Stock on the New York Stock Exchange (the "NYSE") on June 7, 1996 of $49.875 per share).
(3) The registration fee for the securities registered hereby, $96,841, is calculated pursuant to Rule 457(f) under the Securities Act, as follows: one twenty-ninth of one percent of the product of $49.875, the average of the reported high and low sales prices for a share of CyCare Common Stock on the NYSE on June 7, 1996, times 5,630,845, the maximum number of shares of CyCare Common Stock to be cancelled in connection with the Merger.
(4) The Preferred Share Purchase Rights, which are attached to the shares of HBOC Common Stock being registered, will be issued for no additional consideration; no additional registration fee is required.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    The board of directors of HBOC has approved a two-for-one stock split effected in the form of a stock dividend paid June 10, 1996 to all holders of record of HBOC Common Stock on May 27, 1996 and, accordingly, all share and per share data regarding HBOC Common Stock in this Registration Statement and the Proxy Statement/Prospectus contained herein have been adjusted to give effect to such stock split, except as otherwise specifically noted herein.

                                 HBO & COMPANY
                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

FORM S-4 ITEM NUMBER AND HEADING                                                  CAPTION IN PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
A. INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of Registration Statement and Outside Front
            Cover Page of Prospectus............................  Outside Front Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Front Cover Page of Prospectus; Available
                                                                   Information; Incorporation of Certain Information by
                                                                   Reference; Table of Contents
       3.  Risk Factors, Ratio of Earnings to Fixed Charges and
            Other Information...................................  Incorporation of Certain Information by Reference;
                                                                   Summary; Risk Factors
       4.  Terms of the Transaction.............................  Summary; Risk Factors; The Merger Proposal;
                                                                   Comparison of Rights of Holders of Shares of Each of
                                                                   HBOC Common Stock and CyCare Common Stock; Appendix
                                                                   A
       5.  Pro Forma Financial Information......................  Pro Forma Financial Information
       6.  Material Contacts with the Company
            Being Acquired......................................  The Merger Proposal -- Background of the Merger
       7.  Additional Information Required for Reoffering by
            Persons and Parties
            Deemed to be Underwriters...........................  Inapplicable
       8.  Interests of Named Experts and Counsel...............  The Merger Proposal -- Opinion of Financial Advisor
                                                                   of CyCare; Certain Legal Matters
       9.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Inapplicable

B. INFORMATION ABOUT THE REGISTRANT
      10.  Information with Respect to S-3
            Registrants.........................................  Incorporation of Certain Information by Reference;
                                                                   Summary; Business of HBOC
      11.  Incorporation of Certain Information by Reference....  Incorporation of Certain Information by Reference
      12.  Information with Respect to S-2 or S-3 Registrants...  Inapplicable
      13.  Incorporation of Certain Information by Reference....  Inapplicable
      14.  Information with Respect to Registrants Other Than
            S-2 or S-3 Registrants..............................  Inapplicable

FORM S-4 ITEM NUMBER AND HEADING                                                  CAPTION IN PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
      15.  Information with Respect to S-3 Companies............  Incorporation of Certain Information by Reference;
                                                                   Summary; Business of CyCare
      16.  Information with Respect to S-2 or S-3 Companies.....  Inapplicable
      17.  Information with Respect to Companies Other Than S-2
            or S-3 Companies....................................  Inapplicable

D. VOTING AND MANAGEMENT INFORMATION
      18.  Information if Proxies, Consents or Authorizations
            are to be Solicited.................................  Incorporation of Certain Information By Reference;
                                                                   Summary; The Meeting; The Merger Proposal -- No
                                                                   Appraisal Rights; -- Interests of Certain Persons in
                                                                   Each of HBOC and CyCare; Stockholder Proposals
      19.  Information if Proxies, Consents or Authorizations
            are not to be Solicited in
            an Exchange Offer...................................  Inapplicable

                              CYCARE SYSTEMS, INC.
                           7001 NORTH SCOTTSDALE ROAD
                                   SUITE 1000
                         SCOTTSDALE, ARIZONA 85253-3644
                                                                   _______, 1996

To the Stockholders:

    You are cordially invited to attend a special meeting of stockholders (the "Meeting") of CyCare Systems, Inc. ("CyCare") to be held at 7001 North Scottsdale Road, Suite 1000, Scottsdale, Arizona 85253-3644 at : .m., local
time, on             , 1996.

    At the Meeting, you will be asked to consider and take action upon a proposal to approve an Agreement of Merger dated May 18, 1996 (the "Merger Agreement"), among CyCare, HBO & Company, a Delaware corporation ("HBOC"), and HBO & Company of Georgia, a Delaware corporation that is a wholly owned subsidiary of HBOC ("HBOC-GA"), pursuant to which, among other things, (a) CyCare will merge with and into HBOC-GA (the "Merger") and (b) each outstanding share of Common Stock, $.01 par value per share, of CyCare ("CyCare Common Stock"), and each right to acquire a share of CyCare Common Stock will be converted into the right to receive .86 of a share of Common Stock, $.05 par value per share, of HBOC, subject to possible adjustment as provided in the Merger Agreement, and less the amount of any fractional share, which will be paid in cash.

    Details of the proposed Merger and Merger Agreement are set forth in the accompanying Proxy Statement/Prospectus which you are urged to review carefully. A copy of the Merger Agreement is also attached to the Proxy Statement/Prospectus as Appendix A.

    Your Board of Directors has carefully considered and unanimously approved the Merger proposal and has determined that the Merger is fair to, and in the best interests of, CyCare and its stockholders. Accordingly, the CyCare Board unanimously recommends that stockholders vote FOR approval of the Merger Agreement. The Board of Directors has been advised by Broadview Associates, L.P. that, in its opinion, the consideration to be paid by HBOC in the Merger is fair, from a financial point of view, to CyCare stockholders as of the date of such opinion. A copy of such opinion is attached to the Proxy Statement/Prospectus as Appendix B.

    It is important that your shares be represented at the Meeting. Whether or not you expect to attend in person, please promptly sign, date and return the enclosed proxy card in the enclosed, postage prepaid envelope.

                                          Sincerely,
                                          Jim H. Houtz
                                          Chief Executive Officer and
                                          Chairman of the Board

                              CYCARE SYSTEMS, INC.
                           7001 NORTH SCOTTSDALE ROAD
                                   SUITE 1000
                         SCOTTSDALE, ARIZONA 85253-3644

                            ------------------------

                                   NOTICE OF
                        SPECIAL MEETING OF STOCKHOLDERS
                             ---------------------

To the Stockholders:

    A Special Meeting of Stockholders (the "Meeting") of CyCare Systems, Inc., a Delaware corporation ("CyCare"), will be held at 7001 North Scottsdale Road,
Suite  1000, Scottsdale, Arizona 85253-3644, on         ,        , 1996, at
 .m., local time, for the following purpose:

        To consider and vote upon a proposal to approve an Agreement of Merger dated May 18, 1996 (the "Merger Agreement"), among CyCare, HBO & Company, a Delaware corporation ("HBOC"), and HBO & Company of Georgia, a Delaware corporation that is a wholly owned subsidiary of HBOC ("HBOC-GA"), pursuant to which, among other things (a) CyCare will merge with and into HBOC-GA (the "Merger") and (b) each outstanding share of Common Stock, $.01 par value per share of CyCare ("CyCare Common Stock"), and each right to acquire a share of CyCare Common Stock will be converted into the right to receive .86 of a share of Common Stock, $.05 par value per share, of HBOC, subject to possible adjustment as provided in the Merger Agreement, and less the amount of any fractional share, which will be paid in cash.

    The Board of Directors of CyCare has unanimously approved the Merger proposal and has determined that the Merger is fair to, and in the best interests of, CyCare and its stockholders. Accordingly, the CyCare Board unanimously recommends that you vote FOR approval of the Merger Agreement.

    The  Board of Directors has  fixed the close of business  on               ,
1996, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. Accordingly, only stockholders of record at the close of business on such date are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

    Details  of the Merger and other important information concerning CyCare and
HBOC  are   more  fully   described  in   the  accompanying   Proxy  and   Proxy
Statement/Prospectus. Please give this information your careful consideration.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Mark R. Schonau, Secretary

Scottsdale, Arizona
            , 1996

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY. A POSTAGE PREPAID ENVELOPE IS PROVIDED FOR MAILING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

                   SUBJECT TO COMPLETION DATED JUNE 11, 1996

                                PROXY STATEMENT
                                       OF
                              CYCARE SYSTEMS, INC.
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                             ---------------------

                                   PROSPECTUS
                                       OF
                                 HBO & COMPANY
                                ----------------

    This Proxy Statement/Prospectus is being furnished to holders of Common Stock, $.01 par value per share ("CyCare Common Stock"), of CyCare Systems, Inc., a Delaware corporation ("CyCare"), as a proxy statement in connection with the solicitation of proxies by the Board of Directors of CyCare (the "CyCare Board") for use at the Special Meeting (the "Meeting") of stockholders of CyCare
to  be held on               , 1996, at  7001 North Scottsdale Road, Suite 1000,
Scottsdale, Arizona 85253-3644 commencing at        .m., local time, and at  any
adjournment or postponement thereof for the purpose set forth herein and in the accompanying Notice of Special Meeting of Stockholders of CyCare.

    This Proxy Statement/Prospectus also constitutes the prospectus of HBO & Company, a Delaware corporation ("HBOC"), with respect to up to 5,060,440 shares (net of the aggregate amount of fractional shares which are paid in cash) of common stock, $.05 par value per share, of HBOC (the "HBOC Common Stock") to be issued in connection with the merger (the "Merger") of CyCare with and into HBO & Company of Georgia, a Delaware corporation that is a wholly owned subsidiary of HBOC ("HBOC-GA"), in exchange for all of the outstanding shares and rights to acquire shares of CyCare Common Stock. In the Merger, subject to the terms of the Agreement of Merger dated May 18, 1996, among CyCare, HBOC and HBOC-GA (the "Merger Agreement"), each outstanding share of CyCare Common Stock and each right to acquire a share of CyCare Common Stock will be converted into the right to receive: (i) .86 of a share of HBOC Common Stock, if the average closing market price per share of the HBOC Common Stock (the "Market Value") during the twenty (20) consecutive trading days ending on the third trading day prior to the date of the Meeting as reported by the Nasdaq Stock Market National Market (the "Nasdaq NM") is at least $52.25 but not more than $65.00; (ii) a fractional share determined by dividing $44.935 by the Market Value, if the Market Value is less than $52.25; and (iii) a fractional share determined by dividing $55.90 by the Market Value, if the Market Value is more than $65.00 (whatever basis is applicable being referred to as the "Exchange Ratio"), and less the amount of any fractional shares paid in cash.

    Outstanding and unexercised vested options to purchase shares of CyCare Common Stock will be assumed by HBOC upon completion of the Merger such that the holder will have the right to purchase the number of shares of HBOC Common Stock into which the shares of CyCare Common Stock subject to such options would have been converted in the Merger.

    As a result of the Merger, and assuming the Exchange Ratio is .86 of a share of HBOC Common Stock for each share of CyCare Common Stock, holders of shares of CyCare Common Stock or rights to acquire shares of CyCare Common Stock will receive an aggregate of 4,842,527 shares of HBOC Common Stock (less the aggregate amount of any fractional shares that are paid in cash) of HBOC Common Stock. The number of shares of HBOC Common Stock issuable in the Merger is subject to adjustment in accordance with the Merger Agreement. Assuming the Market Value were $50.00 per share of HBOC Common Stock resulting in an Exchange Ratio of .89870 of a share of HBOC Common Stock for each share or right to acquire a share of CyCare Common Stock, an aggregate of 5,060,440 shares of HBOC Common Stock would be issuable in the Merger. Assuming the Market Value were $67.50 per share of HBOC Common Stock resulting in an Exchange Ratio of .82815 of a share of HBOC Common Stock for each share or right to acquire a share of CyCare Common Stock, an aggregate of 4,663,184 shares of HBOC Common Stock would be issuable in the Merger. Shares of HBOC Common Stock are currently approved for quotation on the Nasdaq NM under the symbol "HBOC," and shares of CyCare Common Stock are currently approved for quotation on the New York Stock
Exchange,  Inc. (the  "NYSE") under  the symbol  "CYS." On           , 1996, the
reported closing sale price of a share of HBOC Common Stock on the Nasdaq NM was $ , and the reported closing sale price of a share of CyCare Common Stock
on the NYSE was $      . See "Certain Market Information."

    This  Proxy Statement/Prospectus and  the related Notice  of Special Meeting
and form of proxy are  first being mailed on or  about               , 1996,  to
stockholders  of record at  the close of business  on                , 1996 (the
"Record Date"). There were            shares of CyCare Common Stock  outstanding
at the close of business on the Record Date. Only stockholders of record on the Record Date will be entitled to notice of, and to vote at, the Meeting.

    The Board of Directors of HBOC has approved a two-for-one stock split effected in the form of a stock dividend paid June 10, 1996 to all holders of record of HBOC Common Stock on May 27, 1996 and, accordingly, all share and per share data regarding HBOC Common Stock in this Proxy Statement/Prospectus have been adjusted to give effect to such stock split, except as otherwise specifically noted herein.

    THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT/ PROSPECTUS. STOCKHOLDERS OF CYCARE ARE STRONGLY URGED TO READ AND CONSIDER THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY. SEE "RISK FACTORS," BEGINNING ON PAGE 14 OF THIS PROXY STATEMENT/PROSPECTUS, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY CYCARE STOCKHOLDERS IN DETERMINING HOW TO VOTE ON THE MERGER AGREEMENT.
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
     SECURITIES  AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
        COMMISSION PASSED UPON THE ACCURACY
            OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
                  REPRESENTATION  TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                           --------------------------

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS            , 1996.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
AVAILABLE INFORMATION AND SOURCES OF INFORMATION...........................................................          4
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................          5
SUMMARY....................................................................................................          6
  The Parties..............................................................................................          6
  The Meeting..............................................................................................          7
  The Merger Proposal......................................................................................          7
  Other....................................................................................................          9
  Summary Financial Data...................................................................................         10
  Unaudited Pro Forma Summary Financial Data...............................................................         11
  Comparative Per Share Data...............................................................................         12
RISK FACTORS...............................................................................................         14
  Interests of Certain Officers and Directors in the Merger................................................         14
  Election Concerning Employee Stock Purchase Plan.........................................................         14
CERTAIN MARKET INFORMATION.................................................................................         14
  HBOC.....................................................................................................         14
  CyCare...................................................................................................         15
THE MEETING................................................................................................         15
THE MERGER PROPOSAL........................................................................................         16
  Background of the Merger.................................................................................         16
  Reasons of CyCare for Engaging in the Merger; Recommendation of the CyCare Board.........................         22
  Opinion of Financial Advisor of CyCare...................................................................         23
  Reasons for HBOC for Engaging in the Merger..............................................................         27
  Terms of the Merger......................................................................................         27
    Effective Time.........................................................................................         27
    General Effects of the Merger..........................................................................         27
    Conversion of Shares...................................................................................         27
    Fractional Shares......................................................................................         27
    Stock Option and Restricted Stock Plans................................................................         27
    Employee Stock Purchase Plan...........................................................................         28
    Exchange of Certificates...............................................................................         28
    Payment of Dividends...................................................................................         29
    Limitations on Transferability of HBOC Common Stock....................................................         29
    Conditions, Waiver.....................................................................................         29
    Hart-Scott-Rodino......................................................................................         30
    No Solicitation........................................................................................         30
    Termination............................................................................................         30
  Accounting Treatment.....................................................................................         31
  Certain Federal Income Tax Consequences..................................................................         31
  No Appraisal Rights......................................................................................         32
INTERESTS OF CERTAIN PERSONS IN EACH OF HBOC AND CYCARE....................................................         33
  Security Ownership of Certain Beneficial Owners and Management of HBOC...................................         33
  Security Ownership of Certain Beneficial Owners and Management of CyCare.................................         35
  Interests of Certain Persons in Matters to be Acted Upon.................................................         36
COMPARISON OF RIGHTS OF HOLDERS OF SHARES OF EACH OF HBOC COMMON STOCK AND CYCARE COMMON STOCK.............         37
  Introduction.............................................................................................         37
  Authorized Capital Stock.................................................................................         38
  Board or Stockholder Approved Preferred Stock............................................................         38
  Voting Rights............................................................................................         38
  Number of Directors......................................................................................         38

                                                                                                               PAGE
                                                                                                             ---------
  Election of Board of Directors...........................................................................         39
  Vote on Merger; Consolidation or Sale of Substantially All Assets........................................         39
  Special Meetings of Stockholders.........................................................................         39
  Stockholder Action by Written Consent....................................................................         39
  Amendment of Certificate of Incorporation................................................................         40
  Amendment of Bylaws......................................................................................         40
  Liability and Indemnification of Officers and Directors..................................................         40
  Payment of Dividends.....................................................................................         41
  Anti-Takeover Protection.................................................................................         41
  Appraisal Rights.........................................................................................         41
BUSINESS OF HBOC...........................................................................................         42
BUSINESS OF CYCARE.........................................................................................         42
STOCKHOLDER PROPOSALS......................................................................................         43
OTHER MATTERS..............................................................................................         43
CERTAIN LEGAL MATTERS......................................................................................         43
EXPERTS....................................................................................................         43
APPENDICES
  APPENDIX A -- Agreement of Merger........................................................................        A-1
  APPENDIX B -- Opinion of Broadview Associates, L.P.......................................................        B-1

                AVAILABLE INFORMATION AND SOURCES OF INFORMATION

    Each of HBOC and CyCare is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by each of HBOC and CyCare with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. CyCare
Common Stock is listed on the New York Stock Exchange, Inc. and copies of CyCare's reports, proxy statements and other information may also be requested at the office of such exchange, 20 Broad Street, New York, New York 10005.

    HBOC has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which includes the proxy statement of CyCare with respect to the Merger and the prospectus of HBOC with respect to the shares of HBOC Common Stock issuable in the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the exhibit or other filing for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the office of the Commission in Washington, D.C. without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

    All information contained in this Proxy Statement/Prospectus regarding CyCare has been supplied by CyCare, information regarding the Merger proposal has been supplied by CyCare and/or HBOC and all other information has been supplied by HBOC. References to CyCare and HBOC in this Proxy Statement/Prospectus mean the respective corporations and, in each case, its consolidated subsidiaries except as the context may otherwise indicate.

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SHARES OF HBOC COMMON STOCK MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HBOC, CYCARE OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HBOC OR CYCARE SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the following documents filed by HBOC with the Commission (File No. 0-9900) pursuant to the Exchange Act is incorporated by reference in this Proxy Statement/ Prospectus:

        1. Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission on March 13, 1996;

        2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed with the Commission on May 3, 1996;

        3. Current Reports on Form 8-K: (i) dated and filed with the Commission on June 23, 1995, as amended by Form 8-K(A), dated and filed with the Commission on July 31, 1995, as amended by Form 8-K(A)2, dated and filed with the Commission on August 8, 1995, and as amended by Form 8-K(A)3, dated and filed with the Commission on June 5, 1996; (ii) dated and filed with the Commission on February 27, 1996; and (iii) dated and filed with the Commission on May 21, 1996;

        4. Proxy Statement, dated as of April 3, 1996, filed in definitive form on April 3, 1996 with the Commission with respect to the information required to be included herein by Items 401 (management), 402 (executive compensation) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act and the Exchange Act; and

        5. The description of Common Stock and Preferred Share Purchase Rights contained in HBOC's Registration Statements on Form 8-A, filed with the Commission on August 19, 1981, as amended and February 19, 1991, as amended, respectively.

    The information in the following documents filed by CyCare with the Commission (File No. 1-9815) pursuant to the Exchange Act is incorporated by reference in this Proxy Statement/ Prospectus:

        1. Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission on April 1, 1996;

        2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed with the Commission on May 15, 1996;

        3. Current Report on Form 8-K, dated and filed with the Commission on May 31, 1996; and

        4. Proxy Statement, dated as of March 29, 1996, filed in definitive form on April 1, 1996 with the Commission with respect to the information required to be included herein by items 401 (management), 402 (executive compensation) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act and the Exchange Act.

    All documents filed by HBOC and CyCare pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Meeting, shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a previously filed document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or was deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    The information relating to HBOC and CyCare contained in this Proxy Statement/Prospectus should be read together with the information in the documents incorporated by reference.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED, IN THE CASE OF HBOC DOCUMENTS, TO HBO & COMPANY, 301 PERIMETER CENTER NORTH, ATLANTA, GEORGIA 30346, ATTENTION: ANNE DAVENPORT, TELEPHONE: (800) 426-2411, AND, IN THE CASE OF CYCARE DOCUMENTS, TO CYCARE SYSTEMS, INC., 7001 NORTH SCOTTSDALE ROAD, SUITE 1000, SCOTTSDALE, ARIZONA 85253-3644, ATTENTION: SECRETARY, TELEPHONE: (602) 596-4300. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE
MEETING, ANY SUCH REQUESTS SHOULD BE MADE BY            , 1996.

                                    SUMMARY

    THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING NOTES THERETO, AND PRO FORMA FINANCIAL INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. ALL
SHARE AND PER SHARE DATA REGARDING HBOC COMMON STOCK IN THIS PROXY STATEMENT/PROSPECTUS HAVE BEEN ADJUSTED TO GIVE EFFECT TO A TWO-FOR-ONE STOCK SPLIT OF THE HBOC COMMON STOCK, EFFECTED IN THE FORM OF A STOCK DIVIDEND PAID JUNE 10, 1996 TO STOCKHOLDERS OF RECORD ON MAY 27, 1996.

                                  THE PARTIES

HBO & COMPANY

    HBOC develops integrated patient care, clinical, financial and strategic management software solutions for the healthcare industry. These open systems applications facilitate the integration of clinical, financial and administrative data from a wide range of customer systems and software. HBOC's broad product portfolio can be implemented in a variety of combinations from stand-alone to enterprisewide, enabling customers to add incremental capabilities to existing information systems without making prior capital investments obsolete. HBOC also provides a full complement of network communications technologies, including wireless capabilities, as well as outsourcing services that are offered under contract management agreements whereby its staff manages and operates data centers, information systems, organizations and business offices of healthcare institutions of various sizes and structures.

    HBOC markets its products and services to integrated health delivery networks, hospitals, physicians' offices, home health providers, pharmacies, reference laboratories, managed care providers and payers. At December 31, 1995, HBOC had 2,700 customers of which 2,200 were United States community hospitals. Currently there are a total of 5,300 community hospitals in the United States. HBOC also sells its products and services internationally through subsidiaries and/or distribution agreements in the United Kingdom, Canada, Ireland, Saudi Arabia, Australia, Puerto Rico and New Zealand.

    On May 14, 1996, the board of directors of HBOC (the "HBOC Board") approved a two-for-one stock split effected in the form of a stock dividend paid June 10, 1996 to holders of record of HBOC Common Stock on May 27, 1996. Accordingly, all share and per share data regarding HBOC Common Stock in this Proxy Statement/Prospectus have been adjusted to give effect to the stock split, except as otherwise specifically noted herein.

    The address and telephone number of the principal executive offices of HBOC are 301 Perimeter Center North, Atlanta, Georgia 30346, (770) 393-6000.

CYCARE SYSTEMS, INC.

    CyCare is a leading provider of information systems, related support services and electronic data interchange ("EDI") services to the healthcare industry, including physicians, medical group practices, academic practice centers and integrated delivery networks. CyCare's services and systems are based primarily on open-systems architecture using software developed or acquired by CyCare to improve the productivity and profitability of its customers. Applications include appointment scheduling, patient and member registration information, business office management, electronic claims processing, patient care and patient accounting.

    CyCare markets its products and services through sales representatives located in nine offices throughout the country. CyCare estimates that there are over 570,000 practicing physicians and approximately 148,000 medical practices in the United States. Approximately 70% of physician practices now use computers or computer services for at least some of their information processing requirements. CyCare's customers are principally located throughout the United States.

    The  address  and telephone  number of  the  principal executive  offices of
CyCare  are  7001  North  Scottsdale  Road,  Suite  1000,  Scottsdale,   Arizona
85253-3644, (602) 596-4300.

                                  THE MEETING

    The  Meeting will be held on             , 1996 at   :   .m., local time, at
7001 North Scottsdale Road, Suite 1000, Scottsdale, Arizona 85253-3644. The purpose of the Meeting is to consider and take action upon a proposal to approve the Merger Agreement. The CyCare Board has fixed the close of business on
           , 1996, as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of CyCare Common Stock constitutes a quorum for the transaction of business. The Merger Agreement must be approved by holders of a majority of the issued and outstanding shares of CyCare Common Stock. See "The Meeting."

                              THE MERGER PROPOSAL

RECOMMENDATION OF THE CYCARE BOARD; OPINION OF FINANCIAL ADVISOR

    The CyCare Board has unanimously approved the Merger and has determined that the Merger is fair to, and in the best interests of, CyCare and its stockholders. Accordingly, the CyCare Board unanimously recommends that CyCare's stockholders vote FOR approval of the Merger Agreement. In approving the Merger Agreement, the CyCare Board considered, among other things, a report and opinion from Broadview Associates, L.P. ("Broadview") regarding the fairness, from a financial point of view, of the consideration to be received in the Merger by the stockholders of CyCare. A copy of the opinion is attached hereto as Appendix
B. See "The Merger -- Reasons of CyCare for Engaging in the Merger; Recommendation of the CyCare Board" and "The Merger -- Opinion of Financial Advisor of CyCare."

TERMS OF THE MERGER

    The following is a summary of certain of the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Appendix A.

    EFFECTIVE TIME. The Merger shall become effective when both (i) the Merger Agreement is adopted and approved by the stockholders of CyCare in accordance with the applicable provisions of the Delaware General Corporation Law ("DGCL") and (ii) a certificate of merger (the "Certificate of Merger") is filed with the Secretary of State of Delaware (the time the Merger becomes effective being referred to as the "Effective Time"), which is expected to occur as promptly as practicable after the Meeting. See "The Merger Proposal -- Terms of the Merger
- -- Effective Time."

    CONVERSION OF SHARES. Each outstanding share of CyCare Common Stock issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, be converted into the right to receive: (i) .86 of a share of HBOC Common Stock, if the Market Value is at least $52.25 but not more than $65.00; (ii) a fractional share determined by dividing $44.935 by the Market Value, if the Market Value is less than $52.25; and (iii) a fractional share determined by dividing $55.90 by the Market Value, if the Market Value is more than $65.00 (whatever basis is applicable being referred to as the "Exchange Ratio"), and less the amount of any fractional shares paid in cash. See "The Merger Proposal
- -- Terms of the Merger -- Conversion of Shares."

    FRACTIONAL SHARES. No fractional shares of HBOC Common Stock shall be issued pursuant to the Merger, but in lieu thereof, a cash payment will be made therefor. See "The Merger Proposal -- Terms of the Merger -- Fractional Shares."

    STOCK OPTION AND RESTRICTED STOCK PLANS. Outstanding options under the CyCare Systems, Inc. 1995 Long-Term Incentive Plan, and the predecessor CyCare Systems, Inc. Stock Option Plan (collectively, the "Long-Term Incentive Plan"), and outstanding options under the CyCare Systems, Inc. Director Stock Plan (the "Director Stock Plan") that are fully vested will be assumed by HBOC, by which assumption the optionee shall have the right to purchase the number of shares of HBOC Common Stock into which the shares of CyCare Common Stock subject to the options would have been converted in the Merger pursuant to the Exchange Ratio. Additionally, at the Effective Time, all shares of Restricted Stock (as that term is defined in the Director Stock Plan) as to which the period of restriction under the Director Stock Plan and related restricted stock agreement shall have previously expired shall be exchanged for HBOC Common Stock pursuant to the Exchange Ratio. See "The Merger Proposal -- Terms of the Merger -- Stock Option and Restricted Stock Plans."

    EMPLOYEE STOCK PURCHASE PLAN. At the written election of an employee participating in the CyCare Systems, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), each such employee's stock purchase right outstanding as of the date of closing of the Merger (the "Closing Date") under the Employee Stock Purchase Plan shall be cancelled and the holder thereof shall receive the number of whole shares of HBOC Common Stock into which the shares of CyCare Common Stock issuable to such holder as of the Closing Date would have been converted. Absent such election, HBOC shall assume CyCare's rights and obligations under each such stock purchase right outstanding as of the Closing Date. See "Risk Factors -- Election Concerning Employee Stock Purchase Plan," and "The Merger Proposal -- Terms of the Merger -- Employee Stock Purchase Plan."

    EXCHANGE OF CERTIFICATES. Promptly after the Effective Time, SunTrust Bank, Atlanta (the "Exchange Agent") will mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of CyCare Common Stock (the "Certificates"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates for exchange and/or payment therefor. Until surrendered and exchanged, each Certificate shall evidence the ownership of the number of whole shares of HBOC Common Stock into which the shares of CyCare Common Stock represented thereby shall have been converted, and the right to receive cash in lieu of any fractional share. See "The Merger Proposal -- Terms of the Merger -- Exchange of Certificates."

    LIMITATIONS ON TRANSFERABILITY OF HBOC COMMON STOCK. Shares of HBOC Common Stock received by certain persons deemed to be "affiliates" of CyCare for purposes of Rule 145 under the Securities Act will be subject to the restrictions imposed by such rule. In accordance with Rule 145, an affiliate of CyCare receiving HBOC Common Stock issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified in such rule or pursuant to an effective registration statement under the Securities Act. In addition, certain CyCare affiliates are subject to certain restrictions on transfer of both CyCare Common Stock and HBOC Common Stock prior to and following the Effective Time to support pooling of interests accounting treatment of the transaction. See "The Merger Proposal -- Terms of the Merger -- Limitations on Transferability of HBOC Common Stock."

    CONDITIONS, WAIVER. The obligations of HBOC and HBOC-GA on the one hand, and of CyCare on the other hand, to consummate the Merger are contingent upon and subject to the satisfaction or waiver of certain conditions including the approval of the Merger and the Merger Agreement by holders of the requisite number of shares of CyCare Common Stock. See "The Merger Proposal -- Terms of the Merger -- Conditions, Waiver."

    HART-SCOTT-RODINO. The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which provides that certain transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. HBOC and CyCare filed the required information and materials with the Antitrust Division and the FTC on May 24, 1996, and have requested early termination of the waiting period. See "The Merger Proposal -- Terms of the Merger -- Hart-Scott-Rodino."

    TERMINATION. The Merger may be terminated at any time prior to the Effective Time of the Merger by: (i) mutual consent of the HBOC Board and the CyCare Board, notwithstanding the prior approval by the CyCare stockholders;
(ii) HBOC, in the event of material condemnation, destruction, loss or damage due to fire or other casualty to the business assets of CyCare; (iii) HBOC-GA or CyCare, after September 30, 1996 if the other party fails to fulfill any of its conditions, unless fulfillment has been frustrated or made impossible by the party seeking termination; (iv) CyCare, if, in the good faith exercise of its fiduciary duties to the stockholders of CyCare in the context of a proposal to acquire

CyCare by another party, the CyCare Board decides that such termination is required. In the event the Merger Agreement is terminated by CyCare in accordance with (iv) above, CyCare will be obligated to pay HBOC and HBOC-GA $10 million in liquidated damages. See "The Merger Proposal -- Terms of the Merger
- -- Termination."

ACCOUNTING TREATMENT

    Prior to consummation of the Merger, each of the parties to the Merger Agreement shall have received letters, dated as of the date hereof and as of the Closing Date, from Ernst & Young LLP and Arthur Andersen LLP regarding the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    It is a condition to the closing of the Merger that CyCare shall have received an opinion of its counsel, subject to the assumptions contained therein, to the effect that no gain or loss will be recognized by a CyCare stockholder upon the exchange of the shares of CyCare Common Stock for shares of HBOC Common Stock pursuant to the Merger, except on the receipt of cash in lieu of a fractional share interest in HBOC Common Stock. See "The Merger Proposal -- Certain Federal Income Tax Consequences."

NO APPRAISAL RIGHTS

    Because CyCare Common Stock is listed on the NYSE, the holders of shares of CyCare Common Stock will not be entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger. See "The Merger Proposal -- No Appraisal Rights."

                                     OTHER

INTERESTS OF CERTAIN PERSONS

    SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS. As of the Record Date, directors and executive officers of CyCare and their affiliates were beneficial owners of [437,735] outstanding shares of CyCare Common Stock representing approximately [8.6%] of the total issued and outstanding CyCare Common Stock. Holders of all of such shares have advised CyCare that they presently intend to vote or direct the vote of all shares of CyCare Common Stock over which they have voting control in favor of the Merger Agreement. Directors and executive officers of HBOC and their affiliates beneficially owned approximately 3.6% of the outstanding shares (giving effect to the exercise of their presently exercisable stock options) of HBOC Common Stock at May 15, 1996. See "Interests of Certain Persons in Each of HBOC and CyCare."

    INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON. In considering the Merger, stockholders of CyCare should be aware that certain members of management and the CyCare Board have interests in the Merger that are in addition to, or different from, the interests of stockholders of CyCare generally. See "Interests of Certain Persons in Each of HBOC and CyCare -- Interests of Certain Persons in Matters to be Acted Upon."

COMPARISON OF STOCKHOLDER RIGHTS

    HBOC and CyCare are each incorporated under Delaware law. For a summary of material differences between the rights of holders of shares of each of CyCare Common Stock and HBOC Common Stock, see "Comparison of Rights of Holders of Shares of Each of HBOC Common Stock and CyCare Common Stock."

CERTAIN MARKET INFORMATION

    HBOC Common Stock is traded on the Nasdaq NM under the symbol "HBOC." CyCare Common Stock is traded on the NYSE under the symbol "CYS." The closing sales prices per share of HBOC Common Stock and CyCare Common Stock on May 9, 1996, the last trading day preceding the announcement of the proposed Merger, were $56.50 and $46.00, respectively. See "Certain Market Information."

RISK FACTORS

    The stockholders of CyCare should carefully review the matters set forth under "Risk Factors."

                             SUMMARY FINANCIAL DATA

    The following summary historical financial data for each of HBOC and CyCare should be read in conjunction with the financial statements and notes thereto of HBOC and CyCare, incorporated by reference elsewhere in this Proxy Statement/Prospectus.

                               HBO & COMPANY (1)
                          (FROM CONTINUING OPERATIONS)
                    (000 OMITTED EXCEPT FOR PER SHARE DATA)

                                                                                                    AT AND
                                                                                                   FOR THE
                                                                                                 THREE MONTHS
                                             AT AND FOR THE YEAR ENDED DECEMBER 31,            ENDED MARCH 31,
                                      -----------------------------------------------------  --------------------
                                      1991 (2)     1992       1993       1994     1995 (3)     1995       1996
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
  Revenue...........................  $ 184,859  $ 228,988  $ 267,147  $ 357,436  $ 495,595  $  99,183  $ 145,078
  Operating Income..................  $   6,560  $  22,600  $  31,883  $  53,042  $  95,722  $  18,085  $  31,763
  Income Before Income Taxes........  $   5,129  $  22,165  $  31,495  $  52,592  $  94,423  $  17,843  $  32,287
  Net Income........................  $   3,949  $  14,629  $  18,897  $  31,555  $  56,654  $  10,706  $  19,372
  Primary Earnings Per Share........  $     .06  $     .21  $     .27  $     .43  $     .72  $     .14  $     .23
  Fully Diluted Earnings Per
   Share............................  $     .06  $     .21  $     .26  $     .43  $     .72  $     .14  $     .23
  Weighted Average Shares
   Outstanding (Fully Diluted)......     64,148     69,904     72,020     73,334     79,023     74,198     83,828
  Cash Dividends Per Share..........  $    .075  $    .075  $    .075  $     .08  $     .08  $     .02  $     .02

BALANCE SHEET DATA:
  Working Capital...................  $  18,369  $  23,969  $  34,627  $  11,160  $  47,250  $  23,345  $  67,498
  Total Assets......................  $ 114,490  $ 125,689  $ 156,182  $ 264,132  $ 535,134  $ 274,256  $ 545,211
  Long-Term Debt....................  $  20,752  $  --      $  --      $     252  $     582  $   5,583  $     446
  Stockholders' Equity..............  $  25,706  $  61,608  $  83,182  $ 124,777  $ 318,730  $ 139,174  $ 344,172

- ------------------------------
(1) All share and per share amounts have been restated to reflect the 1996 two-for-one stock split effected in the form of a stock dividend.
(2) 1991 Income Statement related items exclude the nonrecurring charge of $10,883 and include the dilutive effect of stock options. The net loss was ($4,442) and fully diluted loss per share was ($.07) including the nonrecurring charge.
(3) 1995 Income Statement related items exclude the nonrecurring charge of $136,481 and include the dilutive effect of stock options. The net loss was ($25,235) and fully diluted loss per share was ($.33) including the nonrecurring charge.

                              CYCARE SYSTEMS, INC.
                    (000 OMITTED EXCEPT FOR PER SHARE DATA)

                                                                                                    AT AND
                                                                                                   FOR THE
                                                                                                 THREE MONTHS
                                             AT AND FOR THE YEAR ENDED DECEMBER 31,            ENDED MARCH 31,
                                      -----------------------------------------------------  --------------------
                                        1991       1992       1993       1994       1995       1995       1996
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
  Revenue...........................  $  75,444  $  75,635  $  71,062  $  53,812  $  62,922  $  15,761  $  15,644
  Income (Loss) Before Income
   Taxes............................  $   1,350  $   2,493  $  (6,104) $   5,049  $   3,088  $   1,648  $   1,862
  Net Income (Loss).................  $     612  $   1,499  $  (7,761) $   3,020  $   1,953  $   1,013  $   1,173
  Earnings (Loss) Per Share.........  $     .11  $     .27  $   (1.39) $     .60  $     .38  $     .20  $     .23
  Weighted Average Shares
   Outstanding (Primary)............      5,586      5,623      5,579      5,018      5,183      5,094      5,189
  Cash Dividends Per Share..........  $  --      $  --      $  --      $  --      $  --      $  --      $  --

BALANCE SHEET DATA:
  Working Capital...................  $   8,712  $   9,867  $  18,287  $  15,255  $  17,607  $  17,000  $  17,117
  Total Assets......................  $  64,558  $  60,843  $  48,730  $  44,396  $  46,273  $  46,007  $  46,256
  Long-Term Debt....................  $   8,305  $   7,200  $   5,690  $   4,153  $   2,853  $   3,821  $   2,533
  Stockholders' Equity..............  $  37,014  $  37,738  $  28,114  $  25,223  $  30,085  $  28,365  $  30,345

                 UNAUDITED PRO FORMA SUMMARY FINANCIAL DATA (1)

    The following unaudited pro forma summary financial data is presented giving effect to the Merger using the pooling of interests method of accounting.

                     HBO & COMPANY AND CYCARE SYSTEMS, INC.
                                 (000 OMITTED)

                                                                                  FOR THE
                                                                                 YEAR ENDED     AT AND FOR THE
                                                                                DECEMBER 31,  THREE MONTHS ENDED
                                                                                  1995 (2)      MARCH 31, 1996
                                                                                ------------  -------------------
INCOME STATEMENT DATA:
  Revenue.....................................................................   $  557,636       $   160,531
  Income Before Income Taxes..................................................   $   97,511       $    34,149
  Net Income..................................................................   $   58,607       $    20,545
  Weighted Average Shares Outstanding (Fully Diluted) (3).....................       83,486            88,292
BALANCE SHEET DATA:
  Working Capital.............................................................                    $    84,615
  Total Assets................................................................                    $   591,467
  Long-Term Debt..............................................................                    $     2,979
  Stockholders' Equity........................................................                    $   374,517

- ------------------------
(1) The Unaudited Pro Forma Summary Financial Data provided above is not necessarily indicative of the results of operations or the financial position which would have been attained had the Merger been consummated as of the indicated dates or which may be attained in the future. This Unaudited Pro Forma Summary Financial Data should be read in conjunction with the historical financial statements of HBOC and CyCare, which are incorporated by reference elsewhere in this document. All share and per share amounts have been restated to reflect the HBOC 1996 two-for-one stock split effected in the form of a stock dividend.

(2) 1995 Income Statement related items exclude the HBOC nonrecurring charge of $136,481 related to 1995 acquisitions and include the dilutive effect of stock options. The loss before income taxes was ($38,970) and the net loss was ($23,282), including the nonrecurring charge.

(3) Based on an assumed Exchange Ratio of .86 of a share of HBOC Common Stock for each share of CyCare Common Stock.

                           COMPARATIVE PER SHARE DATA

    The following tables set forth certain per share data for HBOC and CyCare on both a historical and pro forma combined basis, giving effect to the Merger using the pooling of interests method of accounting. All share and per share amounts have been restated to reflect the HBOC 1996 two-for-one stock split effected in the form of a stock dividend.

                          HBO & COMPANY -- HISTORICAL

                                                                                                         AT AND FOR THE
                                                                        AT AND FOR THE YEAR               THREE MONTHS
                                                                        ENDED DECEMBER 31,              ENDED MARCH 31,
                                                               -------------------------------------  --------------------
                                                                   1993        1994         1995        1995       1996
                                                               ------------  ---------  ------------  ---------  ---------
PER SHARE DATA:
  Book Value.................................................  $    1.22     $    1.77  $    3.97     $    1.96  $    4.26
  Cash Dividends Declared....................................  $     .075    $     .08  $     .08     $     .02  $     .02
  Fully Diluted Earnings.....................................  $     .26     $     .43  $     .72(1)  $     .14  $     .23

- ------------------------
(1) The stated fully diluted earnings per share of $.72 excludes the effect of the $136 million nonrecurring charge related to 1995 acquisitions and includes the dilutive effect of stock options. Reported fully diluted loss per share for the period was ($.33).

                       CYCARE SYSTEMS, INC. -- HISTORICAL

                                                                                                         AT AND FOR THE
                                                                        AT AND FOR THE YEAR               THREE MONTHS
                                                                        ENDED DECEMBER 31,              ENDED MARCH 31,
                                                               -------------------------------------  --------------------
                                                                   1993        1994         1995        1995       1996
                                                               ------------  ---------  ------------  ---------  ---------
PER SHARE DATA:
  Book Value.................................................  $    5.19     $    5.24  $    5.90     $    5.67  $    6.00
  Cash Dividends Declared....................................  $    --       $  --      $    --       $  --      $  --
  Primary Earnings (Loss)....................................  $   (1.39)    $     .60  $     .38     $     .20  $     .23

         PRO FORMA COMBINED HBO & COMPANY AND CYCARE SYSTEMS, INC. (1)
                    (USING AN ASSUMED MARKET VALUE PER SHARE
                     OF HBOC COMMON STOCK OF $50.00 AND AN
                       ASSUMED EXCHANGE RATIO OF .89870)

                                                                                                         AT AND FOR THE
                                                                        AT AND FOR THE YEAR               THREE MONTHS
                                                                        ENDED DECEMBER 31,              ENDED MARCH 31,
                                                               -------------------------------------  --------------------
                                                                   1993        1994         1995        1995       1996
                                                               ------------  ---------  ------------  ---------  ---------
PER SHARE DATA:
  Book Value.................................................  $    1.52     $    2.01  $    4.11     $    2.22  $    4.39
  Cash Dividends Declared....................................  $     .075    $     .08  $     .08     $     .02  $     .02
  Fully Diluted Earnings.....................................  $     .14     $     .44  $     .70(2)  $     .15  $     .23

         PRO FORMA COMBINED HBO & COMPANY AND CYCARE SYSTEMS, INC. (1)
                    (USING AN ASSUMED MARKET VALUE PER SHARE
                        OF HBOC COMMON STOCK OF GREATER
                        THAN $52.25 AND LESS THAN $65.50
                    AND AN ASSUMED EXCHANGE RATIO OF .86000)

                                                                                                         AT AND FOR THE
                                                                        AT AND FOR THE YEAR               THREE MONTHS
                                                                        ENDED DECEMBER 31,              ENDED MARCH 31,
                                                               -------------------------------------  --------------------
                                                                   1993        1994         1995        1995       1996
                                                               ------------  ---------  ------------  ---------  ---------
PER SHARE DATA:
  Book Value.................................................  $    1.53     $    2.01  $    4.12     $    2.22  $    4.40
  Cash Dividends Declared....................................  $     .075    $     .08  $     .08     $     .02  $     .02
  Fully Diluted Earnings.....................................  $     .15     $     .45  $     .70(2)  $     .15  $     .23

         PRO FORMA COMBINED HBO & COMPANY AND CYCARE SYSTEMS, INC. (1)
                    (USING AN ASSUMED MARKET VALUE PER SHARE
                     OF HBOC COMMON STOCK OF $67.50 AND AN
                       ASSUMED EXCHANGE RATIO OF .82815)

                                                                                                         AT AND FOR THE
                                                                        AT AND FOR THE YEAR               THREE MONTHS
                                                                        ENDED DECEMBER 31,              ENDED MARCH 31,
                                                               -------------------------------------  --------------------
                                                                   1993        1994         1995        1995       1996
                                                               ------------  ---------  ------------  ---------  ---------
PER SHARE DATA:
  Book Value.................................................  $    1.53     $    2.02  $    4.13     $    2.23  $    4.41
  Cash Dividends Declared....................................  $     .075    $     .08  $     .08     $     .02  $     .02
  Fully Diluted Earnings.....................................  $     .15     $     .45  $     .70(2)  $     .15  $     .23

- ------------------------
(1) The unaudited Pro Forma Combined Per Share Data provided above is not necessarily indicative of the results of operations or the financial position which would have been attained had the Merger been consummated on the indicated dates or which may be attained in the future. This Pro Forma Combined Per Share Data should be read in conjunction with the historical consolidated financial statements of HBOC and CyCare, which are incorporated by reference elsewhere in this Proxy Statement/Prospectus.

(2) The pro forma fully diluted earnings per share for all three tables above excludes the effect of the HBOC $136 million nonrecurring charge related to 1995 acquisitions and includes the dilutive effect of stock options. Fully diluted loss per share for 1995 including the nonrecurring charge is as follows:

                                                                                     EXCHANGE RATIO OF
                                                                              -------------------------------
                                                                               .89870     .86000     .82815
                                                                              ---------  ---------  ---------
Fully Diluted Loss Per Share................................................  $    (.29) $    (.29) $    (.29)

                                  RISK FACTORS

INTERESTS OF CERTAIN OFFICERS AND DIRECTORS IN THE MERGER

    Certain officers and the directors of CyCare have interests in the Merger that differ from those of CyCare stockholders generally. As a result, such officers and directors could be more likely to favor consummation of the Merger than stockholders generally. See "Interests of Certain Persons in HBOC and CyCare -- Interests of Certain Persons in Matters to be Acted Upon."

ELECTION CONCERNING EMPLOYEE STOCK PURCHASE PLAN

    Participants in the Employee Stock Purchase Plan may elect to cancel their stock purchase rights and receive shares of HBOC Common Stock in the Merger. Participants in the Employee Stock Purchase Plan who do not elect to cancel their stock purchase rights in the Merger will have the right to purchase the increased number of shares of HBOC Common Stock purchasable pursuant to such plan as a result of continued payroll deductions thereunder in the event that they are still employed on December 31, 1996. However, in the event that a participant does not elect to cancel his or her stock purchase rights and, prior to December 31, 1996, such participant ceases to be an employee of HBOC for any reason, such former employee will be entitled only to receive the amount of his or her payroll deductions with interest thereon accrued at the rate of 6% per annum.

                           CERTAIN MARKET INFORMATION

HBOC

    HBOC Common Stock is traded on the Nasdaq NM under the symbol "HBOC." The table below presents the quarterly high and low closing sales prices and dividend information for HBOC Common Stock as furnished by Nasdaq for the periods indicated after restating for the two-for-one stock split effected in the form of a stock dividend paid June 10, 1996.

                                                                                                DIVIDENDS
                                                                                                 DECLARED
                        YEAR ENDED DECEMBER 31:                             HIGH        LOW     PER SHARE
                      ---------------------------                         ---------  ---------  ----------
1994
  First Quarter.........................................................  $   13.19  $   10.44   $   .02
  Second Quarter........................................................  $   15.57  $   10.38   $   .02
  Third Quarter.........................................................  $   17.25  $   12.25   $   .02
  Fourth Quarter........................................................  $   18.07  $   14.50   $   .02
1995
  First Quarter.........................................................  $   21.88  $   16.75   $   .02
  Second Quarter........................................................  $   27.25  $   20.25   $   .02
  Third Quarter.........................................................  $   32.00  $   26.41   $   .02
  Fourth Quarter........................................................  $   42.88  $   31.13   $   .02
1996
  First Quarter.........................................................  $   49.81  $   34.38   $   .02
  Second Quarter (through             , 1996)...........................  $          $           $   .02

    The closing sales price for a share of HBOC Common Stock on May 9, 1996, the last trading day preceding the announcement of the proposed Merger, was $56.50.
As of              , 1996, there were approximately        holders of record  of
shares of HBOC Common Stock.

CYCARE

    CyCare Common Stock is traded on the NYSE under the symbol "CYS." The following table sets forth the quarterly high and low closing prices for CyCare Common Stock as furnished by the NYSE for the periods indicated. CyCare has never declared a dividend on CyCare Common Stock.

YEAR ENDED DECEMBER 31:                                                                HIGH        LOW
- -----------------------------------------------------------------------------------  ---------  ---------
1994
  First Quarter....................................................................  $   11.13  $    7.75
  Second Quarter...................................................................  $   12.50  $    9.63
  Third Quarter....................................................................  $   13.75  $   11.50
  Fourth Quarter...................................................................  $   15.88  $   10.75
1995
  First Quarter....................................................................  $   23.38  $   14.50
  Second Quarter...................................................................  $   27.50  $   22.13
  Third Quarter....................................................................  $   39.50  $   27.25
  Fourth Quarter...................................................................  $   34.50  $   22.63
1996
  First Quarter....................................................................  $   32.00  $   23.13
  Second Quarter (through             , 1996)......................................  $          $

    The closing sales price for a share of CyCare Common Stock on May 9, 1996, the last trading day preceding the announcement of the proposed Merger, was
$46.00. As of               , 1996,  there were approximately        holders  of
record of shares of CyCare Common Stock.

                                  THE MEETING

    This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the CyCare Board for the Meeting to be held on
            , 1996 at the time and place and for the purpose set forth in the accompanying Notice of Special Meeting.

    Any CyCare stockholder who has previously delivered a properly executed proxy may revoke such proxy at any time before its exercise. A proxy may be revoked either by (i) delivering to the Secretary of CyCare prior to the Meeting either a written revocation of such proxy or a duly executed proxy bearing a later date or (ii) attending the Meeting and voting in person, regardless of whether a proxy has previously been given. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies will be voted in favor of the proposal set forth in the Notice of Special Meeting and, with respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxies.

    Only holders of record of CyCare Common Stock as of the close of business on
            , 1996 will be entitled to vote at the Meeting. At that date, there were [5,064,670] shares of CyCare Common Stock outstanding, [437,735] of which, or [8.6]%, were beneficially owned by directors and executive officers of CyCare and their affiliates. Each share of CyCare Common Stock is entitled to one vote on all matters on which stockholders may vote. The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of CyCare Common Stock constitutes a quorum for the transaction of business. The Merger Agreement must be approved by holders of a majority of the issued and outstanding shares of CyCare Common Stock. Abstentions will be counted in determining whether a quorum is present, will be considered present and entitled to vote, and will thus have the effect of a negative vote. If a proxy is returned by a broker or other stockholder who does not have authority to vote, does not give authority to a proxy to vote, or withholds authority to vote on one or more matters as to any shares, such shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered for purposes of calculating the vote with respect to such matters.

    The proxy solicitation is being made primarily by mail, although proxies may be solicited by personal interview, facsimile or other means of communication. CyCare will pay the cost of this solicitation, including the charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the CyCare Common Stock. CyCare has arranged for First Chicago Trust Company of New York ("First Chicago") and Corporate Investor Communications, Inc. ("CIC") to serve as its proxy solicitation agents. In such capacity, First Chicago will coordinate and oversee the distribution of the proxy materials to, and the return of the proxy cards by, registered stockholders, and CIC will provide similar services for beneficial owners. The fee for such services is estimated to be $1,750 for First Chicago and $1,500 for CIC, plus their respective out-of-pocket expenses. This Proxy Statement/Prospectus and the proxy card are being mailed to stockholders on or
about            , 1996.

                              THE MERGER PROPOSAL

BACKGROUND OF THE MERGER

    CyCare has utilized Broadview for investment banking and financial advisory services since 1978. On December 14, 1995, at a general business meeting of representatives of Broadview and HBOC at which various topics and business opportunities were discussed, representatives of HBOC made Broadview aware of its interest in exploring the possibility of entering into a strategic business combination with CyCare. Later that month, a representative of HBOC contacted Bernard Goldstein, a Managing Director of Broadview, requesting that a meeting be arranged between representatives of CyCare and HBOC.

    On January 9, 1996, Jim H. Houtz, Chairman of the Board, President, and Chief Executive Officer of CyCare, met with Charles W. McCall, President and Chief Executive Officer of HBOC, Jay P. Gilbertson, Senior Vice President -- Finance and Chief Financial Officer of HBOC, and Russell G. Overton, Senior Vice President -- Business Development of HBOC, in Phoenix, Arizona to discuss the possibility of HBOC entering into a strategic business combination with CyCare. At this meeting, the parties exchanged publicly available information and presented general overviews of their respective businesses, strategic direction, products, services, market presence, and management personnel.

    On February 16, 1996, Messrs. Houtz and Goldstein met in Phoenix to discuss the January 9 meeting. At this meeting, Messrs. Houtz and Goldstein also developed a list of two additional public companies (hereinafter referred to as "Company No. 1" and "Company No. 2") for CyCare's consideration as potential candidates for a business combination. These companies were selected on the basis of their perceived status as leading companies in the healthcare information systems industry and because of their previous business relationships with CyCare.

    On February 22, 1996, Mr. McCall sent Mr. Houtz a letter by telecopy inviting him to come to HBOC's corporate headquarters in Atlanta, Georgia for further discussions regarding a possible business combination of the two companies. Mr. Houtz called Mr. McCall that day and advised him that due to prior business commitments he would be unable to meet with him until early April. Thereafter, representatives of HBOC contacted Mr. Goldstein several times during the month of February to reiterate HBOC's interest in continuing discussions with CyCare.

    On March 6, 1996, Mr. Houtz met with representatives of Company No. 1 to explore the possibility of a business combination of the two companies. At this meeting, the parties reviewed generally their respective product lines and product direction. The parties agreed to continue these discussions at a later date.

    On March 7, 1996, Mr. McCall sent a draft letter to Mr. Houtz expressing HBOC's interest in CyCare. This letter also contemplated the merger of CyCare with HBOC in which the stockholders of CyCare would receive shares of HBOC, on a tax free basis, based on an exchange ratio of .84 shares (or an implied value per share of CyCare Common Stock of $48) of HBOC Common Stock for each share of CyCare Common Stock in a transaction to be accounted for as a pooling of interests.

    On March 12, 1996, Mr. McCall sent a letter to Mr. Houtz and to the CyCare Board, identical to the letter previously sent on March 7. Mr. Houtz responded in writing to Mr. McCall's letter, advising Mr. McCall that he would be unavailable to meet until early April to discuss HBOC's interest in CyCare.

    On March 18, 1996, a special meeting of the CyCare Board was held at which all members were present except for Dr. James L. Schamadan, who was unable to attend due to a prior commitment. During that meeting, Mr. Houtz apprised the CyCare Board of the recent discussions with HBOC and Company No. 1, regarding the possibility of entering into a strategic business combination with CyCare as well as the belief that Company No. 2 could also be interested based upon general remarks made to Mr. Houtz during the preceding eighteen months. Mr. Houtz presented the CyCare Board with an overview of each of these companies, their respective operations, the various legal alternatives for structuring such a transaction, and the merits of exploring these alternatives further, and responded to questions from CyCare Board members regarding those subjects. Mr. Houtz then advised the CyCare Board that, subject to the CyCare Board's approval, he and Mark R. Schonau, Chief Financial Officer of CyCare, had plans to meet with representatives of each of these companies during the first week of April. He also advised the CyCare Board that A. Theodore Engkvist, a member of the CyCare Board, and Mr. Goldstein would likely participate in certain of these meetings. Following this discussion, the CyCare Board directed Mr. Houtz to meet with these companies in accordance with his current plans.

    Also on March 18, 1996, CyCare entered into confidentiality agreements with HBOC and with the other two public companies to facilitate the review process for a potential business combination.

    On April 2, 1996, Messrs. Houtz and Schonau met with representatives of Company No. 1 to discuss generally the possibility of a strategic business combination of the two companies. At this meeting, the parties began informal discussions regarding the potential synergies that could result from a combination of the companies, particularly the ability to offer a broader product line and additional services to their existing markets, and expanded sales forces and research and development capabilities. The parties discussed generally the cost savings that could result from a combination of the companies, focusing on the possible consolidation of office locations and the elimination of certain management and personnel redundancies that would exist on a post-merger basis. The parties also began preliminary pricing discussions and discussed the impact (accretive versus dilutive) of such a transaction on Company No. 1's stock. Following these discussions, the representatives of Company No. 1 agreed that they would return to their offices to review the matters discussed at this meeting and to make a determination regarding the price they would be willing to offer CyCare in a merger transaction.

    On April 3, 1996, Messrs. Houtz, Schonau, Engkvist and Goldstein met with a representative of Company No. 2 to discuss generally the possibility of a business combination of the two companies. During that meeting, the representative made a preliminary proposal which contemplated the merger of CyCare with Company No. 2 in which the CyCare stockholders would receive shares of Company No. 2 at a value per share of CyCare Common Stock of $47. In addition, the parties began informal discussions regarding the potential synergies and cost savings that could result from a combination of the companies, which synergies and cost savings included matters similar to those discussed at the April 2 meeting described above.

    On April 4, 1996, Messrs. Houtz, Schonau, Engkvist and Goldstein met in Atlanta with Messrs. McCall, Gilbertson and Overton to discuss HBOC's interest in acquiring CyCare and the terms set forth in Mr. McCall's letter of March 12, 1996 . During that meeting, the parties began to discuss the potential synergies that could result from a combination of the two companies, focusing on the complementary nature of the companies' respective products, particularly the fact that HBOC's products serve the hospital segment of the healthcare information systems industry and CyCare's products serve the physician practice segment of such industry. The parties also discussed various cost savings that could result on a post-merger basis, including the ability to combine sales forces and research and development efforts, as well as elimination of certain management and personnel redundancies. The parties also began preliminary pricing discussions and discussed the impact (accretive versus dilutive) of such a transaction on HBOC's stock.

    On April 13, 1996, Mr. Houtz received a telephone call from a representative of Company No. 1, who made a preliminary proposal which contemplated the merger of CyCare with Company No. 1 in which the CyCare stockholders would receive shares of Company No. 1 with an implied value per share of CyCare Common Stock of $46.10.

    On April 23, 1996, a special meeting of the CyCare Board was held at which all members were present. During that meeting, Mr. Houtz briefed the CyCare Board on the prior discussions with HBOC and the other two companies since the CyCare Board meeting held on March 18, 1996, and concluded with an overview of each of these companies' respective businesses, products, services, market presence and management personnel. Following Mr. Houtz's presentation, Messrs. Houtz, Schonau and Goldstein responded to questions from members of the CyCare Board. Following this discussion, Mr. Goldstein and Eric J. Schoenberg, a Principal of Broadview, were asked to present their analysis of the interest expressed by each of the three companies with respect to entering into a strategic business combination with CyCare. In connection with this analysis, two separate reports were distributed for the CyCare Board's consideration. These reports included the following detailed information: (i) a comparison summary analysis of the three offers received to date, which analysis included a review of the implied price of each offer as of April 19, 1996 and, based on a 30-day average of such offeror's stock price, the percentage of the combined entity that would be held by current CyCare stockholders on a post-merger basis, 1996 earnings per share and cash flow per share accretion calculations, and earnings per share accretion break-even prices; (ii) a review of the historical stock performance of each company since January 1, 1993; (iii) comparative valuation metrics for each of the companies; (iv) a review of various brokerage analysts' buy/sell recommendations of the subject companies; (v) a summary of historical financial, stock ownership, and management information of the subject companies; (vi) pooling analyses and pro forma projections for each proposed deal structure; (vii) a review of the impact of prior acquisitions made by each company on their respective stock prices; (viii) an analysis of public valuations and acquisition prices paid for enterprise healthcare software companies; (ix) an analysis of financial statistics of comparable enterprise healthcare software public companies; (x) a review of premiums paid for public software companies in transactions with total consideration in excess of $50 million since January 1, 1993; and (xi) a review of enterprise healthcare software transactions with consideration in excess of $10 million since January 1, 1993. Messrs. Goldstein and Schoenberg reviewed in detail each of these reports with the CyCare Board and responded to extensive questions and comments from members of the CyCare Board during the course of their presentation. Following these discussions, the CyCare Board concluded that it would be in the best interests of CyCare to explore further the possibility of a business combination with each of these companies, and directed management to continue such discussions.

    On  April  24,  1996,  in  a  phone  conversation  with  Mr.  Goldstein,   a
representative of Company No. 2 reconfirmed Company No. 2's offer to acquire CyCare at a value per share of CyCare Common Stock of $47.

    On April 25, 1996, Messrs. Houtz, Schonau, Goldstein and Schoenberg met in Phoenix with Messrs. Gilbertson and Overton to continue their discussions regarding a possible business combination of HBOC and CyCare. At this meeting, the discussions focused principally on the pricing of the proposed merger and on the organizational characteristics of each of the companies. Following these discussions, HBOC agreed to increase its offer from .84 to .86 of a share of HBOC Common Stock for each share of CyCare Common Stock (an implied per share value of CyCare Common Stock of $49.93) and agreed conceptually to stock price collars on this exchange ratio.

    On April 30, 1996, Mr. Schonau met in Atlanta with Mr. Gilbertson to conduct certain preliminary financial due diligence concerning HBOC.

    On May 1, 1996, Messrs. Houtz, Schonau and Goldstein met in Phoenix with representatives of Company No. 1 at which meeting Company No. 1 increased its offer from an implied value per share of CyCare Common Stock of $46.10 as of April 13 to an implied value per share of CyCare Common Stock of $49. Also on this date, in response to unusual activity in CyCare Common Stock, CyCare issued a press release disclosing that it had been approached by several parties regarding a potential acquisition.

    On May 2, 1996, Mr. Gilbertson proposed that HBOC and CyCare enter into a letter of intent regarding a potential merger.

    On May 3, 1996, a special meeting of the CyCare Board was held at which all of the CyCare Board members were present. At this meeting, Mr. Houtz briefed the CyCare Board on his recent meetings and telephone conversations with representatives of HBOC, Company No. 1 and Company No. 2 and responded to questions from CyCare Board members during the course of this presentation. Following this discussion, Mr. Goldstein advised the CyCare Board that CyCare's strategy until that time had been to further explore the interest of each of the three potential acquirors and that CyCare would be focusing on stock price collars with each of the companies. Following Mr. Goldstein's presentation, Mr. Schoenberg then distributed a report for the CyCare Board's consideration in connection with the proposed business combinations. The Broadview report was an updated version of the information previously provided to the Cycare Board at its April 23, 1996 meeting (updated to May 1, 1996), and also included a chart depicting the weekly trading volumes of each of the companies since January 1, 1996. Mr. Schoenberg reviewed the report with the CyCare Board and responded to extensive questions and comments from members of the CyCare Board during the course of his presentation. Issues focused on by the CyCare Board included weekly trading volume as a percentage of newly-issued shares, accretion/dilution analysis, stock volatility, pooling analysis, potential cost savings and increased revenue under the various potential transactions, prior acquisition experience and the effect thereof on stock price.

    Mr. Goldstein then briefly summarized the information in the Broadview report, focusing on the dilution analysis. Messrs. Goldstein and Schoenberg then responded to extensive questions from CyCare Board members, including questions regarding earnings estimates of the various parties, the relative financial strength and risks of the parties, and the relative certainty of the transaction closing. In this regard, Mr. Goldstein advised the CyCare Board that HBOC's prior acquisition experience and the accretive nature of the transaction to HBOC made the certainty of closure greater with HBOC compared with the other two companies under consideration. In response to a question from a CyCare director, Messrs. Houtz and Goldstein extensively discussed their respective assessments of each of the parties' plans for CyCare's business on a post-merger basis. Other issues discussed included CyCare's current financial position, CyCare's new products, and the probable effect of a business combination on CyCare's stockholders, employees and customers. The CyCare Board then discussed the relative merits of the parties in several areas, including the probability of consummation, dilution, stock price collars, break-up fees, stock price volatility, stock price upside and the best "fit" for CyCare. A representative of CyCare's legal counsel, Snell & Wilmer L.L.P. ("Snell & Wilmer"), then reviewed the directors' fiduciary duties in the context of a potential business combination.

    At the conclusion of the May 3, 1996 meeting, the CyCare Board authorized management to permit HBOC to conduct formal and detailed due diligence of CyCare and to open discussions with HBOC regarding the preparation of a definitive merger agreement. Among the factors considered by the CyCare Board in authorizing management to pursue a transaction with HBOC was the prospect that a strategic business combination with HBOC would enable CyCare stockholders to continue as investors in a combined company that would have the financial resources, diversification and liquidity for sustained growth. Further, the Board decided to eliminate Company No. 2 from further consideration based on the determination that Company No. 2's stock appeared to be over-valued, the company was too close in size to CyCare, the belief that a combination with the company did not present a good long-term synergistic growth opportunity for CyCare and the perceived risk that such a transaction might not close. Mr. Houtz telephoned Mr. McCall to advise him of CyCare's willingness to conduct substantive negotiations regarding a strategic business combination of the two companies. Mr. Houtz then telephoned Mr. Gilbertson to advise him that CyCare did not want to enter into a letter of intent but preferred to negotiate a definitive merger agreement. Mr. Gilbertson requested that CyCare enter into a letter agreement containing a no-shop provision and that the parties proceed to negotiate the definitive agreement.

    On May 4, 1996, Messrs. Houtz, Goldstein and Gilbertson talked via telephone to clarify HBOC's position with respect to CyCare's Dubuque, Iowa data center, the proposed stock price collars and CyCare's preference with respect to proceeding directly to the preparation of a definitive merger agreement in lieu of a letter of intent or no-shop agreement as proposed by HBOC.

    On May 5, 1996, representatives of HBOC and Jones, Day, Reavis & Pogue, HBOC's legal counsel, arrived in Phoenix to commence their due diligence review of CyCare, which review continued throughout the week. In addition, a draft of the Merger Agreement was submitted by HBOC's legal counsel for consideration by CyCare's management and financial and legal advisors. During the next two weeks, a number of telephone calls were held between CyCare's management and HBOC's management, and between their respective financial and legal advisors, which focused on, among other things, the specific terms, timing and structure of the potential merger.

    Also on May 5, 1996, Mr. Houtz received a telephone call from a representative of Company No. 1 increasing its offer of May 1 from an implied value per share of CyCare Common Stock of $49 to $50, along with a change in the stock price collar structure.

    On May 6, 1996, a special meeting of the CyCare Board was held at which all of the directors were present. During this meeting, the CyCare Board extensively discussed Company No. 1's revised offer and HBOC's request that CyCare agree not to solicit offers from third parties for a period of time. Following this discussion, the CyCare Board determined not to take any action at that time with respect to Company No. 1's offer, and authorized the execution of a letter addressed to HBOC whereby CyCare agreed not to solicit offers from third parties for the following 20 days, which was delivered to HBOC that day.

    Following the resolution of significant transaction issues and a series of conversations between Mr. Houtz and the CyCare Board members, late in the evening on May 9, 1996, CyCare and HBOC entered into a letter of intent which contemplated the merger of CyCare with HBOC. Under the terms of the letter of intent, the stockholders of CyCare would receive shares of HBOC based on an exchange ratio of .86 of a share of HBOC Common Stock for each share of CyCare Common Stock (or an implied value per share of CyCare Common Stock of approximately $49). This ratio would be subject to adjustment in the event the average stock price of HBOC Common Stock during a specified period of time fell below $53.25 per share or exceeded $62.75 per share.

    On May 10, 1996, CyCare and HBOC issued a joint press release announcing the signing of the letter of intent. Also on May 10, Mr. Goldstein met with a representative of Company No. 1 to inform him that the CyCare Board had decided to decline to pursue Company No. 1's revised offer.

    On May 13, 1996, a special meeting of the CyCare Board was held at which all members were present. At this meeting, Mr. Houtz briefed the CyCare Board on the events of the last few days and discussed the positive reaction of the market and CyCare's customers to the news that CyCare had executed a letter of intent with HBOC. Following this discussion, a representative of Snell & Wilmer reviewed in detail with the CyCare Board the material terms of the draft of the Merger Agreement, distributed a report to the CyCare Board members summarizing the CyCare Board's fiduciary obligations and then responded to questions from various CyCare Board members. Following this discussion, Mr. Houtz apprised the CyCare Board that certain issues remained unresolved with HBOC, including the scope and length of proposed covenants not to compete and the parties to whom these agreements would apply.

    On May 14, 1996, a special meeting of the CyCare Board was held at which all members were present. At this meeting, Mr. Houtz advised the CyCare Board that he had received a letter earlier that day from a representative of Company No. 2 proposing to acquire CyCare at an implied per share value of CyCare Common Stock of $59 (the implied value of the HBOC offer at that time was $53.96). The CyCare Board then discussed the letter in detail. Following this discussion, Mr. Goldstein reviewed the letter from a financial perspective, noting that he had spoken with Company No. 2's chief executive officer clarifying the terms proposed in the letter. He then discussed several factors that in his view the CyCare Board should consider, including the fact that Company No. 2 stockholder approval would be necessary to consummate the transaction and that HBOC stockholder approval would not be required. He also reviewed the ownership interest that CyCare stockholders would have in the combined entity and the risks associated with consummating a transaction with Company No. 2. Mr. Houtz then reviewed for the CyCare Board what he believed to be the synergies and potential for increased value to CyCare's stockholders that would result from CyCare combining with HBOC as opposed to Company No. 2. These synergies included the complementary nature of each company's respective product lines and services, the expanded sales force and research and development capabilities, and the ability to serve markets not previously served by each company. A representative of Snell & Wilmer then advised the CyCare Board members as to their fiduciary obligations in the context of reviewing alternative stock-for-stock proposals. Following this discussion, the CyCare Board further discussed the HBOC transaction and Company No. 2's proposal, and then concluded that CyCare should proceed towards the finalization of a definitive agreement with HBOC and directed Mr. Goldstein to contact HBOC to attempt to negotiate more favorable stock price collars. The CyCare Board also requested that Mr. Goldstein contact a representative of Company No. 2 to inquire whether its offer included a stock price collar and to verify that a vote of the stockholders of Company No. 2 would be required.

    On May 15, 1996, a representative of Company No. 2 sent a letter to the CyCare Board by telecopy clarifying its previous offer, noting that the proposed exchange ratio would be subject to adjustment if the average stock price of Company No. 2 during a specified period fell to a level resulting in a value per share of CyCare Common Stock below $56 per share or rose to a level resulting in a value per share of CyCare Common Stock above $65.

    On May 18, 1996, a special meeting of the CyCare Board was held at which all members were present. Mr. Houtz began this meeting by advising the CyCare Board that earlier in the day CyCare's management and legal advisors had finalized a proposed definitive merger agreement with HBOC. Mr. Goldstein then made a presentation with respect to the fairness, from a financial point of view, of the consideration to be received by the CyCare stockholders in the transaction, and stated that Broadview would be delivering a written opinion to that effect following the conclusion of this meeting. Mr. Schoenberg then reviewed in detail the fairness opinion, a draft of which had been provided to the CyCare Board several days earlier, and responded to questions from members of the CyCare Board. Mr. Schoenberg reviewed various matters relating to the fairness opinion, specifically valuation considerations, explanations of valuation methodology, and valuation analysis. Mr. Schoenberg then discussed at length the recent adjustment in the HBOC stock price collars. Mr. Houtz then reviewed the terms of the May 15, 1996 letter from Company No. 2. A discussion among the CyCare Board members then ensued regarding these matters.

    Following this discussion, Mr. Goldstein reviewed in detail the history of Company No. 2's interest in CyCare and noted that Company No. 2's May 15 letter had prompted CyCare to seek an adjustment in the HBOC stock price collars. Mr. Goldstein then proceeded to analyze, from Broadview's perspective, Company No. 2's two letters of May 14 and 15, 1996 as compared to the HBOC offer. The issues that were addressed included (i) the potential adverse impact of a combination with Company No. 2 on CyCare's installed base and employees; (ii) Company No. 2's initial refusal to increase the consideration in its original merger proposal ($47 per share) and Company No. 2's statement at that time that it believed its initial proposal was on the high side; (iii) the necessity that Company No. 2 obtain stockholder approval for the proposed combination; (iv) CyCare's greater impact on the stock price of the combined company if CyCare merged with Company No. 2 rather than HBOC; (v) Company No. 2's relative inexperience (compared to
HBOC) in consummating significant acquisitions and its apparent lack of a financial advisor in formulating its proposals to CyCare; and (vi) the advanced state of the proposed HBOC transaction.

    Following Mr. Goldstein's presentation, a representative of Snell & Wilmer reviewed with the CyCare Board members their fiduciary obligations and advised the CyCare Board regarding the factors that it was entitled to consider in reviewing these alternative stock-for-stock proposals. He then summarized the salient terms of the Merger Agreement, noting particularly (i) that the exchange ratio was subject to adjustment if the average stock price of HBOC during a specified period fell below $52.25 per share or rose above $65.00 per share (a change from the collars agreed to in the letter of intent) and (ii) the circumstances under which CyCare would be obligated to pay a termination fee to HBOC. It was also noted that most of the CyCare options would be assumed by HBOC in the Merger. Mr. Houtz then reviewed with the CyCare Board the synergisms he believed would result from a merger with HBOC, which included the fact that both companies had client-server technologies and graphical user interface UNIX systems, they served complementary market segments and the combination would provide for enhanced solutions for the evolving integrated healthcare information technology marketplace.

    After further deliberation, the CyCare Board unanimously approved the Merger and the Merger Agreement with HBOC, authorized management to execute the Merger Agreement, and recommended its adoption by the holders of CyCare Common Stock. Subsequent to this meeting, each company executed and delivered the Merger Agreement on Saturday, May 18, 1996. The execution of the Merger Agreement was announced on May 20, 1996 by issuance of a press release.

REASONS OF CYCARE FOR ENGAGING IN THE MERGER; RECOMENDATION OF THE CYCARE BOARD

    The CyCare Board has unanimously approved the proposed Merger and believes the Merger is in the best interests of CyCare and its stockholders. In reaching their decision, the directors considered, with the assistance of management and its legal and financial advisors, the following factors:

        (i) The Merger provides CyCare stockholders with HBOC Common Stock in a tax-free exchange at a substantial premium over the historical market prices for their shares of CyCare Common Stock. In addition, the Merger Agreement provides for adjustment of the Exchange Ratio based on fluctuations in the price of HBOC Common Stock, which offers CyCare stockholders protection by increasing the Exchange Ratio if the price of HBOC Common Stock falls below $52.25 per share.

        (ii) The Merger offers CyCare stockholders an opportunity to acquire shares in a significantly larger company and the opportunity to participate in the long-term growth and appreciation of CyCare's business through their ownership interest in HBOC.

       (iii) The strategic fit between CyCare and HBOC and the complementary nature of their respective businesses, particularly in light of the fact that HBOC's products serve the hospital segment of the healthcare information systems industry and CyCare's products serve the physician practice segment of such industry.

       (iv) Projected operating synergies and cost savings, including possible synergies and cost savings with respect to (a) the consolidation of sales offices, corporate, administrative and support functions, (b) the addition of sales forces and research and development capabilities and (c) the elimination of public reporting obligations of CyCare.

        (v) The opinion of Broadview that, as of May 17, 1996, the transaction is fair, from a financial point of view, to the CyCare stockholders. See "-- Opinion of Financial Advisor to CyCare."

       (vi) The CyCare Board considered the financial and other terms of the Merger, including that the Merger will not be subject to the approval by HBOC stockholders, and, while the Merger

    Agreement contains a "no-shop" clause and a termination fee provision (see "-- Terms of the Merger -- No Solicitation -- Termination"), the Merger Agreement permits CyCare to provide information to or enter into discussions or negotiations with other persons if the CyCare Board determines that it is appropriate in the exercise of the directors' fiduciary duties.

       (vii) Information with respect to the financial condition and business of HBOC, including, among other things, HBOC's recent and historical stock and earnings performance, and the demonstrated ability of HBOC to successfully implement its growth strategy.

    In the course of its deliberations, the CyCare Board reviewed the following additional factors relevant to the Merger: (i) the capital structure of HBOC;
(ii) the financial presentation analysis of Broadview prepared in connection with its fairness opinion; (iii) reports from management and legal advisors on specific terms of the Merger Agreement; (iv) the public information concerning the financial performance, condition, business operations and prospects of each of CyCare and HBOC presented at the April 23, 1996 CyCare Board meeting; and (v) the proposed terms, timing and structure of the Merger.

    The CyCare Board also considered the following potentially negative factors in its deliberations concerning the Merger: (i) the possibility of management disruption associated with the Merger and the risk that, despite the efforts of the combined company, key management personnel of CyCare might not continue their employment with the combined company; (ii) the possibility that certain of the operating economies of scale such as the elimination of redundant administrative costs sought to be achieved as a result of the Merger might not be obtained; (iii) the possibility of CyCare's failure to be successfully integrated into HBOC; and (iv) the downward adjustment to the Exchange Ratio if the average price of the HBOC Common Stock exceeds $65.00 per share for certain periods prior to completion of the Merger, thus capping the value holders of CyCare Common Stock would receive upon consummation of the Merger.

    The foregoing discussion of information and factors considered by the CyCare Board is not intended to be exhaustive but is intended to include the material factors considered. In view of the wide variety of factors considered, the CyCare directors did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered and individual directors may have given differing weights to different factors.

    After taking into consideration all of the factors set forth above, together with an analysis of the presentations of management, Broadview, and legal counsel, the CyCare Board unanimously approved the Merger and determined that the Merger is fair to and in the best interests of CyCare and its stockholders and that CyCare should proceed with the Merger at this time. Accordingly, the CyCare Board unanimously recommends that CyCare's stockholders vote FOR approval of the Merger Agreement.

OPINION OF FINANCIAL ADVISOR OF CYCARE

    CyCare engaged Broadview to act as its financial advisor and requested that Broadview render an opinion regarding the fairness, from a financial point of view, to CyCare's stockholders, of the consideration to be received by CyCare's stockholders in the Merger. At the meeting of the CyCare Board on Saturday, May 18, 1996, Broadview rendered its written opinion (the "Broadview Opinion") that, as of May 17, 1996, based upon and subject to the various factors and assumptions set forth in the Broadview Opinion, the consideration to be received by CyCare's stockholders in the Merger was fair, from a financial point of view, to the CyCare stockholders. The amount of such consideration was determined pursuant to negotiations between CyCare and HBOC and not pursuant to recommendations of Broadview.

    The text of the Broadview Opinion, which sets forth assumptions made, matters considered, and limitations on the review undertaken, was substantially similar to their opinion dated the date of this Proxy Statement/Prospectus which is attached as Appendix B to this Proxy Statement/Prospectus. CyCare stockholders are urged to read the opinion set forth as Appendix B carefully and in its entirety in their evaluation of the Merger. Such opinion addresses only the fairness of the Exchange Ratio from a financial point of view and does not constitute a recommendation to any stockholder of CyCare as to how such stockholder should vote at the Meeting. In addition, Broadview will receive a fee from CyCare contingent upon successful conclusion of the Merger. The summary of the Broadview Opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

    In rendering its opinion, Broadview, among other actions: (i) reviewed the terms of the Agreement of Merger in the form of the draft dated May 16, 1996 (the "Agreement"), which draft contained no material differences from the definitive Merger Agreement; (ii) reviewed the financial statements of CyCare for its fiscal years ended December 31, 1993, 1994, and 1995 audited by Ernst & Young LLP and the unaudited financial statements of CyCare for the three months ended March 31, 1996 included within CyCare's Form 10-Q Report for such period;
(iii) reviewed internal historical financial and operating data concerning CyCare prepared and provided to Broadview by CyCare management; (iv) reviewed financial projections for CyCare prepared and provided to Broadview by CyCare management; (v) participated in discussions with CyCare management concerning the operations, business strategy, financial performance and prospects for CyCare; (vi) discussed with CyCare management its view of the strategic rationale for the Merger; (vii) reviewed the reported closing prices and trading activity for CyCare stock; (viii) compared certain aspects of the financial performance of CyCare with public companies deemed comparable; (ix) analyzed available information, both public and private, concerning other mergers and acquisitions Broadview believed to be comparable in whole or in part to the Merger; (x) reviewed HBOC's annual report and Form 10-K Report for the fiscal years ended December 31, 1993, 1994, and 1995 and Form 10-Q Report for the three month period ended March 31, 1996, including the financial statements included therein; (xi) participated in discussions with HBOC management concerning the operations, business strategy, financial performance and prospects for HBOC;
(xii) discussed with HBOC management its view of the strategic rationale for the Merger; (xiii) reviewed the reported closing prices and trading activity for HBOC stock; (xiv) considered the total number of shares of HBOC stock outstanding, the average weekly trading volume of HBOC stock, and the maximum time period for CyCare stockholders to liquidate their HBOC stock given Commission regulations; (xv) reviewed recent equity analyst reports covering HBOC; (xvi) analyzed the anticipated effect of the Merger on the future financial performance of the consolidated entity; (xvii) participated in negotiations and discussions related to the Merger among CyCare, HBOC and their financial and legal advisors; and (xviii) conducted other financial studies, analyses and investigations as deemed appropriate for purposes of the Broadview Opinion.

    In rendering the Broadview Opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information that was publicly available or furnished by CyCare or HBOC. All analyses relying on future projections of CyCare utilized forecasts developed by CyCare's management, which Broadview assumed were reasonably prepared and reflected the best available estimates and good faith judgments of the management of CyCare as to the future performance of CyCare. Broadview did not make or obtain an independent appraisal or valuation of any of CyCare's or HBOC's assets. With regard to any analyses relating to valuations of comparable public companies, the share prices used were for the close of trading on May 17, 1996, the last full trading day before the CyCare Board met to give final consideration to the proposed Merger.

    The following is a summary explanation of the various sources of information and valuation methodologies employed by Broadview in conjunction with rendering the Broadview Opinion regarding the proposed Merger.

    PUBLIC COMPANY COMPARABLES ANALYSIS. Total Market Capitalization/Revenue ("TMC/R") and Price/Earnings ("P/E") multiples indicate the value public markets place on companies in a particular market segment. Although there are a limited number of public company "pure plays" in the markets in which CyCare competes, several companies are comparable to CyCare based on revenue size range, products offered, business model, management structure and market position. Broadview reviewed ten public company comparables from a financial point of view including each company's: Last Twelve

Month (LTM) Revenue; LTM Pretax Income; LTM Pretax Margin; LTM Primary Earnings Per Share ("EPS"); LTM P/E ratio; Projected Calendar 1996 EPS; Price/Projected 1996 Calendar EPS ratio ("Projected P/E"); Projected 5-year EPS Growth Rate; Growth Adjusted Projected P/E ratio; Equity Market Capitalization; Total Market Capitalization (i.e. equity market capitalization adjusted for net debt) and TMC/R ratio. In alphabetical order, the public company comparables were: Amisys Managed Care Systems, Inc., Cerner Corp., Citation Computer Systems, Inc., Enterprise Systems, Inc., HBOC, IDX Systems, Inc., Medic Computer Systems, Inc., Medicus Systems Corp., Phamis, Inc. and Shared Medical Systems Corp. These comparables have a LTM P/E ratio range of 22.6 to 171.4 with a median of 49.1; Projected P/E ratio range of 26.6 to 73.5 with a median of 47.3; Growth Adjusted Projected P/E ratio range of 20.2 to 60.7 with a median of 47.0; and TMC/R ratio range of 1.0 to 9.1 with a median of 4.1.

    The TMC/R valuation analysis places a per share value of $53.20 on CyCare. The LTM P/E valuation analysis places a per share value of $42.21 on CyCare. The Projected P/E analysis places a per share value of $50.62 on CyCare. The Growth-Adjusted Projected P/E analysis places a per share value of $50.25 on CyCare.

    TRANSACTION PREMIUMS PAID ANALYSIS. Premiums paid in comparable public seller transactions indicate the amount of consideration acquirors are willing to pay above the seller's equity market capitalization. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's stock price immediately prior to announcement, while the seller's equity market capitalization is measured thirty days prior to announcement. Broadview reviewed 29 transactions involving public software sellers with total consideration greater than $50 million from January 1, 1993 to the present. In order of descending premium paid, the transactions used were the acquisitions of: (i) Sierra On-Line, Inc. by CUC International, Inc. (pending); (ii) Lotus
Development   Corp.  by  IBM  Corp.;  (iii)  Intuit,  Inc.  by  Microsoft  Corp.
(uncompleted transaction); (iv) Legent Corp. by Computer Associates International; (v) Advance Ross Corp. by CUC International, Inc.; (vi) Aldus Corp. by Adobe Systems, Inc.; (vii) Knowledgeware, Inc. by Sterling Software, Inc.; (viii) TGV Software, Inc. by Cisco Systems, Inc.; (ix) Systems Center Inc. by Sterling Software, Inc.; (x) Davidson & Associates, Inc. by CUC International, Inc. (pending); (xi) Software Toolworks, Inc. by Pearson Plc;
(xii) Alias Research, Inc. by Silicon Graphics, Inc.; (xiii) ASK Group, Inc. by Computer Associates International; (xiv) PDA Engineering by Macneal-Schwendler Corp.; (xv) Integrated Silicon Systems, Inc. by Arcsys, Inc.; (xvi) Cybertek Corp. by Policy Management Systems Corp.; (xvii) Trinzic Corp. by Platinum Technology, Inc.; (xviii) Delrina Corp. by Symantec Corp.; (xix) Chipsoft, Inc. by Intuit, Inc.; (xx) CliniCom Incorporated by HBOC; (xxi) Comdata Holdings Corp. by Ceridian Corp.; (xxii) Hogan Systems by Continuum Co., Inc.; (xxiii) C.I.S. Technologies, Inc. by National Data Corp. (pending); (xxiv) Frame Technology Corp. by Adobe Systems Inc.; (xxv) Wavefront Technologies, Inc. by Silicon Graphics, Inc.; (xxvi) Microtec Research, Inc. by Menter Graphics Corp.; (xxvii) Powersoft Corp. by Sybase, Inc.; (xxviii) First Financial Management Corp. by First Data Corp.; and (xxix) Softimage, Inc. by Microsoft Corp.

    Based upon Broadview's analysis of premiums paid in comparable transactions, Broadview found that premiums paid to sellers' equity market capitalizations (using the buyer's share price on the announcement date of the transaction to calculate consideration in stock transactions) ranged from 21.0% to 137.1%. The median was 50.0%, and the mean was 55.3%. Based upon the median, the price of HBOC Common Stock on May 17, 1996 and the price per share of CyCare Common Stock 30 days preceeding May 17, 1996, the analysis places a per share value on CyCare Common Stock of $41.63.

    TRANSACTION COMPARABLES ANALYSIS. Valuation statistics from transaction comparables indicate the Price/Revenue ("P/R") and Price/Pretax ("P/Pretax") multiples acquirors have paid for comparable companies in a particular market segment. Broadview reviewed ten M&A transaction comparables from 1993 through the present which involve sellers sharing many characteristics with CyCare, including revenue size range, products offered, business model, and management structure. These transactions represent three public sellers and seven private sellers or divestitures in the enterprise healthcare software segment of the information technology market. In order of descending P/R multiples, the public seller transactions used are the acquisitions of: (i) CliniCom Incorporated by HBOC; (ii) Serving Software, Inc. by HBOC; and (iii) C.I.S. Technologies, Inc. by National Data Corp.

    In order of descending P/R multiples, the private seller or divestiture transactions used are the acquisition of: (i) TDS Healthcare Systems Corp. by Alltel Corp.'s Systematics Information Services; (ii) Elcomp Systems, Inc. by Medic Computer Systems, Inc.; (iii) IBAX Healthcare Systems by HBOC; and (iv) Versyss, Inc. by Physicians Computer Network, Inc. Additionally, Broadview considered three transactions with respect to which Broadview has information that is not publicly available.

    The P/R multiples of the three public seller transactions ranged from 2.59 to 4.69, with a median of 2.79. The P/Pretax multiples of the three public seller transactions ranged from 30.3 to 41.6, with a median of 31.8. The P/R multiples of the seven private seller transactions ranged from 0.60 to 5.93, with a median of 0.78. The P/Pretax multiples of the seven private seller transactions ranged from 5.9 to 22.3 with a median of 6.5. The median P/R ratio for all ten transactions was 2.07, and the median P/Pretax multiple for all ten transactions was 18.1.

    The per share valuation implied by the median P/R multiple (using all comparables) is $25.77. The per share valuation implied by the median P/Pretax multiple is $23.99.

    PRO FORMA POOLING MODEL ANALYSIS. A pro forma merger analysis calculates the EPS accretion/ dilution of the pro forma combined entity taking into consideration various financial effects which will result from a consummation of the merger. This analysis relies upon certain financial and operating assumptions provided by CyCare management and on publicly available data about HBOC. It also includes cost savings assumptions developed jointly by CyCare and HBOC management. Based on CyCare management's forecast, the pro forma pooling analysis indicates EPS accretion for the fiscal years ending December 31, 1996, 1997, and 1998 of 1.8%, 1.5%, and 0.5%, respectively.

    STOCK PERFORMANCE ANALYSIS. For comparative purposes, Broadview examined the historical volume and trading prices for both CyCare and HBOC Common Stock. Broadview examined the relative relationships between: (i) HBOC and CyCare actual stock prices and trading volumes from January 1, 1995 to May 17, 1996;
(ii) HBOC and CyCare stock price performance from January 1, 1993 to May 17, 1996; (iii) HBOC and CyCare relative stock price performance from January 1, 1995 to May 17, 1996; and (iv) the ratio of CyCare's stock price to HBOC's stock price from January 1, 1993 to May 17, 1996.

    The CyCare Board selected Broadview as its financial advisor on the basis of Broadview's reputation and experience in the information technology sector and the computer software industry in particular, as well as Broadview's historical relationship with CyCare. Pursuant to the terms of an engagement letter between CyCare and Broadview, the fees payable by CyCare to Broadview upon completion of the Merger are not to exceed 1% of the consideration to be received by CyCare stockholders and option holders pursuant to the Merger. Broadview will be reimbursed by CyCare for certain of its expenses incurred in connection with its engagement. The terms of the fee arrangement with Broadview, which CyCare and Broadview believe are customary in transactions of this nature, were negotiated at arms' length between CyCare and Broadview, and the CyCare Board was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon completion of the Merger.

    The above summary of the presentations by Broadview to the CyCare Board does not purport to be a complete description of such presentations or of all the advice rendered by Broadview. Broadview believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the process underlying the analyses set forth in Broadview's presentations to the CyCare Board and in the Broadview Opinion. In performing its analyses, Broadview made numerous assumptions with respect to software industry performance and general economic conditions, many of which are beyond the control of HBOC or CyCare. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

REASONS FOR HBOC FOR ENGAGING IN THE MERGER

    The HBOC Board believes that the addition of EDI services for physician practices and physician practice management systems to its product line will further its business objective of providing healthcare information systems and technology to meet virtually every need of healthcare enterprises. In addition, the HBOC Board believes CyCare's presence in the physician market will complement its presence in the hospital market.

TERMS OF THE MERGER

    The following summary of the terms and conditions of the Merger Agreement is qualified in its entirety by reference to the full terms of the Merger Agreement, which is attached hereto as Appendix A and is hereby incorporated by reference herein.

    EFFECTIVE TIME. The Merger shall become effective when both (i) the Merger Agreement is adopted and approved by the stockholders of CyCare in accordance with the applicable provisions of the DGCL and (ii) a certificate of merger (the "Certificate of Merger") is filed with the Secretary of State of Delaware (the time the Merger becomes effective being referred to as the "Effective Time").

    GENERAL EFFECTS OF THE MERGER. At the Effective Time, CyCare will be merged with and into HBOC-GA, which will be the surviving corporation and a wholly owned subsidiary of HBOC.

    CONVERSION OF SHARES. Each outstanding share of CyCare Common Stock issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, be converted into the right to receive .86 of a share of HBOC Common Stock, provided, however, that:

        (1) if the average closing market price per share (or if there is no sale on any such day, then the average between the closing bid and ask prices on any such day) for shares of HBOC Common Stock during the twenty
    (20) consecutive trading days ending on the third trading day prior to the date of the Meeting as reported by the Nasdaq NM (the "Market Value") is less than $52.25 per share, then the number of shares of HBOC Common Stock to be received by the stockholders of CyCare shall be increased so that the stockholders of CyCare will receive for each share of CyCare Common Stock a fractional share of HBOC Common Stock determined by dividing $44.935 by the Market Value; and

        (2) if the Market Value is more than $65.00 per share, then the number of shares of HBOC Common Stock to be received by the stockholders of CyCare shall be decreased so that the stockholders of CyCare will receive for each share of CyCare Common Stock a fractional share of HBOC Common Stock determined by dividing $55.90 by the Market Value.

    FRACTIONAL SHARES. No certificates or scrip representing fractional shares of HBOC Common Stock shall be issued pursuant to the Merger, but in lieu thereof, any holder of CyCare Common Stock shall be entitled to receive a cash payment therefor, without interest, at a pro rata amount based on the Market Value.

    STOCK OPTION AND RESTRICTED STOCK PLANS. All options issued under the Long-Term Incentive Plan will become immediately and fully exercisable in accordance with their terms upon a change in control, as defined therein, which will have resulted on or prior to the Effective Time of the Merger. At the Effective Time, HBOC shall assume CyCare's rights and obligations under each of the outstanding options previously granted under the Long-Term Incentive Plan and the Director Stock Plan (to the extent such options shall have fully vested), by which assumption the optionee shall have the right to purchase the number of shares of HBOC Common Stock (rounded down to the nearest whole share) into which the shares of CyCare Common Stock subject to the options would have been converted in the Merger pursuant to the Exchange Ratio. The aggregate price for the total number of shares of HBOC Common Stock at which the option may be exercised shall be the aggregate price at which the option was exercisable for the total number of shares of CyCare Common Stock, reduced (as necessary for purposes of rounding down) to the price that will buy the number of whole shares for which the option will be exercisable and the purchase price per share of HBOC Common Stock thereunder shall be such aggregate price divided by the total number of shares of HBOC Common Stock covered thereby.

    Additionally, at the Effective Time, all shares of Restricted Stock (as that term is defined in the Director Stock Plan) as to which the period of restriction under such Director Stock Plan and related restricted stock agreement shall have previously expired shall be exchanged for HBOC Common Stock pursuant to the Exchange Ratio. All shares of Restricted Stock as to which such period of restriction shall not, as of the Closing, have expired, shall be forfeited on the Closing Date.

    EMPLOYEE STOCK PURCHASE PLAN. At the written election of an employee participating in the Employee Stock Purchase Plan (if received by CyCare and forwarded to HBOC prior to the Meeting), each such employee's stock purchase right outstanding as of the Closing Date under the Employee Stock Purchase Plan shall be cancelled and the holder thereof shall receive the number of whole shares of HBOC Common Stock into which the shares of CyCare Common Stock issuable to such holder as of the Closing Date would have been converted, together with cash in lieu of any fractional share. If an employee makes such an election, the number of shares of CyCare Common Stock issuable to a participant as of the Closing Date shall be determined by dividing the participant's payroll withholdings under the Employee Stock Purchase Plan as of the Closing Date by the per share exercise price of the CyCare Common Stock under the Employee Stock Purchase Plan as of the first day of the offering period in progress on such date.

    Absent such election received on a timely basis for any such employee, HBOC shall assume CyCare's rights and obligations under each stock purchase right outstanding as of the Closing Date under the Employee Stock Purchase Plan, and each such stock purchase right shall be adjusted in the same manner as options granted under the Long-Term Incentive Plan, described above. See "Risk Factors
- -- Election Concerning Employee Stock Plan."

    EXCHANGE OF CERTIFICATES. HBOC has designated SunTrust Bank, Atlanta as Exchange Agent in connection with the Merger. At the Effective Time, HBOC shall provide the Exchange Agent with a sufficient number of shares of HBOC Common Stock and cash to make payment for shares of CyCare Common Stock converted by reason of the Merger. Promptly after the Effective Time, the Exchange Agent will mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of CyCare Common Stock (the "Certificates"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates for exchange and/or payment therefor.

    Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal properly completed and duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of HBOC Common Stock equal to the product of the number of shares of CyCare Common Stock represented by the Certificate multiplied by the Exchange Ratio and cash in lieu of any fractional share interest (the "Merger Consideration"), and such Certificate shall forthwith be cancelled. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of HBOC or HBOC-GA that such tax has been paid or is not applicable. Until surrendered, each Certificate shall represent for all purposes only the right to receive the Merger Consideration, without any interest on the value thereof.

    Notwithstanding the foregoing, neither HBOC nor HBOC-GA shall be liable to any holder of Certificates formerly representing shares of CyCare Common Stock for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    PAYMENT OF DIVIDENDS. No cash or stock dividend payable, no certificate representing split shares deliverable, and no other distribution payable or deliverable to holders of record of HBOC Common Stock at any time subsequent to the Effective Time shall be paid or delivered to the holder of any Certificate unless and until such Certificate is surrendered to the Exchange Agent. However, subject to any applicable escheat laws, upon such surrender, there shall be paid or delivered to the holder of record of the certificate or certificates for HBOC Common Stock issued and exchanged therefor, the certificates for shares and/or other property resulting from any such dividends, splits, or other distributions, as the case may be, that shall have theretofore become payable or deliverable with respect to HBOC Common Stock subsequent to the Effective Time, without interest thereon.

    LIMITATIONS ON TRANSFERABILITY OF HBOC COMMON STOCK. Shares of HBOC Common Stock received by certain persons deemed to be "affiliates" of CyCare for purposes of Rule 145 under the Securities Act will be subject to the restrictions imposed by such rule. In accordance with Rule 145, an affiliate of CyCare receiving HBOC Common Stock issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified therein or pursuant to an effective registration statement under the Securities Act. It is a condition to the obligation of HBOC to consummate the Merger that HBOC shall have received from each affiliate of CyCare a letter agreement confirming that such person will not sell or otherwise dispose of the shares of HBOC Common Stock received by such person as a result of the Merger other than in compliance with Rule 145 or pursuant to an effective registration statement or pursuant to any other available exemptions from the registration requirements of the Securities Act. In general, directors, officers and substantial beneficial owners of a corporation's securities may be deemed to be "affiliates" of a corporation. In addition, certain CyCare affiliates are subject to certain restrictions on transfer of both CyCare Common Stock and HBOC Common Stock prior to and following, the Effective Time of the Merger to support pooling of interests accounting treatment of the transaction.

    CONDITIONS, WAIVER. The obligations of HBOC and HBOC-GA on the one hand, and of CyCare on the other hand, to consummate the Merger are contingent upon and subject to the satisfaction or waiver of the following conditions: (i) the absence of certain legal or regulatory proceedings with respect to the Merger;
(ii)  the expiration  or termination  of the waiting  period under  the HSR Act;
(iii) the approval of the Merger and the Merger Agreement by holders of the requisite number of shares of CyCare Common Stock; (iv) the Registration Statement shall have been declared effective and no stop order shall have been issued with respect hereto and shares of HBOC Common Stock being issued in the Merger shall have been registered or shall be exempt from registration under all applicable blue sky laws; (v) the HBOC Common Stock issuable in the Merger shall have been listed or approved for listing upon notice of issuance by the Nasdaq NM; and (vi) receipt of a fairness opinion of Broadview.

    The obligations of HBOC and HBOC-GA to consummate the Merger are contingent upon and subject to the satisfaction or waiver of the following additional conditions: (i) the representations and warranties of CyCare shall remain true and correct at and as of the Closing Date other than breaches of such representations which cumulatively do not or could not reasonably be expected to constitute a material adverse effect on the business, properties, rights or operations of the corporation in question and its subsidiaries taken as a whole (a "Material Adverse Effect"); (ii) the performance of all covenants, agreements and conditions by CyCare as provided in the Merger Agreement; (iii) there shall have been no change in the business, properties, rights or operations of CyCare which constitutes a Material Adverse Effect; (iv) receipt of a certificate of the President of CyCare regarding the matters in (i) through (iii) above; (v) receipt of certain legal opinions, including an opinion of Jones, Day, Reavis & Pogue to the effect that the Merger will qualify as a reorganization pursuant to
Section 368(a) of the Internal Revenue Code (the "Code"); (vi) receipt of letters from affiliates of

CyCare regarding compliance with Rule 145 and certain pooling of interests requirements; (vii) delivery of certain additional certificates and documents by CyCare, including certain consents of third parties; (viii) receipt of letters from Ernst & Young LLP and Arthur Andersen LLP advising HBOC that the Merger may be accounted for as a pooling of interests; (ix) receipt of letters from Ernst & Young LLP regarding information about CyCare included in the Registration Statement; (x) receipt of non-competition agreements from certain key employees of CyCare; and (xi) the absence of any fees or expenses payable to any investment banking firm or similar entity that will be incurred by CyCare in connection with the Merger, except fees and expenses of Broadview not to exceed one percent of the consideration to be received by CyCare's stockholders in the Merger.

    The obligation of CyCare to consummate the Merger is contingent upon and subject to the satisfaction or waiver of the following additional conditions;
(i) the representations and warranties of HBOC and HBOC-GA shall remain true and correct at and as of the Closing Date, other than breaches of such representations which cumulatively do not or could not reasonably be expected to have a Material Adverse Effect; (ii) the performance of covenants, agreements and conditions by HBOC and HBOC-GA as provided in the Merger Agreement; (iii) there shall have been no change in the business, properties, rights or operations of HBOC which constitutes a Material Adverse Effect; (iv) receipt of a certificate of the President of each of HBOC and HBOC-GA regarding the matters in (i) through (iii) above; (v) receipt of certain legal opinions, including an opinion from Snell & Wilmer to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code; and (vi) receipt of letters from Ernst & Young LLP and Arthur Andersen LLP advising CyCare that the Merger may be accounted for as a pooling of interests.

    HART-SCOTT-RODINO. The Merger is subject to the requirements of the HSR Act, which provides that certain transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. HBOC and CyCare filed the required information and material with the Antitrust Division and the FTC on May 24, 1996, and have requested early termination of the waiting period. Satisfaction of the waiting period requirement does not preclude the Antitrust Division, the FTC or any other party from challenging or seeking to delay or enjoin the Merger on antitrust or other grounds.

    NO SOLICITATION. CyCare has agreed that prior to the Effective Time of the Merger or earlier termination of the Merger Agreement, CyCare shall not, directly or indirectly, solicit, initiate, encourage, endorse or enter into any agreement with respect to, or take any action to facilitate, any inquiries or the making of any proposal or offer for any tender or exchange offer, proposal for a merger, share exchange or other business combination involving CyCare or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in CyCare or a substantial portion of the assets of CyCare or any of its subsidiaries with any person or entity; provided, however, that the CyCare Board may furnish information to or enter into discussions or negotiations with any unsolicited person or entity if, and to the extent that, the CyCare Board determines in good faith, after receiving written advice from its outside counsel, that such action would be required under applicable law in the exercise of its fiduciary duties. CyCare has agreed to notify HBOC-GA if any such proposals are received, any such information is requested or any such inquiries or discussions with respect thereto are sought to be initiated or continued.

    TERMINATION. The Merger may be terminated at any time prior to the Effective Time of the Merger by: (i) mutual consent of the HBOC Board and the CyCare Board, notwithstanding the prior approval of the CyCare stockholders;
(ii) HBOC, in the event of material condemnation, destruction, loss or damage due to fire or other casualty to the business assets of CyCare; (iii) HBOC-GA or CyCare, after September 30, 1996 if the other party fails to fulfill any of its conditions, unless fulfillment has been frustrated or made impossible by the party seeking termination; (iv) CyCare, if, in the good faith exercise of its fiduciary duties to the stockholders of CyCare in the context of a proposal to acquire CyCare by another party, the CyCare Board decides that such termination is required.

    In the event the Merger Agreement is terminated by a party in accordance with (iii) above by reason of a breach by the other party of its representations, warranties or covenants, then the breaching party shall pay the non-breaching party $10 million, which shall constitute liquidated damages and shall be the sole and exclusive remedy of the non-breaching party. Further, if the Merger Agreement is terminated in accordance with (iv) above or in accordance with (iii) above by reason of the failure to obtain the approval of the CyCare stockholders, CyCare will be obligated to pay HBOC and HBOC-GA their reasonable costs and expenses incurred in connection with the negotiation and performance of the Merger Agreement, not to exceed $500,000, and, if the Merger Agreement is terminated in accordance with (iv) above, CyCare will be obligated to pay HBOC and HBOC-GA $10 million, which shall constitute liquidated damages and shall be the sole and exclusive remedy of HBOC and HBOC-GA.

ACCOUNTING TREATMENT

    Prior to the consummation of the Merger, each of the parties to the Merger Agreement shall have received letters, dated as of the date hereof and as of the Closing Date, from Ernst & Young LLP and Arthur Andersen LLP regarding the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary, based upon current law, is a general discussion of the principal federal income tax consequences of the Merger, assuming the Merger is consummated as contemplated herein. This summary is based upon the Code, applicable regulations promulgated under the Code by the Treasury Department ("Treasury Regulations") and administrative rulings and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary applies to holders of CyCare Common Stock who hold their shares of CyCare Common Stock as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of CyCare Common Stock in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations, and holders who acquired CyCare Common Stock pursuant to the exercise of options or otherwise as compensation), and it does not discuss any aspect of state, local, foreign or other tax laws. Consequently, each holder of CyCare Common Stock should consult its own tax advisor as to the specific tax consequences of the Merger to that stockholder.

    As of the date of this Proxy Statement/Prospectus, Snell & Wilmer has advised CyCare that in its opinion (i) the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code, (ii) no gain or loss will be recognized by CyCare as the result of the consummation of the Merger, and
(iii) no gain or loss will be recognized by a CyCare stockholder upon the exchange of the shares of CyCare Common Stock for shares of HBOC Common Stock pursuant to the Merger, except on the receipt of cash in lieu of a fractional share interest in HBOC Common Stock.

    As of the date of this Proxy Statement/Prospectus, Jones, Day, Reavis & Pogue has advised HBOC and HBOC-GA that in its opinion (i) the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code and (ii) no gain or loss will be recognized by either HBOC, HBOC-GA or CyCare as the result of the consummation of the Merger.

    The opinions of Snell & Wilmer and Jones, Day, Reavis & Pogue referred to herein are based upon certain representations and warranties of HBOC, HBOC-GA, CyCare and one or more holders of CyCare Common Stock that are customarily made in connection with such opinions, including representations relating to the "continuity of interest" requirement of the Treasury Regulations. In general, the "continuity of interest" requirement is considered to be satisfied if 50% or more of the capital stock issued in a merger is held by the recipient stockholders of the acquired entity following the merger other than under a plan or intent to dispose of such shares. To assist in satisfying this requirement, the Merger Agreement provides that, prior to the Effective Time of the Merger, CyCare will deliver to HBOC and HBOC-GA letters to the reasonable satisfaction of HBOC and HBOC-GA from CyCare and one or more of its stockholders that provide assurance that there is no plan or intention on the part of the holders of CyCare Common Stock (or knowledge of such plan or intent with respect to holders of less than 5% of CyCare Common Stock) to sell, exchange or otherwise dispose of a number of shares of HBOC Common Stock received in the Merger that would reduce CyCare's stockholders' ownership of HBOC Common Stock received in the Merger to a number of shares having a value, as of the Effective Time of the Merger, of less than 50% of the value of all of the outstanding CyCare Common Stock immediately prior to the Effective Time of the Merger.

    No ruling has been requested from the Internal Revenue Service in connection with the Merger, and the opinions referred to above would neither be binding upon the Internal Revenue Service nor preclude it from adopting a contrary position. In addition, consummation of the Merger is conditioned upon the receipt by CyCare, HBOC and HBOC-GA of the opinions described above dated as of the Closing Date.

    Provided   that  the  Merger  constitutes  a  tax-free  reorganization,  the aggregate adjusted tax basis of the HBOC Common Stock received (including any fractional share interests deemed received) by a stockholder of CyCare as a result of the Merger will be the same as the aggregate adjusted tax basis of the shares of CyCare Common Stock surrendered in exchange therefor. The holding period of the HBOC Common Stock received (including any fractional share interests deemed received) by a stockholder of CyCare as a result of the Merger will include the holding period of the shares of CyCare Common Stock surrendered in exchange therefor. Any cash that a stockholder of CyCare receives in lieu of a fractional interest in HBOC Common Stock will be treated as if the fractional share were distributed in the Merger and then redeemed, resulting in gain or loss upon receipt of such cash taxed as provided in Section 302 of the Code.

    To prevent "backup withholding" of federal income tax on any payments of cash to a CyCare stockholder in the Merger, a CyCare stockholder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such holder's correct taxpayer identification number ("TIN") on a substitute Form W-9 and certify under penalties of perjury that such number is correct and that such holder is not subject to backup withholding. The exceptions provide that certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed statement (I.E., Certificate of Foreign Status on Form W-8) attesting to his or her exempt status. A Substitute Form W-9 will be provided to each CyCare stockholder in the letter of transmittal to be mailed to each holder after the Effective Time. If the correct TIN and certifications are not provided, a $50 penalty may be imposed on a CyCare stockholder by the Internal Revenue Service, and any cash received by such stockholder may be subject to backup withholding at a rate of 31%.

    THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS OF CYCARE ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

NO APPRAISAL RIGHTS

    Because CyCare Common Stock is listed on the NYSE, the holders of shares of CyCare Common Stock will not be entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger.

            INTERESTS OF CERTAIN PERSONS IN EACH OF HBOC AND CYCARE

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF HBOC

    The following table sets forth, as of May 31, 1996, unless otherwise indicated, certain information with respect to all stockholders known to HBOC to beneficially own more than five percent of the HBOC Common Stock, and information with respect to HBOC Common Stock beneficially owned by each director of HBOC, the Chief Executive Officer of HBOC and HBOC's four other most highly compensated executive officers for the year ended December 31, 1995, and all directors and executive officers of HBOC as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to HBOC Common Stock owned by them.

                                                    AMOUNT AND NATURE
                                                      OF BENEFICIAL
      NAME AND ADDRESS OF BENEFICIAL OWNER              OWNERSHIP         PERCENT OF CLASS
- ------------------------------------------------  ----------------------  -----------------
American Express Financial Corporation                    5,035,614(1)            6.23%
 IDS Tower 10
 Minneapolis, Minnesota 55440
FMR Corp.                                                 5,166,500(2)            6.40%
 82 Devonshire Street
 Boston, Massachusetts 02109
Putnam Investments, Inc.                                  5,196,136(3)            6.43%
 One Post Office Square
 Boston, Massachusetts 02109
Alfred C. Eckert III                                         20,000(4)            *
Holcombe T. Green, Jr.                                    1,228,860(5)            1.52%
Philip A. Incarnati                                             -0-               *
Alton F. Irby III                                            20,000(4)            *
Gerald E. Mayo                                               72,000(4)            *
Charles W. McCall                                         1,369,466(6)            1.67%
James V. Napier                                              57,088(7)            *
Charles E. Thoele                                            12,000(8)            *
Donald C. Wegmiller                                           5,000(4)            *
Jay P. Gilbertson                                             9,098               *
James A. Gilbert                                             76,196(9)            *
Albert J. Bergonzi                                           34,372(10)           *
Russell G. Overton                                           10,198               *
All Directors and Executive Officers
 as a Group (13 persons)                                  2,914,278               3.61%

- ------------------------
 * Less than 1%

 (1) According to the joint Schedule 13G as of December 31, 1995, of American Express Company ("AEC") and American Express Financial Corporation ("AEFC"), each of AEC and AEFC has shared voting power with respect to 2,123,814 shares and has shared dispositive power with respect to 5,035,614 shares. Neither has sole voting nor sole dispositive power with respect to such shares. AEC, the parent holding company of AEFC, disclaims beneficial ownership of all such shares.

 (2) According to the Schedule 13G as of December 31, 1995, of FMR Corp. ("FMR"), FMR has sole dispositive power with respect to all of such shares and sole voting power with respect to 499,700 shares.

 (3) According to the joint Schedule 13G as of December 31, 1995, of Putnam Investments, Inc. ("PI"), its parent, Marsh & McLennan Companies, Inc. and PI's subsidiaries, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"), PAC has shared voting and shared dispositive power with respect to 4,419,136 of such shares and PI has shared voting and shared dispositive power with respect to 535,300 and 5,196,136 of such shares.

 (4) Represents shares that may be acquired through the exercise of presently exercisable stock options.

 (5) Includes 430,000 shares that Mr. Green may acquire through the exercise of presently exercisable stock options; 11,460 shares held in an IRA for the benefit of Mr. Green; 663,300 shares held by a limited partnership of which Mr. Green's wife is a general partner and with respect to which beneficial ownership is disclaimed, except to the extent of his pecuniary interest therein; and 124,100 shares held by HTG Corp. which is wholly owned by Mr. Green.

 (6) Includes 1,138,666 shares that may be acquired through the exercise of presently exercisable stock options.

 (7) Includes 600 shares owned by Mr. Napier's daughter and 30,000 shares that may be acquired through the exercise of presently exercisable stock options.

 (8) Includes 10,000 shares that may be acquired through the exercise of presently exercisable stock options.

 (9) Includes 1,500 shares owned by Mr. Gilbert's son, 29,000 shares owned by his wife and 12,000 shares that Mr. Gilbert may acquire through the exercise of presently exercisable stock options.

(10) Includes 32,400 shares that may be acquired through the exercise of presently exercisable stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CYCARE

    The following table sets forth, as of May 29, 1996, unless otherwise indicated, certain information with respect to all stockholders known to CyCare to beneficially own more than five percent of the CyCare Common Stock, and information with respect to CyCare Common Stock beneficially owned by each director of CyCare, the Chief Executive Officer of CyCare and CyCare's four other most highly compensated executive officers for the year ended December 31, 1995, and all directors and executive officers of CyCare as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to CyCare Common Stock owned by them.

                                              AMOUNT AND NATURE
                                                OF BENEFICIAL
   NAME AND ADDRESS OF BENEFICIAL OWNER           OWNERSHIP         PERCENT OF CLASS
- ------------------------------------------  ----------------------  -----------------
AIM Management Group Inc.                          491,900(1)                 9.7%
 11 Greenway Plaza
 Suite 1919
 Houston, Texas 77046
Jim H. Houtz                                       340,721(2)                 6.7%
Richard J. Burgmeier                                63,000(3)                 1.2%
Mark R. Schonau                                     31,889(4)               *
David H. Koeller                                    21,339(5)               *
Frank H. Bertsch                                    11,598                  *
Randy L. Skemp                                       5,176(6)               *
Bill W. Childs                                       7,870(7)               *
James L. Schamadan, M.D.                             7,125(8)               *
A. Theodore Engkvist                                 4,125(9)               *
All Directors and Executive Officers as a
 Group (10 persons)                                504,610(10)                9.8%

- ------------------------
 * Less than 1%
 (1) According to the Schedule 13G as of February 12, 1996, of AIM Management Group Inc. ("AIM"), on behalf of itself and its wholly owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc., beneficially owned 491,900 shares at December 31, 1995. According to the Schedule 13G, AIM had shared voting and dispositive power over all 491,900 shares.
 (2) Includes 20,000 shares that may be acquired through the exercise of presently exercisable stock options and 37,500 shares held by Mr. Houtz's wife for herself, over which Mr. Houtz shares voting and investment power.
 (3) Includes 25,000 shares held by Mr. Burgmeier's wife, with respect to which beneficial ownership is disclaimed.
 (4) Includes 22,500 shares that may be acquired through the exercise of presently exercisable stock options.
 (5) Includes 4,375 shares that may be acquired through the exercise of presently exercisable stock options.
 (6) Includes 3,750 shares that may be acquired through the exercise of presently exercisable stock options.
 (7) Includes 6,250 shares that may be acquired through the exercise of presently exercisable stock options.
 (8) Includes 3,625 shares that may be acquired through the exercise of presently exercisable stock options.
 (9) Includes 625 shares that may be acquired through the exercise of presently exercisable stock options.
(10) Includes 66,875 shares which executive officers and directors have the right to acquire beneficial ownership of within 60 days.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    In considering the Merger, holders of CyCare Common Stock should be aware that the directors and executive officers of CyCare have interests in the Merger in addition to their interests as stockholders of CyCare generally, as described below.

    Pursuant to the Merger Agreement, HBOC has agreed to the payment of additional compensation in the amount of $10,000 to each member of the CyCare Board, except Mr. Houtz, for extraordinary service and availability during the period from March 1996 through consummation of the Merger.

    HBOC-GA has agreed that subsequent to the Closing Date, it will provide to the directors and officers of CyCare indemnification in accordance with the current provisions of the Restated Certificate of Incorporation and Bylaws of CyCare with respect to matters occurring prior to the Effective Time, including, without limitation, the Merger Agreement and the transactions contemplated thereby, for a period of five years from the Effective Time. See "Comparison of Rights of Holders of Shares of Each of HBOC Common Stock and CyCare Common Stock
- -- Liability and Indemnification of Officers and Directors."

    CyCare, HBOC and HBOC-GA have entered into a letter agreement dated May 18, 1996 pursuant to which HBOC will grant certain stock options and other rights to certain officers of CyCare contingent upon the consummation of the Merger. Pursuant to such letter agreement, among other grants to officers of CyCare or its subsidiary, HBOC will grant options to acquire HBOC Common Stock to the following executive officers: David Koeller, President-Group Practice, options to purchase 30,000 shares; Randy Skemp, Senior Vice President-Sales and Account Management, options to purchase 10,000 shares; and Carolyn Haupert, Senior Vice President, options to purchase 10,000 shares, which in each case will vest over a period of five years at twenty percent per year. Additionally, HBOC-GA has agreed to provide Mr. Koeller and Ms. Haupert with severance protection whereby if their employment is terminated without cause by HBOC-GA within three years of the Closing Date, HBOC-GA will continue to pay Mr. Koeller's salary for the remaining portion of such three year period and HBOC-GA will continue to pay Ms. Haupert's salary for twelve months subsequent to such termination. Finally, HBOC has agreed that contemporaneous with the granting of stock options to HBOC officers and executives in early 1997, HBOC will grant stock options to certain officers of CyCare or its subsidiary, including Messrs. Koeller and Skemp and Ms. Haupert, on such terms and in such amounts as are granted to HBOC officers and employees with like responsibility, without giving regard to the stock options granted in connection with the closing of the Merger. The length of time such persons have been employed by HBOC will not be a controlling factor in determining the number of stock options granted in 1997, but will be one factor considered.

    In November 1995 and February 1996, the Compensation Committee of the CyCare Board considered proposed changes to Mr. Houtz's retirement benefits. Thereafter, effective April 23, 1996, CyCare agreed to amend Mr. Houtz's supplemental executive retirement benefit plan. The plan provides that, upon Mr. Houtz's retirement from CyCare or attainment of age 65, whichever is later, CyCare will pay him monthly retirement benefits until he attains age 70. Upon attainment of age 70, Mr. Houtz is entitled to CyCare's interest in the joint life insurance policies on Mr. Houtz and his wife. Prior to the amendment, the monthly retirement benefit payable to Mr. Houtz was equal to one-twelfth of 60% of his average annual compensation during his last two years of employment, less his Social Security benefits and less the retirement benefits attributable to his account under the CyCare Systems, Inc. 401(k) Savings Plan. Under the amendment, the monthly retirement benefit is fixed at $25,154 and is not subject to change based on increases or decreases in Mr. Houtz's annual compensation or subject to reduction for other retirement benefits. The amendment also provides that, in the event of Mr. Houtz's death prior to age 65, CyCare will pay the retirement benefits to his designated beneficiaries, beginning on the date that Mr. Houtz would have attained age 65. Prior to the amendment, no benefits would be paid if Mr. Houtz were to die before age 65.

    In 1992, CyCare and Mark R. Schonau entered into an Executive Severance Agreement (the "Severance Agreement"). Pursuant to such agreement, should Mr. Schonau terminate his employment with HBOC, as the successor to CyCare, for good reason (as defined) following the Merger or should HBOC terminate Mr. Schonau's employment without cause (as defined) following the Merger, HBOC shall pay to Mr. Schonau a lump sum payment, the present value of which shall equal 299% of Mr. Schonau's base salary. In such case, HBOC shall continue to provide Mr. Schonau and his eligible beneficiaries the employee benefits he was entitled to receive prior to termination. These benefits shall continue until the first to occur of his attainment of alternate employment or 24 months. In addition, if, following the Merger, Mr. Schonau terminates his employment or his employment is terminated by HBOC without cause, then Mr. Schonau shall be given the right, for a period of twelve months, to cause HBOC to purchase all of the HBOC Common Stock held by him at a price equal to the higher of (i) the average closing price for the HBOC Common Stock trading on the Nasdaq NM for the 10 days preceding the termination date, and (ii) the closing price on the Nasdaq NM on the last trading day preceding the Merger.

    Additionally, in November 1995, CyCare and Mr. Schonau entered into a two year employment agreement. Commencing on May 1, 1996, and on each subsequent day thereafter, Mr. Schonau's term of employment shall automatically be extended for additional eighteen month periods. If Mr. Schonau's employment is terminated by HBOC without cause (as defined) or if Mr. Schonau resigns with good reason (as defined), HBOC, as the successor to CyCare after the Merger, shall pay Mr. Schonau twelve monthly payments equal to one-twelfth of the sum of his base salary in effect immediately prior to his termination, plus the average of the annual incentive bonuses paid to Mr. Schonau for the two prior fiscal years. In addition, HBOC shall pay Mr. Schonau six monthly payments equal to one-twelfth of his base salary immediately prior to the time such termination occurs. Should Mr. Schonau attain alternate employment during the last six months of the eighteen month payment period, HBOC's obligations will be reduced by the amount of Mr. Schonau's compensation from his new employer during this six month period. HBOC also shall provide Mr. Schonau and his eligible beneficiaries all employee benefits he was entitled to receive prior to termination. These benefits shall continue until the first to occur of his attainment of alternate employment or eighteen months. Mr. Schonau also will be allowed to continue to vest in any unvested stock options for a period of six months following his termination, as if he remained an employee during that period.

    Under CyCare's Long-Term Incentive Plan, if a change in control, such as the Merger, occurs, all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding awards shall lapse. In addition, HBOC has agreed to assume all options granted under the predecessor plan. The following executive officers hold options to purchase the number of shares of CyCare Common Stock set forth below, which will vest, and be assumed by HBOC, upon consummation of the Merger: Jim H. Houtz: 72,500; David H. Koeller: 51,250; Mark R. Schonau: 46,250; Randy L. Skemp: 41,250; Carolyn S. Haupert: 26,250; and Bill W. Childs: 31,250.

              COMPARISON OF RIGHTS OF HOLDERS OF SHARES OF EACH OF
                   HBOC COMMON STOCK AND CYCARE COMMON STOCK

INTRODUCTION

    HBOC and CyCare are each incorporated under the laws of the State of Delaware. The holders of shares of CyCare Common Stock, whose rights as stockholders are currently governed by Delaware law, the Restated Certificate of Incorporation, as amended, of CyCare (the "CyCare Charter"), and the By-laws of CyCare (the "CyCare Bylaws"), will, upon the exchange of their shares pursuant to the Merger, become holders of shares of HBOC Common Stock, and their rights as such will be governed by Delaware law, the HBOC Certificate of Incorporation, as amended (the "HBOC Charter"), and the Amended and Restated Bylaws of HBOC (the "HBOC Bylaws"). The material differences between the rights of holders of shares of CyCare Common Stock and of the rights of holders of shares of HBOC Common Stock result from differences in their governing corporate documents and are summarized below.

    The following summary does not purport to be a complete statement of the rights of holders of shares of HBOC Common Stock under applicable Delaware law, the HBOC Charter and HBOC Bylaws or a comprehensive comparison with the rights of the holders of shares of CyCare Common Stock under applicable Delaware law, the CyCare Charter and CyCare Bylaws, or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the DGCL and the governing corporate documents of HBOC and CyCare, to which holders of shares of CyCare Common Stock are referred. See "Incorporation of Certain Information by Reference."

AUTHORIZED CAPITAL STOCK

    The DGCL requires that a corporation's certificate of incorporation set forth the total number of shares of all classes of stock which the corporation has authority to issue and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof. The HBOC Charter provides that HBOC has authority to issue (i) 250,000,000 shares of HBOC Common Stock and (ii) 1,000,000 shares of preferred stock, no par value. The CyCare Charter provides that CyCare has the authority to issue (i) 10,000,000 shares of CyCare Common Stock, (ii) 1,000,000 shares of preferred stock, par value $1.00 per share (the "CyCare Preferred Stock") and
(iii) 300,000 shares of Series A preferred stock, par value $.01 per share (the "CyCare Series A Stock"). While the stockholders of CyCare at the 1996 Annual Meeting approved an amendment to the CyCare Charter increasing the number of authorized shares of CyCare Common Stock to 25,000,000, such amendment will not be filed if the Merger is consummated.

BOARD OR STOCKHOLDER APPROVED PREFERRED STOCK

    The DGCL permits a corporation's certificate of incorporation to allow its board of directors to issue, without stockholder approval, one or more series of preferred or preference stock and to designate their rights, preferences, privileges and restrictions. The HBOC Charter grants such power to the HBOC Board of Directors (the "HBOC Board"). The HBOC Board has designated one series of preferred stock, the Series A Junior Participating Preferred Stock. See "Incorporation of Certain Information by Reference." The CyCare Charter also grants such power to the CyCare Board, provided that no Preferred Stock having rights senior to those of the CyCare Series A Stock may be issued unless first approved by the holders of a majority of the share of CyCare Series A Stock entitled to vote. The CyCare Board has designated one series of preferred stock, the Series A Stock, in connection with a rights plan previously adopted by CyCare, no shares of which have been issued.

VOTING RIGHTS

    The DGCL states that, unless a corporation's certificate of incorporation or, with respect to clauses (ii) and (iii), the bylaws, specify otherwise, (i) each share of its capital stock is entitled to one vote, (ii) a majority of voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a stockholders' meeting, and (iii) in all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall be the action of the stockholders. The holders of shares of HBOC Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders of HBOC. The holders of shares of CyCare Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders of CyCare.

NUMBER OF DIRECTORS

    Under  the  DGCL,  unless  a  corporation's  certificate  of   incorporation
specifies the number of directors, such number shall be fixed by, or in the manner provided in, its bylaws. If a corporation's certificate of incorporation expressly authorizes its board of directors to amend its bylaws, its board of directors may change the authorized number of directors by an amendment to the corporation's bylaws, if fixed therein, or in such manner as is provided therein. If such certificate of incorporation specifies the number of directors, the number of directors can only be changed by amending the certificate of incorporation. The HBOC Bylaws provide that the number of members of the HBOC Board shall be not less than three nor more than fifteen, such number to be established by the HBOC Board or stockholders. The number of directors on the HBOC Board is currently nine (9). The CyCare Bylaws provide that the number of directors shall not be less than three, which number may be changed from time to time by resolution of the CyCare Board. The CyCare Charter provides that the CyCare Board shall be divided into three classes, each class to be as nearly equal in number as possible and that, subject to that qualification, the number of directors may be increased or decreased from time to time. The number of directors constituting the CyCare Board is currently five
(5).

ELECTION OF BOARD OF DIRECTORS

    The DGCL provides that a corporation's directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under the DGCL, a corporation's certificate of incorporation may provide that stockholders of a corporation can elect directors by cumulative voting. Neither the HBOC Charter nor the CyCare Charter provides for cumulative voting.

VOTE ON MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS

    The DGCL generally requires approval of any merger, consolidation or sale of substantially all the assets of a corporation at a meeting of stockholders by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon. The certificate of incorporation of a Delaware corporation may provide for a greater vote. The HBOC Charter generally requires the affirmative vote of four-fifths of the outstanding HBOC Common Stock to approve certain business combinations, except under certain circumstances. See "-- Anti-Takeover Protection." The CyCare Charter generally requires the affirmative vote of two-thirds of the outstanding CyCare Common Stock entitled to vote to approve certain business combinations, except under certain circumstances. See "-- Anti-Takeover Protection."

SPECIAL MEETINGS OF STOCKHOLDERS

    Under the DGCL, special stockholder meetings of a corporation may be called by its board of directors and by any person or persons authorized to do so by its certificate of incorporation or bylaws. Under the HBOC Charter and Bylaws, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President or by holders of four-fifths of the outstanding shares of HBOC Common Stock and shall be called by the Chairman of the Board or President at the request in writing of three-fourths of the directors of HBOC. Such requests shall state the purpose or purposes of the proposed meeting. The CyCare Bylaws provide that special meetings of stockholders may be called by written notice for any purpose by the CyCare Board, the Chairman or Vice Chairman of the CyCare Board or the President. The written notice of a special meeting shall state the purpose or purposes for which the meeting is called.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    Under the DGCL, any action by a corporation's stockholders must be taken at a meeting of such stockholders, unless a consent in writing setting forth the action so taken is signed by the stockholders having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Actions by written consent, however, may not be taken if otherwise provided for in the certificate of incorporation. The HBOC Charter expressly prohibits written consents by stockholders; the CyCare Bylaws expressly provides for action by written consents by stockholders.

AMENDMENT OF CERTIFICATE OF INCORPORATION

    The DGCL allows amendment of a corporation's certificate of incorporation if its board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability, and the stockholders thereafter approve such proposed amendment, either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders' meeting. At any such meeting, the proposed amendment generally must be approved by a majority of the outstanding shares entitled to vote. The holders of the outstanding shares of a class are entitled to vote as a separate class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but not affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for the purposes of a vote on the amendment. Under the DGCL, a corporation's certificate of incorporation also may require, for action by the board or by the holders of any class or series of voting securities, the vote of a greater number or proportion than is required by the DGCL and the provision of the certificate of incorporation requiring such greater vote cannot be altered, amended or repealed except by such greater vote. The HBOC Charter contains no provisions requiring a vote greater than that specified in the DGCL to amend the HBOC Charter, except for those provisions relating to business combinations. See "-- Anti-Takeover Protection." The CyCare Charter contains no provision requiring a vote greater than that specified in the DGCL to amend the CyCare Charter, except for those provisions relating to the classification of the CyCare Board and relating to business combinations. See "-- Anti-Takeover Protection."

AMENDMENT OF BYLAWS

    Under the DGCL, the power to adopt, amend or repeal a corporation's bylaws resides with the stockholders entitled to vote thereon, and with the directors of such corporation if such power is conferred upon the board of directors by the certificate of incorporation. The HBOC Charter authorizes the HBOC Board to make, alter or repeal the HBOC Bylaws. The CyCare Charter also authorizes the CyCare Board to make, alter and repeal the CyCare Bylaws.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying or approving a stock repurchase in violation of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Both the HBOC Charter and the CyCare Charter provide for elimination of personal liability subject to the statutory exceptions.

    Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Both the HBOC Bylaws and the CyCare Bylaws provide to directors and officers of HBOC and CyCare indemnification to the fullest extent provided by law. Additionally, Article IX of the HBOC Bylaws provides that expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is a director, officer, employee or agent may be paid in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by HBOC as authorized by relevant Delaware law. Article V of the CyCare Bylaws provides for indemnification by CyCare to the fullest extent authorized by relevant Delaware law.

PAYMENT OF DIVIDENDS

    The DGCL permits the payment of dividends and the redemption of shares out of a corporation's surplus. Under the DGCL, if a dividend is paid out of capital surplus, stockholders need not be so notified, and the dividends may in certain cases also be paid out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year. The HBOC Charter has no provisions limiting the payment of dividends. The CyCare Charter does not limit the payment of dividends, but the CyCare Charter provides that dividends (other than dividends payable in stock) may not be paid to holders of CyCare Common Stock unless dividends are also paid to holders of CyCare Series A Stock.

ANTI-TAKEOVER PROTECTION

    Under the DGCL, a merger or consolidation generally must be approved by the affirmative vote of the holders of a majority of all of the outstanding shares of stock entitled to vote thereon. However, no stockholder approval is required if the acquiring corporation owns 90% or more of the outstanding shares of the acquired corporation.

    In addition to the DGCL's general requirements, Section 203 of the DGCL, "Business Combinations with Interested Stockholders," prohibits a corporation that does not opt out of its provisions from entering into certain business combination transactions with "interested stockholders" (generally defined to include persons beneficially owning 15% or more of the corporation's outstanding capital stock) unless certain super-majority votes are obtained. HBOC has opted out of Section 203 in its Bylaws. However, the HBOC Charter places certain restrictions on "Business Combinations" (such as a merger) with "Controlling Persons" (generally, a person holding more than 10% of the HBOC Common Stock) unless, generally speaking, the Business Combination has been approved by the affirmative vote of the holders of four-fifths of the outstanding HBOC Common Stock not held by the Controlling Person or its related entities or by a majority of directors who were directors prior to the time the Controlling Person became a Controlling Person and who are not affiliated with the Controlling Person. Such provisions do not apply to the Merger. CyCare has not opted out of Section 203 in the CyCare Charter. Additionally, the CyCare Charter places certain restrictions on certain transactions, such as mergers and sales of substantially all of the assets of CyCare, with a "Related Entity" (generally, a person holding more than 10% of the shares entitled to vote to elect directors ) or an affiliate of a Related Entity unless such transaction is approved by two-thirds of the shares of CyCare voting as a single class. Such provisions do not apply to the Merger.

APPRAISAL RIGHTS

    Under  the DGCL, stockholders  of corporations being  acquired pursuant to a merger have the right to serve upon the corporation a written demand for appraisal of their shares when the stockholders receive any form of consideration for their shares other than (a) shares of the surviving corporation, (b) shares of any other corporation (i) listed on a national securities exchange, (ii) designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (iii) held of record by more than 2,000 stockholders or (c) cash in lieu of fractional shares, or any combination thereof. Stockholders entitled to appraisal rights subsequently receive cash from the corporation equal to the value of their shares as established by judicial appraisal. Corporations may enlarge these statutory rights by including in their certificate of incorporation a provision allowing appraisal rights in any merger in which the corporation is a constituent corpora-tion. Neither the HBOC Charter nor the CyCare Charter contains such a provision.

    Because CyCare Common Stock is listed on the NYSE, the holders of shares of CyCare Common Stock will not be entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger.

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
                                BUSINESS OF HBOC

    HBOC develops integrated patient care, clinical, financial and strategic management software solutions for the healthcare industry. These open systems applications facilitate the integration of clinical, financial and administrative data from a wide range of customer systems and software. HBOC's broad product portfolio can be implemented in a variety of combinations from stand-alone to enterprisewide, enabling customers to add incremental capabilities to existing information systems without making prior capital investments obsolete. HBOC also provides a full complement of network communications technologies, including wireless capabilities, as well as outsourcing services that are offered under contract management agreements whereby its staff manages and operates data centers, information systems, organizations and business offices of healthcare institutions of various sizes and structures.

    HBOC markets its products and services to integrated health delivery networks, hospitals, physicians' offices, home health providers, pharmacies, reference laboratories, managed care providers and payers. At December 31, 1995, HBOC had 2,700 customers of which 2,200 were United States community hospitals. Currently there are a total of 5,300 community hospitals in the United States. HBOC also sells its products and services internationally through subsidiaries and/or distribution agreements in the United Kingdom, Canada, Ireland, Saudi Arabia, Australia, Puerto Rico and New Zealand.

    As of December 31, 1995, the Company's customers include 897 active users of patient care systems, 986 active users of clinical/departmental systems, 1,298 active users of financial systems, 755 active users of decision support systems and 68 active users of enterprise information systems. In addition, HBOC had 183 networking technology customers and 15 outsourcing services sites.

    On May 14, 1996, the HBOC Board approved a two-for-one stock split effected in the form of a stock dividend paid June 10, 1996 to all holders of record of HBOC Common Stock on May 27, 1996.

    As of December 31, 1995, HBOC had 3,363 employees worldwide.

                               BUSINESS OF CYCARE

    CyCare is a leading provider of information systems, related support service and EDI services to the healthcare industry, including physicians, medical group practices, academic practice centers and integrated delivery networks. CyCare's services and systems are based primarily on open-systems architecture using software developed or acquired by CyCare to improve the productivity and profitability of its customers. Applications include appointment scheduling, patient and member registration information, business office management, electronic claims processing, patient care and patient accounting.

    CyCare markets its products and services through sales representatives located in nine offices throughout the country. CyCare estimates that there are over 570,000 practicing physicians and approximately 148,000 medical practices in the United States. Approximately 70% of physician practices now use computers or computer services for at least some of their information processing requirements. CyCare's customers are principally located throughout the United States.

    As of March 8, 1996, CyCare employed approximately 486 persons.

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
                             STOCKHOLDER PROPOSALS

    If the Merger is not consummated, proposals of stockholders intended to be presented at CyCare's 1997 Annual Meeting of Stockholders must be received by CyCare by November 29, 1996 for inclusion in CyCare's proxy materials relating to such meeting. In the event the Merger is consummated, there will not be a 1997 Annual Meeting of Stockholders of CyCare.

                                 OTHER MATTERS

    The management of CyCare knows of no other matters that may come before the Meeting. However, if matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named on the enclosed form of proxy to vote such proxy in accordance with their best judgment.

                             CERTAIN LEGAL MATTERS

    The validity of the shares of HBOC Common Stock offered hereby will be passed upon for HBOC by Jones, Day, Reavis & Pogue, Atlanta, Georgia. Certain tax matters in connection with the Merger have been passed upon for CyCare by Snell & Wilmer L.L.P, Phoenix, Arizona.

                                    EXPERTS

    The audited financial statements and schedule of HBOC incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement of which this Proxy Statement/ Prospectus is a part, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    With respect to the unaudited interim financial information of HBOC for the quarters ended March 31, 1995 and 1996, which are incorporated by reference herein, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedure applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act, for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

    The consolidated financial statements of CyCare Systems, Inc. incorporated by reference in CyCare Systems, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995, which is referred to and made a part of this Proxy Statement/Prospectus and the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A

                                EXPLANATORY NOTE

    The Merger Agreement was executed prior to May 27, 1996, the record date for a two-for-one stock split effected in the form of a stock dividend paid June 10, 1996. Accordingly, all share and per share data regarding HBOC Common Stock herein have not been adjusted to give effect to such stock split.

                              AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER, made this 18th day of May, 1996, by and among HBO & COMPANY, a Delaware corporation ("Parent"); HBO & COMPANY OF GEORGIA, a Delaware corporation (hereinafter referred to as "Purchaser"); and CYCARE SYSTEMS, INC., a Delaware corporation (hereinafter referred to as the "Acquired Company");

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of the Acquired Company, Parent and Purchaser deem it advisable and in the best interests of their respective stockholders that Purchaser acquire the Acquired Company, and, on or prior to the date hereof, such Boards of Directors have approved the acquisition of the Acquired Company upon the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the receipt, sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

I.  DEFINITIONS.

    As used herein, the following terms shall have the following meanings unless the context otherwise requires:

    1.1 "Acquired Company" shall mean CyCare Systems, Inc., a Delaware corporation.

    1.2  "Acquired  Company Information"  shall have  the meaning  set forth  in
Section 2.3.1.

    1.3 "Acquired Company Reports" shall have the meaning set forth in Section 3.21.

    1.4 "Acquired Company Software" shall have the meaning set forth in Section 3.14.2(iii).

    1.5 "Acquired Company Stock" shall mean the common stock, $.01 par value per share, of the Acquired Company.

    1.6  "Agreement" shall mean this Agreement of Merger.

    1.7  "Benefit Plans" shall have the meaning set forth in Section 3.16.

    1.8   "Certificate of  Merger" shall have  the meaning set  forth in Section
2.1.2.

    1.9   "Certificates" shall  have  the meaning  set  forth in  Section  2.2.2 hereof.

    1.10  "Closing" shall have the meaning set forth in Section 2.1.9 hereof.

    1.11 "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 8.1 hereof.

    1.12 "Covenants Not to Compete" shall mean the Covenants Not to Compete referred to in Section 6.11.

    1.13    "Customer Contracts"  shall have  the meaning  set forth  in Section
3.12.1.

    1.14  "Delaware Code" shall mean the Delaware General Corporation Law.

    1.15 "Director Stock Plan" shall mean the CyCare Systems, Inc. Director Stock Plan, effective October 18, 1994.

    1.16  "DOL" shall mean the United States Department of Labor.

    1.17 "Effective Time" shall mean the time the Merger becomes effective, as set forth in Section 2.1.2.

    1.18 "Employee Stock Purchase Plan" shall mean the CyCare Systems, Inc. Employee Stock Purchase Plan.

    1.19 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    1.20 "ERISA Affiliate" shall mean, with respect to a Person, any other Person that is required to be aggregated with such Person under Tax Code Section 414(b), (c), (m) and/or (o) at any time prior to the Closing Date.

    1.21  "ERISA Plan" shall have the meaning set forth in Section 3.16.1.

    1.22 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    1.23 "Exchange Agent" shall mean the person designated by Purchaser as the Exchange Agent pursuant to Section 2.2.1 hereof.

    1.24 "Exchange Ratio" shall mean the ratio of exchange pursuant to the Merger in respect of each share of Acquired Company Stock constituting a fraction of a share of Parent Stock as determined pursuant to the provisions of
Section 2.1.6.

    1.25  "401(k) Plan" shall mean the CyCare Systems, Inc. 401(k) Savings Plan.

    1.26 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust and Improvements Act of 1976, as amended.

    1.27   "Hazardous  Substance" shall  have the  meaning set  forth in Section
3.18.

    1.28 "Interim 1996 Financial Statements" shall have the meaning set forth in Section 3.5.1.

    1.29  "IRS" shall mean the United States Internal Revenue Service.

    1.30 "Licensed Software" shall have the meaning set forth in Section 3.14.2(ii).

    1.31 "Long-Term Incentive Plan" shall mean the CyCare Systems, Inc. Long-Term Incentive Plan, effective March 1, 1995.

    1.32 "Material Adverse Effect" shall mean a material adverse effect on the businesses, properties, rights or operations of the corporation in question and its subsidiaries, taken as a whole.

    1.33    "Material Contracts"  shall have  the meaning  set forth  in Section
3.12.9.

    1.34 "Merger" shall mean the merger of the Acquired Company with and into Purchaser, as set forth in Section 2.1.1.

    1.35 "Merger Consideration" shall have the meaning set forth in Section 2.1.6(a).

    1.36 "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

    1.37  "1933 Act" shall mean the Securities Act of 1933, as amended.

    1.38 "Owned Software" shall have the meaning set forth in the first paragraph of Section 3.13.

    1.39 "Parent" shall mean HBO & Company, a Delaware corporation, which is the sole stockholder of Purchaser.

    1.40  "Parent Reports" shall have the meaning set forth in Section 4.6.

    1.41 "Parent Stock" shall mean the common stock, $0.05 par value per share, of Parent.

    1.42 "Parent Subsidiaries" shall mean the current subsidiaries of the Parent, as the same are identified in the Parent Reports.

    1.43 "PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA.

    1.44 "Person" shall include, but is not limited to, an individual, a trust, an estate, a partnership, an association, a company, a corporation, a sole proprietorship, a professional corporation or a professional association.

    1.45 "Purchaser" shall mean HBO & Company of Georgia, a Delaware corporation.

    1.46  "Real Property" shall have the meaning set forth in Section 3.18.

    1.47 "Registration Statement" shall have the meaning set forth in Section 2.3.1.

    1.48  "SEC" shall mean the Securities and Exchange Commission.

    1.49   "Specified  Customer Contract"  shall have  the meaning  set forth in
Section 3.13 hereof

    1.50 "Stock Plans" shall mean the Director Stock Plan, Employee Stock Purchase Plan and Long-Term Incentive Plan.

    1.51 "Subsidiaries" shall mean the subsidiaries of the Acquired Company, which are: CyData, Inc.

    1.52  "Surviving Corporation"  shall have the meaning  set forth in  Section
2.1.1 hereof.

    1.53 "Takeover Proposal" shall have the meaning set forth in Section 2.11 hereof.

    1.54  "Tax Code" shall mean the Internal Revenue Code of 1986, as amended.

II.  COVENANTS AND UNDERTAKINGS.

    2.1  TERMS AND APPROVAL OF MERGER.

    2.1.1. TERMS OF THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Code, the Acquired Company shall be merged with and into Purchaser (the "Merger"), as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V, VI and VII hereof. Following the Merger, Purchaser shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Acquired Company shall cease.

    2.1.2. EFFECTIVE TIME; EFFECTS OF THE MERGER. The Merger shall become effective when both (i) this Agreement shall be adopted and approved by the stockholders of the Acquired Company in accordance with the applicable provisions of the Delaware Code and (ii) a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the Delaware Code is filed with the Secretary of State of Delaware (the time the Merger becomes effective being referred to as the "Effective Time"). The Merger shall have the effects set forth in the Delaware Code.

    2.1.3. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Purchaser as in effect immediately preceding the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of Purchaser as in effect immediately preceding the Effective Time shall be the Bylaws of the Surviving Corporation.

    2.1.4. DIRECTORS. The directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

    2.1.5. OFFICERS. The officers of Purchaser immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

    2.1.6. CONVERSION OF SHARES. (a) Subject to Section 2.1.6(g) below, each outstanding share of Acquired Company Stock issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive .43 of a share of Parent Stock, deliverable to the holder thereof, without interest on the value thereof, upon the surrender of the certificate(s) formerly representing such outstanding share, provided, however, that:

        (i) if the average closing market price per share (or if there is no sale on any such day, then the average between the closing bid and ask prices on any such day) for shares of Parent Stock during the twenty (20) consecutive trading days ending on the third trading day prior to the date of the special meeting of stockholders of the Acquired Company held to approve the Merger, as reported by the NASDAQ (the "Market Value"), is less than $104.50 per share, then the number of shares of Parent Stock to be received by the stockholders of the Acquired Company shall be increased so that the stockholders of the Acquired Company will receive for each share of Acquired Company Stock a fractional share of Parent Stock determined by dividing $44.935 by the Market Value; and

        (ii) if the Market Value is more than $130.00 per share, then the number of shares of Parent Stock to be received by the stockholders of the Acquired Company shall be decreased so that the stockholders of the Acquired Company will receive for each share of Acquired Company Stock a fractional share of Parent Stock determined by dividing $55.90 by the Market Value.

(The shares of Parent Stock, and any cash in lieu of fractions thereof, receivable by each Acquired Company stockholder as described above and in
Section 2.1.6(d) below, are referred to hereinafter as the "Merger Consideration.")

    (b) Each share of Acquired Company Stock held in the treasury of the Acquired Company shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist.

    (c) Subject to any applicable escheat laws, until surrendered and exchanged pursuant hereto, each certificate that immediately prior to the Effective Time represented outstanding shares of Acquired Company Stock shall be deemed for all corporate purposes of Parent, subject, however, to the other provisions of this
Section 2.1.6, to evidence the ownership of the number of whole shares of Parent Stock into which the shares of Acquired Company Stock represented thereby shall have been converted, and shall be deemed to represent the right to receive the amount of cash in lieu of fractional shares, if any, into which the shares of Acquired Company Stock represented thereby shall have been converted pursuant to subsection (a) of this Section 2.1.6. No interest shall be payable with respect to any cash payment in lieu of fractional shares. No cash or stock dividend payable, no certificate representing split shares deliverable, and no other distribution payable or deliverable to holders of record of Parent Stock at any time subsequent to the Effective Time shall be paid or delivered to the holder of any certificate that at the Effective Time represented Acquired Company Stock unless and until such certificate is surrendered to the Exchange Agent. However, subject to any applicable escheat laws, upon such surrender, there shall be paid or delivered to the holder of record of the certificate or certificates for Parent Stock issued and exchanged therefor, the certificates for shares and/or other property resulting from any such dividends, splits, or other distributions, as the case may be, that shall have theretofore become payable or deliverable with respect to Parent Stock subsequent to the Effective Time. No interest shall be payable with respect to such payment or delivery of any dividends or other distributions upon the surrender of certificates that represented Acquired Company Stock at the Effective Time.

    (d) No certificates or scrip representing fractional shares of Parent Stock shall be issued upon surrender of certificates representing Acquired Company Stock converted pursuant hereto, and no dividend, stock split, or other distribution of Parent shall relate to any such fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share, any holder of Acquired Company Stock shall be entitled, upon surrender in accordance herewith of such holder's certificate or certificates representing Acquired Company Stock, to receive a cash payment therefor, without interest, at a PRO RATA amount based on the Market Value. No interest shall accrue with respect to any cash held for the benefit of holders of unsurrendered certificates theretofore representing shares of Acquired Company Stock at the Effective Time.

    (e) All shares of Parent Stock into which shares of the Acquired Company Stock have been converted pursuant to this Section 2.1.6 shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares and shall, when issued pursuant to the provisions hereof, be fully paid and nonassessable.

    (f) The stock transfer books of Acquired Company Stock shall be closed at the Effective Time, and thereafter no transfer of any such shares of Acquired Company Stock shall be recorded thereon. In the event a transfer of ownership of shares of Acquired Company Stock is not recorded on the stock transfer books of the Acquired Company, a certificate or certificates representing the number of whole shares of the Parent Stock into which such shares of Acquired Company Stock shall have been converted in connection with the Merger may be issued to the transferee of such shares of Acquired Company Stock if the certificate or certificates representing such shares of Acquired Company Stock is or are surrendered to the Exchange Agent accompanied by all documents deemed necessary by the Exchange Agent to evidence and effect such transfer of ownership of shares of Acquired Company Stock and by the payment of any applicable stock transfer tax with respect to such transfer, subject to compliance with any restrictions or conditions contained herein with respect to the transfer of shares of Acquired Company Stock.

    (g) In the event that Parent at any time or from time to time after May 13, 1996 but prior to the Effective Time effects a subdivision or combination of the outstanding Parent Stock into a greater or lesser number of shares, inclusive without limitation of the stock split referenced in Section 4.3 hereof, then and in each such event the Exchange Ratio and the Market Value described in Section 2.1.6(a) shall be increased or decreased proportionately and the other provisions of this Section 2.1.6 shall be construed to give effect thereto.

    2.1.7.  STOCK PLANS.

    (a) At the Effective Time, Parent shall assume the Acquired Company's rights and obligations under each of the outstanding options previously granted under the Long-Term Incentive Plan (each such option existing immediately prior to the Effective Time being called an "Existing LTI Option," and each such option so assumed by Parent being called an "Assumed LTI Option"), by which assumption the optionee shall have the right to purchase that number of shares of Parent Stock (rounded down to the nearest whole) into which the number of shares of Acquired Company Stock the optionee was entitled to purchase under the Existing LTI Option would have been converted pursuant to the terms of the Merger as described in Section 2.1.6 hereof. Each Assumed LTI Option shall constitute a continuation of the Existing LTI Option, substituting Parent for Acquired Company as issuer and employment by Parent, Purchaser or one of their respective subsidiaries for employment by the Acquired Company. The aggregate price for the total number of shares of Parent Stock at which the Assumed LTI Option may be exercised shall be the aggregate price at which the Existing LTI Option was exercisable for the total number of shares of Acquired Company Stock, reduced (as necessary for purposes of rounding down) to the price that will buy the number of whole shares for which the Assumed LTI Option will be exercisable in accordance with this paragraph (a), and the purchase price per share of Parent Stock thereunder shall be such aggregate price divided by the total number of shares of Parent Stock covered thereby. Parent and Purchaser acknowledge that the

Acquired Company has advised Parent and Purchaser that all options issued under the Long-Term Incentive Plan will become immediately and fully exercisable in accordance with their terms upon a "change in control" of the Acquired Company, as such term is defined in such plan, and that such a change of control will have resulted on or prior to the Effective Time.

    (b) At the Effective Time, Parent shall assume the Acquired Company's rights and obligations under each of the outstanding options previously granted under the Director Stock Plan that will have fully vested prior to Closing and not forfeited pursuant to the terms of the Director Stock Plan. Such assumed options shall be treated in the manner provided for in subsection (a) hereinabove in respect of Assumed LTI Options.

    (c) Parent and Purchaser acknowledge and agree that at the Effective Time, all shares of Restricted Stock (as that term is defined in the Director Stock
Plan) as to which the period of restriction under such Director Stock Plan and related Restricted Stock Agreement shall have previously expired shall be exchanged for Merger Consideration in respect of the shares of Acquired Company Stock represented thereby in accordance with the provisions of Section 2.1 hereof. The Acquired Company acknowledges and agrees that all shares of Restricted Stock as to which such period of restriction shall not, as of the Closing, have expired, shall be forfeited to the Acquired Company on the Closing Date, and the Acquired Company shall cause the holders thereof to reconvey such shares and deliver the certificates therefor and execute such stock assignments or other instruments as are reasonably acceptable to Purchaser to effect such reconveyance and forfeiture.

    (d) At the written election of an employee participating in the Employee Stock Purchase Plan (if received by Acquired Company and forwarded to Parent at least fifteen (15) days prior to the stockholders' meeting held to approve the Merger), each option of such employee outstanding as of the Closing Date under the Employee Stock Purchase Plan shall be cancelled and the holder thereof shall receive the number of whole shares of Parent Stock into which the shares of Acquired Company Stock issuable to such holder as of the Closing Date would have been converted, together with cash in lieu of any fractional shares. Absent such election received on a timely basis for any such employee, Parent shall assume the Acquired Company's rights and obligations under each option of such employee outstanding as of the Closing Date under the Employee Stock Purchase Plan, and each such option shall be adjusted in the manner provided for in subsection (a) hereinabove in respect of Assumed LTI Options. With respect to elections of employees to cancel options at the Closing Date, the number of shares of Acquired Company Stock issuable to a participant as of the Closing Date shall be determined by dividing the participant's payroll withholdings under the Employee Stock Purchase Plan as of the Closing Date by the per share exercise price of the Acquired Company Stock under the Plan as of the first day of the offering period in progress on such date.

    2.1.8. STOCKHOLDERS' MEETING. The Acquired Company, acting through its Board of Directors, shall:

        (a) promptly furnish a copy of the proxy statement/prospectus included in the Registration Statement to each of its stockholders after the Registration Statement has become effective with the SEC;

        (b) duly call, give notice of, convene and hold a special meeting of its stockholders and submit this Agreement and any related matters, as appropriate, and the Merger to a vote of the Acquired Company's stockholders as soon as practicable for the purpose of considering and taking action upon this Agreement and any such related matters; and

        (c)  use  its  reasonable best  efforts,  subject to  the  provisions of
    Section 2.11, to obtain the necessary approval of the Merger by its stockholders.

    2.1.9. CLOSING; FILING OF CERTIFICATE OF MERGER. Upon the terms and subject to the conditions hereof, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V, VI and VII hereof, the Acquired Company and Purchaser shall execute and file the Certificate of Merger referred to in Section 2.1.2 in the manner required by the Delaware Code, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section 2.1.9, a closing (the "Closing") will be held as set forth in
Section 8.1 hereof, for the purpose of confirming all of the foregoing.

    2.1.10. 401(K) PLAN. Prior to the Closing Date, the Acquired Company shall adopt appropriate resolutions and take any and all further actions necessary to terminate the 401(k) Plan effective as of the date immediately preceding the Closing Date. In addition, participants in the 401(k) Plan shall make no further deferrals under such plan and the Acquired Company shall make no further contributions to the 401(k) Plan, except for contributions necessary to fulfill obligations incurred through the termination date of the 401(k) Plan. Parent and Purchaser shall take such action that will permit current participants in the 401(k) Plan who are employed by Purchaser to (i) participate in the HBO & Company Profit Sharing and Savings Plan within 10 business days after the Closing Date and (ii) credit the Participant's Years of Service under the 401(k) Plan toward vesting in contributions under the HBO & Company Profit Sharing and Savings Plan, up to a maximum of five years.

    2.2  DELIVERY OF MERGER CONSIDERATION.

    2.2.1. EXCHANGE AGENT. Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as exchange agent in connection with the Merger (the "Exchange Agent"). At the Effective Time, Purchaser or Parent shall take all steps necessary to enable and cause Parent or the Surviving Corporation to provide the Exchange Agent with the shares of Parent Stock and cash in respect of fractional shares necessary to deliver the Merger
Consideration  to  each  holder of  Acquired  Company Stock  as  contemplated by
Section 2.1.6 hereof prior to the time that such deliveries are required to be made by the Exchange Agent as provided in this Section 2.2.

    2.2.2. SURRENDER OF CERTIFICATES AND DELIVERY OF MERGER CONSIDERATION. Promptly after the Effective Time, the Exchange Agent shall mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Acquired Company Stock (the "Certificates"), a letter of transmittal in customary form (which specifies that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of the shares of Acquired Company Stock formerly represented by such Certificate. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal properly completed and duly executed, together with any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of the shares of Acquired Company Stock formerly represented by such Certificate, and such Certificate shall forthwith be cancelled. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent or the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2.2, each Certificate shall represent for all purposes only the right to receive the Merger Consideration, payable in respect of the shares of Acquired Company Stock formerly represented by such Certificate, without any interest on the value thereof.

    2.2.3. ESCHEAT LAWS. Notwithstanding any provision of this Article II to the contrary, neither Parent nor the Surviving Corporation shall be liable to any holder of Certificates formerly representing shares of Acquired Company Stock for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    2.3  SEC REGISTRATION.

    2.3.1. The Acquired Company shall furnish to Parent such information, including information about the Acquired Company and the Subsidiaries (including the respective affiliates of any of them), as may be necessary to enable Parent to prepare and file with the SEC a Registration Statement on Form S-4 under the 1933 Act, and the rules and regulations promulgated thereunder, in respect of the Parent Stock to be issued by reason of the Merger (such registration statement, the prospectus included therein and the proxy statement to be furnished to the holders of the Acquired Company Stock, in each case together with any amendments or supplements thereto, being referred to in this Agreement as the "Registration Statement"). The Acquired Company covenants that the Acquired Company Information (as defined below) included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Acquired Company's stockholders, or at the time of the meeting of the stockholders of the Acquired Company held to approve the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance should come to the attention of the Acquired Company with respect to the Acquired Company Information that is required to be set forth in an amendment or supplement to the Registration Statement, the Acquired Company shall immediately notify Parent and shall assist Parent in appropriately amending or supplementing the Registration Statement in the manner contemplated in Section 2.3.4 below. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement. The Registration Statement insofar as it relates to information concerning the Acquired Company, the Subsidiaries or any of their respective businesses, assets, directors, officers, or stockholders or any other affiliates or other matters pertaining to the Acquired Company that is supplied by the Acquired Company for inclusion in the Registration Statement, including by incorporation by reference to SEC filings (the "Acquired Company Information") shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that the Acquired Company shall have no liability or obligation for any information other than the Acquired Company Information.

    2.3.2. The Acquired Company shall instruct its accountants to deliver and shall use its reasonable best efforts to cause its accountants, Ernst & Young LLP, to deliver to Parent letters dated at the time the Registration Statement becomes effective and as of the Closing Date, addressed to Parent, each containing both (i) its opinion to the effect that the Acquired Company satisfies the tests applicable to it such that the Merger can be accounted for as a "pooling of interests"; and (ii) such matters as are customarily contained in auditors' letters regarding information about the Acquired Company included in the Registration Statement, and each in form and substance reasonably satisfactory to Parent. The Parent shall use its reasonable best efforts to cause its accountants, Arthur Andersen, LLP to deliver to the Acquired Company letters at such times to the effect that the Parent satisfies the tests applicable to it such that the Merger can be accounted for as a "pooling of interests."

    2.3.3. Parent shall file the Registration Statement and use its reasonable best efforts to have it declared effective by the SEC as promptly as practicable, and shall use its reasonable best efforts to take any action required to be taken to comply in all material respects with any applicable federal or state securities laws in connection with the issuance of Parent Stock in the Merger; except that such covenant of Parent is made, as to those portions of the Registration Statement containing or required to contain Acquired Company Information, assuming and relying solely on timely and full compliance with Sections 2.3.1 and 2.3.2.

    2.3.4. Parent covenants that the information included in the Registration Statement, including Parent Reports and other Parent SEC filings incorporated by reference therein, shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Acquired Company's stockholders, or at the time of the meeting of the stockholders of the Acquired Company held to approve the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; except that such covenant of Parent is made, as to those portions of the Registration Statement containing or required to contain Acquired Company Information, assuming and relying solely on timely and full compliance with Sections 2.3.1 and 2.3.2. If at any time prior to the Effective Time any event or circumstance should come to the attention of Parent that is required to be set forth in an amendment or supplement to the Registration Statement, Parent shall immediately notify Acquired Company and shall use its reasonable best efforts to amend or supplement appropriately the Registration Statement. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement.

    2.3.5. Parent covenants that the Registration Statement and all other documents required to be filed by Parent with the SEC in connection with the transactions contemplated herein shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that Parent shall have no liability or obligation for any failure to comply with such requirements arising out of the Acquired Company Information.

    2.3.6. Parent shall use all reasonable best efforts to take such action as may be necessary to ensure that the requirements of Rule 144(c) under the Securities Act are satisfied so as to enable any "affiliates" of the Acquired Company (as that term is used in Rule 145 under the Securities Act) to offer or sell the Parent Stock received by them in the Merger pursuant to paragraph (d) of Rule 145 (subject to compliance with the provisions of paragraphs (e), (f) and (g) of Rule 144).

    2.3.7. Parent shall use all reasonable best efforts to obtain prior to the effective date of the Registration Statement all necessary "Blue Sky" permits and approvals, if any, required to consummate the Merger.

    2.3.8. Within five (5) days following the Closing Date, Parent shall file a registration statement covering shares of Parent Stock issuable pursuant to the Long-Term Incentive Plan and the Employee Stock Purchase Plan; although such obligation is subject to and conditional on the Acquired Company providing Parent with all information requested by Parent in connection therewith.

    2.4  AFFILIATES.

    (a) The Acquired Company shall use its reasonable best efforts to cause each person that is an "affiliate" of the Acquired Company under the Securities Act on the date of the Acquired Company's stockholder meeting held to approve the Merger to deliver to Parent at the Closing a written agreement substantially in the form attached hereto as EXHIBIT 2.4(A) ("Rule 145 Letters").

    (b) The Acquired Company shall use its reasonable best efforts to cause each person that is an "affiliate" of the Acquired Company under the Securities Act 31 days prior to the date of the Acquired Company's stockholder meeting to deliver to the Parent on such date a written agreement substantially in the form attached hereto as EXHIBIT 2.4(B) ("Pooling Letters").

    2.5 TRADING PROHIBITIONS. The Acquired Company hereby acknowledges that as a result of disclosures by Parent and Purchaser contemplated under this Agreement, the Acquired Company, the Subsidiaries and their affiliates may, from time to time, have material, non-public information concerning Parent, Purchaser and their respective subsidiaries or affiliated companies. The Acquired Company confirms that it, each of the Subsidiaries and their affiliates are aware, and the Acquired Company has advised its representatives that, (i) the United States securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates, and (ii) material non-public information shall not be communicated to any other person except as permitted herein.

    2.6 CONDUCT OF THE BUSINESS OF THE ACQUIRED COMPANY AND ITS SUBSIDIARIES PRIOR TO CLOSING.

    2.6.1. Except (i) with the prior consent in writing of Purchaser, (ii) as may be required to effect the transactions contemplated by this Agreement, or
(iii) as provided otherwise in this Agreement, the

Acquired Company covenants that, between the date of this Agreement and the Effective Time, the Acquired Company and the Subsidiaries will conduct their respective business in the ordinary course, and that they will:

        (a) preserve the organization of the Acquired Company and the Subsidiaries intact and use its reasonable best efforts to preserve the goodwill of customers and others having business relations with the Acquired Company or the Subsidiaries;

        (b) use its reasonable best efforts to maintain the properties of the Acquired Company and the Subsidiaries in substantially the same working order and condition as such properties are in as of the date of this Agreement, reasonable wear and tear excepted;

        (c) not effect any sale, assignment or transfer of any of their respective assets except in the ordinary course of business;

        (d) use its reasonable best efforts to keep in force at no less than their present limits all existing policies of insurance or comparable replacements thereof insuring the Acquired Company, the Subsidiaries and their respective properties;

        (e) except as set forth on EXHIBIT 2.6.1(E), not enter into any contract, commitment, arrangement or transaction of the type described in
    Section 3.12 hereof or suffer, permit or incur any of the transactions or events described in Section 3.9 hereof to the extent such events or transactions are within the control of the Acquired Company or any of the Subsidiaries (except that the Acquired Company and the Subsidiaries may enter into (i) new (or renew) license, maintenance, service and similar agreements with customers entered into (or renewed) in the ordinary course of business on terms and prices consistent with historical practices, (ii) contracts with software vendors requiring payments, in the aggregate, of less than $50,000) and (iii) with the prior written consent of the Purchaser, which shall not be unreasonably withheld, other contracts, commitments, arrangements, or transactions of the type described in this
    Section 2.6.1(e) and which are with customers or software vendors that would not otherwise be permitted under subparagraphs (i) or (ii) hereof;

        (f) not make or permit any change in the Acquired Company's or any of the Subsidiaries' Articles or Certificates of Incorporation or Bylaws, or in their authorized, issued or outstanding securities (except for the issuance of Acquired Company Stock pursuant to exercise of stock options pursuant to the Stock Option Plans and except as described on EXHIBIT 2.6.1(G));

        (g) except as set forth on EXHIBIT 2.6.1(G), not grant any stock option or right to purchase any security of the Acquired Company or any of the Subsidiaries, issue any security convertible into such securities, purchase, redeem, retire or otherwise acquire any of such securities (except for the acquisition of Acquired Company Stock as full or partial payment for the exercise of options), or agree to do any of the foregoing or declare, set aside or pay any dividend, make any other distribution or declare any split in respect of such securities;

        (h) except as set forth on EXHIBIT 2.6.1(H), not adopt any new Benefit Plan or amend or supplement any existing Benefit Plan, and not make any contribution to or distribution from any employee benefit plan, pension plan, stock bonus plan, 401(k) plan or profit sharing plan (except for the payment of any health, disability and life insurance premiums that may become due and except for contributions or distributions required to be made (and not discretionary) pursuant to the terms of any Benefit Plans);

        (i) not change the amortization or capitalization policies for Owned Software or otherwise make any changes in the accounting policies of the Acquired Company and the Subsidiaries;

        (j) not issue any notes, bonds or other debt security, or create, incur, assume or guarantee any indebtedness for borrowed money without the prior written consent of Purchaser, which consent may not be unreasonably withheld;

        (k) not issue any shares of Acquired Company Stock other than shares issued upon exercise of options or the issuance of shares of restricted stock on July 1, 1996 pursuant to the Director Stock Plan in accordance with its terms which shares are the subject of Section 2.1.7(c) hereof;

        (l) not alter in any manner not permitted herein the terms, conditions or dates of vesting or exercise of any option to acquire stock or restricted stock or other equity awards;

        (m) not effect any acquisition, by purchase of stock, assets or otherwise, of any business or portion thereof or of any Person without the prior written consent of Purchaser, which consent may not be unreasonably withheld; and

        (n) promptly advise Purchaser in writing of any matters arising or of which the Acquired Company becomes aware after the date of this Agreement that, if existing or known at the date hereof, would be required to be set forth or described in this Agreement or the Exhibits hereto.

    2.6.2. Except after prior notification to, and with the prior written consent of, Purchaser, which consent shall not be unreasonably withheld, the Acquired Company shall not make or permit any Subsidiary to make, between the date of this Agreement and the Effective Time, any change in its banking or safe deposit arrangements or grant any powers of attorney.

    2.7 FILING OF TAX RETURNS. The Acquired Company shall submit all material federal, state and local tax returns to Purchaser at least fifteen (15) days prior to the date they must be filed, and Purchaser shall have the opportunity to comment on such returns. The Acquired Company shall give reasonable and due consideration to any comments on such returns made by Purchaser in light of the circumstances in which they were made.

    2.8  EXAMINATION OF PROPERTY AND RECORDS; CONFIDENTIALITY OF INFORMATION.

    2.8.1. Between the date of this Agreement and the Effective Time, the Acquired Company shall allow Purchaser, its counsel and other representatives full access to all the books, records, files, documents, assets, properties, contracts and agreements of the Acquired Company and the Subsidiaries that may be reasonably requested, and the Acquired Company shall furnish Purchaser, its officers and representatives during such period with all information concerning the affairs of the Acquired Company and the Subsidiaries that may be reasonably requested. Between the date of this Agreement and the Effective Time the Parent shall provide to the Acquired Company such information about the Parent as the executive officers of the Acquired Company reasonably request in the context of the transactions provided for herein. All such requests shall be directed to the Chief Financial Officer of the Parent. Each party shall conduct any investigation in a manner that will not unreasonably interfere with the businesses of the other party.

    2.8.2. All non-public information acquired by any party hereto pursuant to this Section 2.8 or otherwise under this Agreement, whether or not in writing, concerning the business, operations and affairs of any other party to this Agreement, will be kept confidential and will not be disclosed to any Person other than the parties hereto or their authorized representatives (who shall be subject to the same obligations) and will not be used for any purpose other than the consummation of the Merger and the related transactions described herein, subject to any legal disclosure obligation of any party upon advice from counsel and prior notice to the other party. Promptly upon termination of this Agreement, and at the request of any party hereto, all written materials thus obtained by any other party or any of its representatives and all copies and extracts of such materials will be delivered to the disclosing party.

    2.9 CONSENTS AND APPROVALS. The Acquired Company shall use its, and shall cause the Subsidiaries to use their, reasonable best efforts (without requiring the payment of money) to obtain the waiver, consent and approval of all persons whose waiver, consent or approval (i) is required in order to consummate the transactions contemplated by this Agreement or (ii) is required by any agreement, lease, instrument, arrangement, judgment, decree, order or license to which the Acquired Company or any Subsidiary is a party or subject on the
Effective Time and (a) that would prohibit or require the waiver, consent or approval of any person to such transactions or (b) under which, without such waiver, consent or approval, such transactions would constitute an occurrence of default under the provisions thereof, result in the acceleration of any obligation thereunder or give rise to a right of any party thereto to terminate its obligations thereunder. All obtained written waivers, consents and approvals shall be produced at Closing in form and content reasonably satisfactory to Purchaser. The failure of the Acquired Party to obtain any such waiver, consent or approval (after using its reasonable best efforts to do so) shall not constitute a breach of, or a default under, this Agreement.

    2.10 SUPPLYING OF FINANCIAL STATEMENTS. The Acquired Company shall deliver to Purchaser all regularly prepared audited and unaudited consolidated and consolidating financial statements of the Acquired Company and the Subsidiaries prepared after the date of this Agreement, in format historically published or utilized internally (as applicable), and any financial statements prepared for filing with the SEC, as soon as each is available.

    2.11 NO SOLICITATION. The Acquired Company shall not, and shall not permit any of the Subsidiaries to, and the Acquired Company and the Subsidiaries shall not authorize or permit any officer, director or employee of, or any financial advisor, attorney, accountant or other advisor or representative retained by, the Acquired Company or any of the Subsidiaries to, solicit, initiate, encourage (including by way of furnishing information), endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereafter defined). The Acquired Company shall immediately advise Purchaser orally and in writing of any Takeover Proposal or any inquiries or discussions with respect thereto. Neither the Board of Directors of the Acquired Company nor any committee thereof shall (a) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser the approval or recommendation by the Board of Directors of the Acquired Company of the Merger or this Agreement or (b) approve or recommend, or propose to approve or recommend, any Takeover Proposal or any other acquisition of outstanding shares of Acquired Company Stock other than pursuant to the Merger or this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of the Acquired Company from furnishing information to or entering into discussions or negotiations with any unsolicited person or entity if and only to the extent that the Board of Directors of the Acquired Company shall have determined in good faith, after receiving written advice of its outside counsel, that such action would be required under applicable law in the exercise of its fiduciary duties. The Acquired Company will immediately notify the Purchaser if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Acquired Company. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal, other than a proposal by Purchaser or any of its affiliates, for a merger, share exchange or other business combination involving the Acquired Company or any of the Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in the Acquired Company or any of the Subsidiaries or a substantial portion of the assets of the Acquired Company or any of the Subsidiaries.

    2.12 HSR ACT FILINGS. Parent and the Acquired Company shall each, in cooperation with the other, make the required filings in connection with the transactions contemplated by this Agreement under the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and shall request early termination of the waiting period with respect to such filings. As promptly as practicable from time to time after the date of this Agreement, each party shall make all such further filings and submissions, and take such further action, as may be required in connection therewith, and shall furnish the other all information in its possession necessary therefor. Parent and the Acquired Company shall each notify the other immediately upon receiving any request for additional information with respect to such filings from either the Antitrust Division of the Department of Justice or the Federal Trade Commission, and the party receiving the request shall use its best efforts to comply with such request as soon as possible. Neither such party shall withdraw any such filing or submission without the written consent of the other.

    2.13  TAX REPORTING.

    2.13.1. For federal and state tax purposes, Purchaser and Parent shall report the transactions contemplated by this Agreement as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Tax Code and similar state laws.

    2.13.2. Prior to the Effective Time, the Acquired Company will deliver to Purchaser and Parent letters to the reasonable satisfaction of Purchaser and Parent from the Acquired Company and certain of its stockholders that when read together provide assurance that there is no plan or intention on the part of the stockholders of the Acquired Company (or knowledge of such plan or intent to the extent the Acquired Company provides a representation with respect to holders of less than five percent (5%) of the Acquired Company Stock) to sell, exchange or otherwise dispose of a number of shares of Parent Stock received in the Merger that would reduce the Acquired Company's stockholders' ownership of Parent Stock received in the Merger to a number of shares having a value, as of the Effective Time, of less than fifty percent (50%) of the value of all of the outstanding stock of Acquired Company immediately prior to the Effective Time.

    2.14 INDEMNIFICATION OF ACQUIRED COMPANY OFFICERS AND DIRECTORS. The Purchaser agrees that subsequent to the Closing it will provide to the directors and officers of the Acquired Company indemnification in accordance with the current provisions of the Certificate of Incorporation and By-Laws of the Acquired Company with respect to matters occurring prior to the Effective Time, including, without limitation, this Agreement and the transactions contemplated hereby, for a period of five years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the fifth anniversary of the Effective Time, until such matters are finally resolved). To the fullest extent permitted by applicable law, the Purchaser shall advance expenses in connection with the foregoing indemnification. The Parent shall cause to be maintained in effect for twelve (12) months following the Closing the current policies of directors' and officers' liability insurance currently maintained by the Acquired Company, which policies are described on
EXHIBIT 3.19, at no greater than one hundred percent (100%) of the annual premiums for such coverage as of the date hereof (as reflected on such EXHIBIT 3.19), provided that the Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are no less advantageous (including, without limitation, coverage under Parent's existing policies of directors' and officers' liability insurance). In the event that the premiums for the continued coverage exceed 100% of the premiums for the coverage as of the date hereof (the "100% Amount"), Purchaser shall either substitute coverage meeting the requirements of the proviso in the preceding sentence or continue the existing insurance but reduce the maximum amount of coverage to that available for premiums equal to the 100% Amount.

    2.15 IOWA FACILITY. In light of the fact that upon consummation of the Merger it is anticipated that the only electronic data interchange facilities of the Purchaser will be located at the Acquired Company's processing and development operation in Dubuque, Iowa, it is the present intention of Purchaser to indefinitely continue in operation subsequent to the Closing such facility of the Acquired Company in Dubuque, Iowa.

    2.16 CERTAIN REPORTS. In the event the Merger is effective in the month of July, 1996, Parent will use its reasonable best efforts to make publicly available through a filing with the SEC the combined results of operations of Parent, Purchaser and Acquired Company for the month of August, 1996 by September 20, 1996. In the event the Merger is effective later than July 31, 1996, Parent will use its reasonable best efforts to include the combined results of operations of Parent, Purchaser and Acquired Company for the thirty
(30) days following the effective date of the Merger in Parent's 10-Q Quarterly Report for the quarter ending September 30, 1996.

    2.17 REASONABLE BEST EFFORTS. Parent, Purchaser and the Acquired Company shall use their respective reasonable best efforts to (a) promptly make all filings and seek to obtain all authorizations required under all applicable law with respect to the Merger and the other transactions contemplated hereby and will cooperate with each other with respect thereto; (b) promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Articles V, VI, and VII and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein as soon as practicable; and (c) subject to the exercise in good faith by the Directors or any officer of such party of their fiduciary duties to such party or its stockholders, not take any action which might reasonably be expected to impair the ability of the parties to consummate the Merger prior to September 30 (regardless of whether such action would otherwise be permitted or not prohibited hereunder).

III.  REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANY.

    The Acquired Company represents and warrants to Purchaser and Parent as follows:

    3.1  ORGANIZATION, STANDING AND FOREIGN QUALIFICATION.

    3.1.1. Each of the Acquired Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation as set forth in EXHIBIT 3.1 and has the requisite corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets that it now owns or leases.

    3.1.2. Each of the Acquired Company and the Subsidiaries is duly qualified and/or licensed to transact business and in good standing as a foreign corporation in the jurisdictions listed in EXHIBIT 3.1 hereto, and the character of the property owned or leased by the Acquired Company and the Subsidiaries and the nature of the business conducted by them do not require such qualification and/or licensing in any other jurisdiction where the failure to so qualify would have a Material Adverse Effect upon the Acquired Company or Subsidiary.

    3.2  AUTHORITY AND STATUS.

    3.2.1. The Board of Directors of the Acquired Company, by unanimous vote of all directors present at a meeting duly called and held, has (i) determined that the Merger is fair to and in the best interests of the stockholders of the Acquired Company and (ii) resolved to submit the Merger to and recommend approval of the Merger by the stockholders of the Acquired Company.

    3.2.2. The Acquired Company has the capacity and authority to execute and deliver this Agreement, to perform hereunder and, upon approval of the transactions provided for herein by the stockholders of the Acquired Company, to consummate the transactions contemplated hereby without any other corporate or stockholder approval. The execution, delivery and performance by the Acquired Company of this Agreement and each and every other agreement, document and instrument to which the Acquired Company is a party provided for herein have been duly authorized and approved by the Board of Directors of the Acquired Company. Assuming this Agreement and each and every agreement, document or instrument to be executed, delivered and performed by the Acquired Company in connection herewith are valid and legally binding obligations of Purchaser and Parent, this Agreement and each and every agreement, document and instrument to be executed, delivered and performed by the Acquired Company in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligation of the Acquired Company enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Attached hereto as EXHIBIT 3.2 are true, correct and complete copies of the current Articles or Certificates of Incorporation and Bylaws of the Acquired Company and the Subsidiaries.

    3.2.3. The Board of Directors of the Acquired Company received an opinion from Broadview Associates, L.P., its financial advisor, concurrently with the approval described in Section 3.2.1 above to the effect that the consideration to be received by the Acquired Company's stockholders in the Merger is fair to such stockholders from a financial point of view.

    3.3   CAPITALIZATION.   The entire authorized capital  stock of the Acquired
Company consists of Eleven Million Three Hundred Thousand (11,300,000) shares of stock, of which Ten Million

(10,000,000) shares are designated Common Stock, par value $0.01 per share, and One Million (1,000,000) shares are designated Preferred Stock, par value $1.00 per share and Three Hundred Thousand (300,000) shares are designated Series A Preferred Stock, par value $0.01 per share. Of the total authorized Common Stock, as of May 3, 1996, Five Million Sixty Four Thousand Six Hundred Seventy (5,064,670) shares were issued and outstanding and One Million Thirty Three Thousand Two Hundred Eighty Seven (1,033,287) shares were held in the Acquired Company's treasury. Of the total authorized Preferred Stock and Preferred A Stock, no shares have been issued. As of May 3, 1996, there were options outstanding under the Long-Term Incentive Plan and the Director Stock Plan entitling the optionees thereunder, upon valid exercise, to acquire in the aggregate Five Hundred Thirty Eight Thousand Two Hundred Fifty (538,250) shares of Common Stock. As of May 3, 1996, there were Three Thousand (3,000) shares of restricted stock outstanding under the Director Stock Plan. All the issued and outstanding shares of each of the Subsidiaries are owned by the Acquired Company and are held free and clear of all liens, claims, charges and encumbrances of any nature whatsoever. All of the outstanding shares of Acquired Company Stock (and any shares issued pursuant to presently outstanding options, if exercised and purchased at the applicable exercise price) were duly authorized (or will be when issued and the option price paid), validly issued, fully paid and nonassessable. None of the capital stock of the Acquired Company is entitled to or subject to preemptive rights. Other than the requisite stockholder vote to consummate the Merger, the authorization or consent of no other person or entity is required in order to consummate the transactions contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in the Acquired Company or any Subsidiary or the capital stock of the Acquired Company or any Subsidiary. Except as set forth on EXHIBIT 3.3, there are no outstanding options, warrants, calls, commitments or plans by the Acquired Company or any Subsidiary to issue any additional shares of their capital stock, to pay any dividends on such shares or to purchase, redeem, or retire any outstanding shares of their capital stock, nor are there outstanding any securities or obligations that are convertible into or exchangeable for any shares of capital stock of the Acquired Company. Following the Merger, the Acquired Company will have no obligation to issue, transfer or sell any shares of capital stock of any of the Subsidiaries. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Acquired Company or any of the Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Acquired Company or any of the Subsidiaries.

    3.4 ABSENCE OF EQUITY INVESTMENTS. Except for the Subsidiaries and as described in EXHIBIT 3.4 hereto, the Acquired Company does not, either directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, joint venture, trust or other business entity.

    3.5  LIABILITIES AND OBLIGATIONS OF THE ACQUIRED COMPANY AND THE
SUBSIDIARIES.

    3.5.1.  Attached  hereto as  EXHIBIT 3.5.1  are true,  correct and  complete copies of the Acquired Company's consolidated audited balance sheets as of December 31, 1993, December 31, 1994 and December 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, together with the reports of Ernst & Young LLP thereon, and an unaudited consolidated balance sheet as of March 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the three-month period then ended (respectively, the "1993, 1994, 1995 and Interim 1996 Financial Statements"). The 1993, 1994, 1995 and 1996 Interim Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects the financial condition of the Acquired Company and the Subsidiaries as of the respective dates thereof (subject, in the case of the Interim 1996 Financial Statements, to the absence of footnotes and to normal year-end adjustments).

    3.5.2. Neither the Acquired Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent or otherwise) including, without limitation, any liability that might result from an audit of their tax returns by any appropriate authority, except for (a) the liabilities and obligations of the Acquired Company and the Subsidiaries that are disclosed or reserved against in the Interim 1996 Financial Statements, EXHIBIT 3.5.2 hereto, or the notes to the 1995 Financial Statements, in each case to the extent and (except in the case of EXHIBIT 3.5.2) in the amounts so disclosed or reserved against,
(b) liabilities incurred or accrued in the ordinary course of business since March 31, 1996 and liabilities incurred in connection with the transactions referred to herein, (c) any liabilities to the extent disclosed in the Acquired Company Reports, and (d) any other liabilities which would not have a Material Adverse Effect.

    3.5.3.   Except  as disclosed  in the  Interim 1996  Financial Statements or
EXHIBIT 3.5.2, neither the Acquired Company nor any Subsidiary is in default with respect to any liabilities or obligations, the default of which would have a Material Adverse Effect, and all such liabilities or obligations shown or reflected in the Interim 1996 Financial Statements or EXHIBIT 3.5.2 and such liabilities incurred or accrued subsequent to March 31, 1996 have been, or are being, paid and discharged as they become due (except as disclosed in EXHIBIT 3.5.2), and all such liabilities and obligations were incurred in the ordinary course of business except as indicated in EXHIBIT 3.5.2.

    3.6  TAX RETURNS.

    3.6.1. The Acquired Company and the Subsidiaries have, as of the date hereof, and will prior to the Effective Time have, timely and accurately filed all federal, state, foreign and local income, franchise, sales, real and personal property and other tax returns and reports required to be filed by them prior to such dates and have timely paid, or will prior to the Effective Time timely pay, all taxes shown on such returns as owed for the periods of such returns, including all withholding or other payroll related taxes shown on such returns, except where the failure to so file any such return or report would not have a Material Adverse Effect upon the Acquired Company or any Subsidiary. The tax basis of all assets of the Acquired Company and the Subsidiaries as reflected on their books and records is correct and accurate in all material aspects. No material assessments or notices of deficiency or other communications have been received by the Acquired Company, nor have any been threatened, with respect to any such tax return that has not been paid, discharged or fully reserved in the Interim 1996 Financial Statements or EXHIBIT
3.6.1 hereto, and no amendments or applications for refund have been filed or are planned with respect to any such return. Except as set forth on EXHIBIT 3.6.1, there are no agreements between the Acquired Company or any Subsidiary and any taxing authority, including, without limitation, the IRS, waiving or extending any statute of limitations with respect to any tax return, and neither the Acquired Company nor any Subsidiary has filed any consent or election under the Tax Code, including, without limitation, any election under Section 341(f) of the Tax Code.

    3.6.2. Listed on EXHIBIT 3.6.2 are all employment related agreements executed by or in favor of or benefits in favor of the officers of the Acquired Company, including without limitation any and all agreements or benefits that could obligate the Acquired Company or any Subsidiary, or any successor in interest, to make any parachute payments as such term is defined in Section 280G of the Code. No such agreement or benefit, or any other agreement or benefit, obligate the Acquired Company or any Subsidiary, or any successor in interest, to make payments to any officers of the Acquired Company on account of any taxes owed by such officers.

    3.6.3. The Acquired Company and the Subsidiaries (a) have withheld proper and accurate amounts in compliance with the tax withholding provisions of all applicable laws for all compensation paid to the officers and employees of the Acquired Company and the Subsidiaries, (b) have correctly and properly prepared and duly and timely filed all returns and reports relating to those amounts withheld from their officers and employees and to their employer liability for employment taxes under the Tax Code and applicable state and local laws and (c) have duly and timely paid and remitted to the appropriate taxing authorities the amounts withheld from their officers and employees and any additional amounts that represent their employer liability under applicable law for employment taxes.

    3.6.4. The income tax returns of the Acquired Company have been audited by the IRS for all tax years through the year ended December 31,1992, and all taxes, deficiencies, penalties and interest relating to such tax years have been fully paid and satisfied by the Acquired Company.

    3.6.5. To the knowledge of the Acquired Company no issue has been raised by the IRS, any state or local taxing authority, or any other investigation or audit, that will have, or can be expected to have, a Material Adverse Effect on the Acquired Company or any Subsidiary.

    3.6.6. The 1993, 1994, 1995 and the Interim 1996 Financial Statements include, and the accounts of the Acquired Company and the Subsidiaries will include, for all periods up to and including the Closing Date, adequate provision for all unpaid applicable taxes, assessments, fees and charges relating to the Acquired Company and the Subsidiaries known to the Acquired Company.

    3.6.7. Neither the Acquired Company nor any Subsidiary is a "United States real property holding corporation" as defined in Section 897(c)(2) of the Tax Code.

    3.7 OWNERSHIP OF ASSETS. The Acquired Company and the Subsidiaries have title to all of their respective properties and assets used or useful in their respective businesses, other than leased property, licensed property and immaterial items of personal property (which in each case the Acquired Company or the Subsidiary has the right to use), in each case free and clear of any liens, security interests, claims, charges, options, rights of tenants or other encumbrances, except as disclosed or reserved against in Exhibit 3.7 or reserved against in the Interim 1996 Financial Statements (to the extent so disclosed or reserved against) and except for liens arising from current taxes not yet due and payable and other immaterial liens. Except as disclosed on Exhibit 3.7, neither the Acquired Company, nor any Subsidiary, has received any payment from a lessor in connection with or as inducement for entering into a lease in which the Acquired Company or a Subsidiary is a lessee or licensee, except fees and similar payment in historical amounts and in the ordinary course of business. Except as disclosed on EXHIBIT 3.7, all buildings and material items of machinery and equipment owned or leased by the Acquired Company or any Subsidiary are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear. Except as reserved against in the Interim 1996 Financial Statements, the inventories of the Acquired Company and the Subsidiaries consist only of items of supplies and computer-related equipment of a quality and quantity usable in the normal course of their businesses. Neither the Acquired Company nor any Subsidiary has received any notice of violation of any applicable zoning regulation, ordinance or other law, regulation or requirement relating to their operations and properties, whether owned or leased. All of the accounts receivable of the Acquired Company and the Subsidiaries as of the Effective Time will reflect actual transactions and will have arisen in the ordinary course of business.

    3.8   AGREEMENT DOES NOT VIOLATE OTHER  INSTRUMENTS.  Except as set forth on
EXHIBIT 3.8 hereto, the execution and delivery of this Agreement by the Acquired Company does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or Certificate of Incorporation, as amended, or Bylaws, as amended, of the Acquired Company or any Subsidiary or, except as set forth on EXHIBIT 3.8, violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any Material Contract, or any order, judgment or decree to which the Acquired Company or any Subsidiary is a party or is bound or by which the Acquired Company's or any Subsidiaries' assets are affected; provided that for purposes of this Section 3.8, "Material Contract" shall not include any contracts or agreements identified on EXHIBIT 3.14.2(IV)(B). Except for the applicable requirements of the HSR Act, the 1933 Act, the Exchange Act, applicable Blue Sky laws, and except as set forth on EXHIBIT 3.8, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to the Acquired Company, any Subsidiary or any assets, properties or operations of the Acquired Company or any Subsidiary in connection with the execution and delivery by the Acquired Company of this Agreement or the consummation of the transactions contemplated hereby.

    3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on EXHIBIT 3.9, since March 31, 1996, the Acquired Company and each of the Subsidiaries has operated in the ordinary course of business and there has not been (i) any material damage, destruction or other casualty loss with respect to property owned or leased by the Acquired Company or any of the Subsidiaries, whether or not covered by insurance, or any strike, work stoppage or slowdown or other labor trouble involving the Acquired Company or any of the Subsidiaries; (ii) any increase in dividends or employee compensation or benefits payable by the Acquired Company, except for normal increases in compensation consistent, in amounts and timing, with historical practices; (iii) any change in accounting methods; or (iv) any transaction, commitment, dispute or other event or condition that has resulted in any Material Adverse Effect in respect of the Acquired Company or any of the Subsidiaries.

    3.10 LITIGATION. Except as otherwise set forth in EXHIBIT 3.10 hereto, there is no suit, action, arbitration, proceeding, claim or investigation pending or, to the knowledge of the Acquired Company, threatened against or affecting the Acquired Company or any Subsidiary that would have a Material Adverse Effect, and, to the knowledge of the Acquired Company, there exists no reasonable basis or grounds for any such suit, action, arbitration, proceeding, claim or investigation.

    3.11 LICENSES AND PERMITS; COMPLIANCE WITH LAW. The Acquired Company and the Subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of their respective businesses and the use of their respective assets, except for such licenses, certificates, permits, franchises and rights the absence of which would not have a Material Adverse Effect. Except as noted in EXHIBIT 3.11, and except for any matters which will not have a Material
Adverse Effect in respect of the Acquired Company and the Subsidiaries, the Acquired Company and the Subsidiaries presently are conducting their respective businesses so as to comply with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority. Further, the Acquired Company and the Subsidiaries are not presently charged with, or under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation, or presently the subject of any pending or, to the knowledge of the Acquired Company, threatened adverse proceeding by any regulatory authority having jurisdiction over their respective businesses, properties or operations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the termination of any such license, certificate, permit, franchise or right held by the Acquired Company or any Subsidiary, the termination of which would have a Material Adverse Effect, and all such licenses, certificates, permits, franchises and rights will inure to the benefit of the Surviving Corporation after the consummation of the transactions contemplated by this Agreement.

    3.12 CONTRACTS, AGREEMENTS AND INSTRUMENTS GENERALLY. EXHIBIT 3.12 hereto consists of a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written) to which the Acquired Company or any Subsidiary is a party that involve the receipt of recurring revenues or an expenditure by the Acquired Company or any Subsidiary or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Acquired Company or any Subsidiary, which in each case relates to a contract, agreement, commitment or instrument that requires payments or results in recurring revenues in excess of $60,000 per year. EXHIBIT 3.12 also identifies (by parties and, in the case of Customer Contracts, by revenues or expenditures and expiration dates) (whether oral or written) all:

    3.12.1. contracts, agreements, commitments or other instruments in effect with any customer of the Acquired Company or any Subsidiary, including without limitation all consulting services agreements, software license agreements or other licenses, software development agreements, purchase commitments or installation agreements and maintenance or service agreements, if any, in each case that result in recurring revenues in excess of $60,000 per year, and including all CS3000 agreements, whether or not involving recurring revenues in excess of $60,000 per year (hereinafter referred to as the "Customer Contracts" and identified as such on EXHIBIT 3.12);

    3.12.2. leases, rental agreements or other contracts or commitments affecting the ownership or leasing of, title to or use of any interest in real or personal property with payments equal to or greater than $5,000 per month and all maintenance or service agreements relating to any real or personal property with payments equal to or greater than $5,000 per month;

    3.12.3. contracts or commitments providing for payments by the Acquired Company or any Subsidiary based in any manner upon the sales, purchases, receipts, income or profits of the Acquired Company or any Subsidiary;

    3.12.4. franchise agreements, marketing agreements or royalty agreements that require payments or result in recurring revenues in excess of $5,000 per month (and with respect to each such agreement, EXHIBIT 3.12 sets forth or describes the aggregate royalties or similar payment paid or payable thereunder by the Acquired Company or any Subsidiary as of the date hereof);

    3.12.5. employment contracts or commitments (including without limitation any standard form contracts such as employee nondisclosure agreements), and any other contracts, plans or commitments providing for any continuing payment of any type or nature, including, without limitation, any severance, termination, parachute, or other payments (whether due to a change in control, termination or otherwise) and bonuses and vested commissions. EXHIBIT 3.12 also includes a listing of all such agreements, if any, for which the standard form was materially or substantially modified or materially or substantially altered, and any contracts that are not in the standard form. Other than the standard form agreements listed on EXHIBIT 3.12, those listed variations from the standard form agreements and those listed agreements that are not in the standard form, there are no other agreements of the type referred to in this Section 3.12.5;

    3.12.6. contracts, agreements, understandings or arrangements restricting the Acquired Company or any Subsidiary from carrying on its business anywhere in the world;

    3.12.7. instruments or arrangements evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase-money obligation, guaranty, subordination, conditional sale, lease-purchase or otherwise providing for payments in excess of $5,000 per month;

    3.12.8. joint product development agreement with any party other than the Purchaser, other than Customer Contracts; and

    3.12.9. contracts or agreements with vendors of material equipment purchased by the Acquired Company or appointing the Acquired Company as a reseller of equipment, other than purchase orders in the ordinary course of business.

    The contracts, agreements, commitments and other instruments listed or required to be listed on EXHIBIT 3.12 or listed on an Exhibit referred to in
Section 3.14 hereof are herein referred to as the "Material Contracts."

    All the Material Contracts are valid and binding upon the Acquired Company or the applicable Subsidiary and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors rights generally and general principles of equity relating to the availability of equitable remedies. Except as listed on EXHIBIT 3.12, none of the Acquired Company, the applicable Subsidiary and, to the knowledge of the Acquired Company, any other party to any such contract, commitment or arrangement has breached any provision of, or is in default under, the terms thereof; and, except as listed on EXHIBIT 3.12, there are no existing facts or circumstances that would prevent the work in process of the Acquired Company or any Subsidiary or their contracts and agreements from maturing upon performance by the Acquired Company or the applicable Subsidiary into accounts receivable collectible in the aggregate in amounts consistent in all material respects with historical experience. Except as set forth on EXHIBIT 3.12, there are no contracts or commitments that require the performance of services or provision of goods by the Acquired Company at a direct cost or with a value for each such contract or commitment in excess of the revenue to be derived pursuant to the terms of such contract or commitment. Except for terms specifically described in EXHIBIT 3.12, neither the Acquired Company nor any Subsidiary has received any payment from any contracting party in connection with or as an inducement for entering into any contract, agreement, policy or instrument except for payment for actual services rendered or to be rendered by such Acquired Company or Subsidiary consistent with amount historically charged for such services.

    3.13 CUSTOMER CONTRACTS. A substantial majority of the Customer Contracts entered into within the prior two (2) years conform substantially to one of the forms attached hereto as EXHIBIT 3.13(A) (the "Customer Contract Forms"). Except as described on EXHIBIT 3.12 under the heading "Known Contract Defaults" and on Attachment A to EXHIBIT 3.13(B), with respect to each Specified Customer Contract, (i) each customer to which computer software represented as owned by or proprietary to the Acquired Company or a Subsidiary (the "Owned Software") has been licensed pursuant to such Specified Customer Contract and tendered or certified as operational by the Acquired Company or any Subsidiary (whichever is the case being referred to in this Section 3.13 as the "Vendor") has accepted such software to the extent and on the terms and conditions provided for in such Specified Customer Contract; (ii) in each case in which the Specified Customer Contract pursuant to which Owned Software is licensed incorporates response(s) by Vendor to a Request for Proposal by the customer, such software has met all material requirements set forth in such response(s); and (iii) all performance warranties with respect to Owned Software made by the Vendor in any Specified Customer Contract, including warranties with respect to capacity, availability, downtime and response time, have been satisfied in all material respects upon the terms and conditions and to the extent provided for in such Specified Customer Contract. Except as noted on EXHIBIT 3.13(B), none of the Specified Customer Contracts contains any of the following terms:

    3.13.1. any term for acceptance of any Owned Software that fails to specify a period of time or date for acceptance or standards applicable thereto;

    3.13.2. any provision granting the customer a right to a whole or partial refund of fees previously paid upon the non-acceptance or failure of any Owned Software to perform as warranted;

    3.13.3. any provision obligating the Vendor to indemnify a customer against consequential damages;

    3.13.4. any commitment by the Vendor to provide a hardware upgrade in response to or as a remedy for a breach of any software-related response-time warranty unless the customer party to the Specified Customer Contract in which the commitment is made is required to pay the cost of such upgrade and such costs are specified or described in such contract;

    3.13.5. any material deviation from the provisions in the applicable standard contract regarding confidentiality of the Owned Software;

    3.13.6. any provision granting an ownership interest (other than a license) in any Owned Software to a customer;

    3.13.7. any license for use by more than a single entity of any Owned Software unless the customer that is a party to such Customer Contract has agreed to pay a fee or fees with respect to each entity's use thereof;

    3.13.8. any provision naming a customer as an insured on any policy of insurance owned by the Vendor;

    3.13.9.  any joint product development agreement with any other party;

    3.13.10. any commitment or warranty made or given by the Vendor to design or modify any Owned Software so as to comply with any governmental regulations;

    3.13.11. any restrictions in any Specified Customer Contract on the ability of the Vendor to increase the fees for maintenance of any Owned Software applicable to any period beyond the period specified in such contract during which the customer that is a party to such contract is obligated to pay maintenance fees;

    3.13.12.  any commitment by the Vendor to sell computer hardware;

    3.13.13. any commitment by the Vendor to provide emergency back-up for either software or hardware; or

    3.13.14. any commitment by the Vendor to provide existing customers products developed in the future as a credit to existing payment obligations or for less than normal prices.

    As  used  herein  "Specified   Customer  Contracts"  means  all   contracts,
agreements,commitments or other instruments listed on EXHIBIT 3.13(C).

    3.14  INTELLECTUAL PROPERTY; COMPUTER SOFTWARE.

    3.14.1. EXHIBIT 3.14.1 hereto sets forth (i) a complete and correct list of all registered trademarks, trade names, service marks, service names, and brand names; all material unregistered trademarks, trade names, service marks, service names and brand names; all patents and registered copyrights; and all applications for the foregoing, if any, (setting forth the registration, issue or serial number of the same and a description of the same) applicable to or used in the businesses of, and owned by, the Acquired Company or any Subsidiary; and (ii) the owner of such intellectual property and any registration thereof or application therefor. Except pursuant to Customer Contracts and agreements between the Acquired Company and a Subsidiary with remarketers, dealers or distributors of the products of the Acquired Company or a Subsidiary identified on EXHIBIT 3.12, or pursuant to other customer contracts or agreements with remarketers, dealers or distributors that would have been required to be listed in EXHIBIT 3.12 but for the recurring revenues with respect to the same, neither the Acquired Company nor any Subsidiary has granted any licenses to third parties of any of the foregoing. Except as noted on EXHIBIT 3.14.1, all such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by the Acquired Company or a Subsidiary free and clear of all liens and security interests. Except as set forth on EXHIBIT 3.14.1, neither the Acquired Company nor any Subsidiary is currently in receipt of any notice of any violation of, and neither the Acquired Company nor any Subsidiary is violating in any respect that would have a Material Adverse Effect, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

    3.14.2.(i) EXHIBIT 3.14.2(I) contains a complete and accurate list of all Owned Software, other than immaterial Owned Software, which list specifies which of the Acquired Company and the Subsidiaries is the owner thereof. Except as set forth on EXHIBIT 3.14.2(I), the Acquired Company or one of the Subsidiaries has title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software, except claims that would have not a Material Adverse Effect. Except as set forth on EXHIBIT 3.14.2(I) and except for commercially available, over-the-counter "shrink-wrap" software, the Owned Software utilized for the CS3000 product is not dependent on any Licensed Software (as defined in subsection (ii) below) in order to operate fully in the manner in which it is intended. No Owned Software has been published or disclosed to any other parties except pursuant to contracts requiring such other parties to keep the Owned Software confidential and except where such disclosures were both incidental and immaterial. To the knowledge of the Acquired Company, no such other party has breached any such obligation of confidentiality.

    3.14.2(ii) EXHIBIT 3.14.2(II) contains a complete and accurate list of all software (other than commercially available over-the-counter "shrink-wrap" software and immaterial Licensed Software) under which the Acquired Company or any Subsidiary is a licensee, lessee or otherwise has obtained the right to use (the "Licensed Software"). Except as disclosed on EXHIBIT 3.12, the Acquired Company and each of the Subsidiaries are in compliance in all material respects with all applicable provisions of such agreements, and such instances of non-compliance disclosed on EXHIBIT 3.12 would not, in the aggregate, have a Material Adverse Effect. Except as disclosed on EXHIBIT 3.14.2(II), none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other

Licensed Software by the Acquired Company or Subsidiary. EXHIBIT 3.14.2(II) states with respect to any items disclosed thereon the duration of the applicable license. Neither the Acquired Company nor any Subsidiary has published or disclosed any Licensed Software to any other party except in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software. No party to whom the Acquired Company or a Subsidiary has disclosed Licensed Software has, to the knowledge of the Acquired Company, breached any obligation of confidentiality imposed on them by the Acquired Company or a Subsidiary relating thereto.

    3.14.2(iii) The Owned Software and Licensed Software and commercially available over-the-counter "shrink-wrap" software constitute all software used in the businesses of the Acquired Company and the Subsidiaries (collectively, the "Acquired Company Software"), other than immaterial Owned Software and immaterial Licensed Software. EXHIBIT 3.14.2(III) sets forth a list of all Persons that have provided the Acquired Company or any Subsidiary with contract programmers (other than employees of the Acquired Company or a Subsidiary), independent contractors and nonemployee agents who have performed, within the last three (3) years, computer programming services for the Acquired Company or any Subsidiary and identifies all contracts and agreements pursuant to which such services were performed. Except as disclosed on EXHIBIT 3.8, the transactions contemplated herein will not cause a breach or default under any licenses, leases or similar agreements relating to the Acquired Company Software or impair Purchaser's, the Acquired Company's or any Subsidiary's ability to use the Acquired Company Software in the same manner as such computer software is currently used by the Acquired Company or the Subsidiaries. Neither the Acquired Company nor any Subsidiary is infringing in any material respect any intellectual property rights of any other person or entity with respect to the Acquired Company Software, and, to the knowledge of the Acquired Company (ii) no other person or entity is infringing any intellectual property rights of the Acquired Company or any Subsidiary with respect to the Acquired Company Software.

    3.14.2(iv) EXHIBIT 3.14.2(IV)(A) lists and separately identifies all agreements pursuant to which the Acquired Company or any Subsidiary has been granted rights to market software owned by third parties, and EXHIBIT 3.14.2(IV)(B) lists and separately identifies all agreements pursuant to which the Acquired Company or any Subsidiary has granted marketing rights in the Acquired Company Software ("Marketing Rights") to third parties; provided, however, that EXHIBIT 3.14.2(IV)(B) excludes all agreements pursuant to which Marketing Rights have been granted with respect to Acquired Company Software offered as products of the Acquired Company and the Subsidiaries' Software Publishing business unit, other than agreements pursuant to which the third party to such agreement has been granted Marketing Rights to the exclusion of the Acquired Company or a Subsidiary; provided, further, that, of the agreements pursuant to which Marketing Rights have been granted with respect to the Acquired Company Software offered as products of the Acquired Company and the Subsidiaries' Group Practice business unit, EXHIBIT 3.14.2(IV)(B) lists only those constituting Customer Contracts entered into during the three (3)-year period immediately prior to the date of this Agreement.

    3.14.2(v) To the knowledge of the Acquired Company, none of the Acquired Company and the Subsidiaries has taken or failed to take any actions under the law of any foreign jurisdiction (other than the United States or any political subdivision thereof) where the Acquired Company or a Subsidiary has marketed or licensed Acquired Company Software that would materially restrict or limit the ability of the Acquired Company or any Subsidiary to protect, or prevent it from protecting, its ownership interests in, confidentiality rights of, and rights to market, license, modify or enhance, the Acquired Company Software.

    3.15 LABOR MATTERS. Except as set forth on EXHIBIT 3.15, within the last three (3) years neither the Acquired Company nor any Subsidiary has been the subject of any union activity or labor dispute, nor has there been any strike of any kind called or, to the knowledge of the Acquired Company, threatened to be called against any of them. Neither the Acquired Company nor any Subsidiary has violated in any material respect any applicable federal or state law or regulation relating to labor or labor practices. EXHIBIT 3.15 sets forth a true, correct and complete list of employer loans or advances from the Acquired Company and each Subsidiary to their respective employees. The Acquired Company and all Subsidiaries are in compliance with all applicable requirements of the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and the regulations promulgated thereunder (hereinafter collectively referred to as the "Immigration Laws"), except for any such noncompliance that would not have a Material Adverse Effect.

    3.16  BENEFIT PLANS.

    3.16.1. EXHIBIT 3.16 lists every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan; any medical, vision, dental or other health plan; any life insurance plan or any other employee benefit plan or fringe benefit plan; any other written or unwritten employee program, arrangement, agreement or understanding; commitments or methods of contribution or compensation (whether arrived at through collective bargaining or otherwise), whether formal or informal, whether funded or unfunded, and whether legally binding or not; including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA; that is currently or previously adopted, maintained, sponsored in whole or in part, or contributed to by the Acquired Company or any ERISA Affiliate of the Acquired Company, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse or other family member or beneficiary of such employee or retiree, director, independent contractor, stockholder, officer or consultant of the Acquired Company or any ERISA Affiliate of the Acquired Company or under (or in connection with) which the Acquired Company or an ERISA Affiliate of the Acquired Company has any contingent or noncontingent liability of any kind, whether or not probable of assertion (collectively, the "Benefit Plans"). Any of the Benefit Plans that is an "employee pension benefit plan," or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." No Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

    3.16.2. EXHIBIT 3.16 also lists, with respect to all Benefit Plans listed in EXHIBIT 3.16: (a) all trust agreements or other funding arrangements, including insurance contracts, all annuity contracts, most recent actuarial statements or valuations (if such actuarial statements or valuations are required to be prepared by applicable law), fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, and all amendments (if any) thereto, (b) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, and (c) where applicable, the most recent summary plan descriptions, any material modifications thereto. Contemporaneous with the delivery of the Exhibits to this Agreement, the Acquired Company has delivered a true and complete copy of each such Benefit Plan, agreement, most recent IRS letter or ruling, opinion, return, financial statement and summary plan description described in Sections 3.16.1 or
3.16.2 hereof, together with the annual report (Form 5500 Series) for the two most recent plan years for any Benefit Plan subject to such reporting requirements.

    3.16.3. All the Benefit Plans and any related trusts subject to ERISA comply with and have been administered in substantial compliance with the provisions of ERISA, all applicable provisions of the Tax Code relating to qualification and tax exemption under Tax Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations, and the Acquired Company has not received any notice from any governmental agency or instrumentality questioning or challenging such compliance. Any noncompliance or failure properly to maintain, operate or administer a Benefit Plan or related trust has not rendered nor will render (i) such Benefit Plan or related trust or the Parent, Purchaser or Acquired Company subject to or liable for any material taxes, penalties, or liabilities to any Person; (ii) the Benefit Plan subject to disqualification; or (iii) the trust subject to loss of tax-exempt status.

    3.16.4. None of the Acquired Company, any of the Subsidiaries, and, to the knowledge of the Acquired Company, any administrator or fiduciary of any such Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject the Acquired Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. To the knowledge of the Acquired Company, no material oral or written representation or communication with respect to any aspect of the Benefit Plans has been or will be made to employees of the Acquired Company prior to the Closing Date that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date, except for any amendments or terminations required by the terms of this Agreement. To the knowledge of the Acquired Company, there are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans (other than routine undisputed claims for benefits).

    3.16.5. All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate in all material respects as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate. Except as disclosed on EXHIBIT 3.16.5, all annual reports (Form 5500 series) required to be filed with respect to any Benefit Plan have been or will be timely filed prior to Closing.

    3.16.6. No non-exempt "prohibited transaction" (within the meaning of Section 4975(c) of the Tax Code) involving any Benefit Plan has occurred. None of the assets of any ERISA Plan is an "employer security" (within the meaning of Section 407(d)(1) of ERISA) or "employer real property" (within the meaning of
Section 407(d)(2) of ERISA).

    3.16.7. The only Benefit Plan that is or has been an "employee pension benefit plan" as defined in Section 3(2) of ERISA is the 401(k) Plan. The 401(k) Plan is qualified under Section 401(a) of the Tax Code and its related trust is exempt from tax under Section 501(a) of the Tax Code and no circumstances exist that could result in a disqualification of the 401(k) Plan or loss of tax-exempt status for its related trust. Neither the 401(k) Plan nor any predecessor plan has ever been subject to the provisions of Title IV of ERISA or to the minimum funding standards of Section 412 of the Tax Code.

    3.16.8. As of March 31, 1996, neither the Acquired Company nor any Subsidiary had any current or future liability with respect to any events or matters occurring, arising or accruing on or prior to such date under any Benefit Plan that was not reflected in the Interim 1996 Financial Statements, except for any liability which would not have a Material Adverse Effect.

    3.16.9. The Acquired Company does not maintain any Benefit Plan providing deferred or stock based compensation that is not reflected in the Interim 1996 Financial Statements.

    3.16.10. Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has maintained, and neither now maintains, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under
Part 6 of Title I of ERISA and Tax Code Section 4980B.

    3.16.11. Except as set forth on EXHIBIT 3.16.11, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of the Acquired Company or any of the Subsidiaries to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Acquired Company, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

    3.17 CUSTOMERS. Except as disclosed on EXHIBIT 3.17, none of the Acquired Company and the Subsidiaries has received any notice from, or has any knowledge that, any current customer of the Acquired Company or any Subsidiary as of March 31, 1996 or any date subsequent thereto, that is a party to a Customer Contract, has taken or will take any steps that could disrupt the business relationship of the Acquired Company or the Subsidiaries with such customer in any material respect.

    3.18 ENVIRONMENTAL MATTERS. Except as set forth in EXHIBIT 3.18, no real property now or previously owned or used by the Acquired Company or any Subsidiary or now or previously owned or leased by the Acquired Company or any Subsidiary (the "Real Property") has been used by the Acquired Company or any Subsidiary or, to the knowledge of the Acquired Company, any other party for the handling, treatment, storage or disposal of any Hazardous Substance. Except as set forth in EXHIBIT 3.18, no release, discharge, spillage or disposal into the environment of any Hazardous Substance and no soil, water or air contamination by any Hazardous Substance has occurred or is occurring in, from or on the Real Property (a) by virtue of the actions or failure to act of any of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party. Except as set forth in EXHIBIT 3.18, the Acquired Company and all Subsidiaries have complied in all material respects with all reporting requirements under any applicable federal, state or local environmental laws and any permits with respect to the Real Property, and there are no existing violations by the Acquired Company or any Subsidiary of any such environmental laws or permits with respect to the Real Property. Except as set forth in EXHIBIT 3.18, there are no claims, actions, suits, proceedings or investigations related to the presence, release, production, handling, discharge, spillage, transportation or disposal of any Hazardous Substance or ambient air conditions or contamination of soil, water or air by any Hazardous Substance pending or threatened (1) with respect to the Real Property (a) by virtue of the actions or failure to act of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party, or (2) otherwise against the Acquired Company or any Subsidiary, in any court or before any state, federal or other governmental agency or private arbitration tribunal and, to the knowledge of the Acquired Company, there is no basis for any such claim, action, suit, proceeding or investigation (i) with respect to the Real Property
(a) by virtue of the actions or failure to act of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party, or (ii) otherwise against the Acquired Company or any Subsidiary. Except as disclosed on EXHIBIT 3.18, to the knowledge of the Acquired Company or any Subsidiary, there are no underground storage tanks on the Real Property. To the knowledge of the Acquired Company, no building or other improvement included in the Real Property contains any exposed or friable asbestos currently required to be removed or otherwise treated under applicable law. For the purposes of this Agreement, "Hazardous Substance" shall mean any hazardous or toxic substance or hazardous or toxic waste as those terms are defined by any applicable federal, state or local law, ordinance, regulation, judgment, decision, order or decree, including, without limitation, the Comprehensive Environmental Recovery Compensation and Liability Act, 42 U.S.C. 9601 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. 1801 ET. SEQ. and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 ET SEQ., and petroleum, petroleum products and oil. The environmental condition of the property located at 520 CyCare Plaza, Dubuque, Iowa has not changed in any material respect from the condition thereof as described in the Phase I Report (as defined on EXHIBIT 3.18).

    3.19 INSURANCE. Set forth in EXHIBIT 3.19 is a complete list of all material insurance policies that the Acquired Company and the Subsidiaries maintain with respect to their respective businesses, properties or employees within the preceding thirty-six (36) months. Except as set forth in EXHIBIT 3.19, such policies are in full force and effect and, to the knowledge of the Acquired Company, no event has occurred that would give any insurance carrier a right to terminate any such policy. Such policies are adequate to insure against risks to which the Acquired Company, and any Subsidiaries and their respective properties and assets are exposed in the operation of their respective businesses in such amounts and types of coverage as are commercially reasonable and are consistent with practices in the industry in which the Acquired Company and the Subsidiaries operate. Except as set forth in EXHIBIT 3.19, since March 31, 1996, there has not been any change in the premiums payable pursuant to such policies.

    3.20 RELATED PARTY RELATIONSHIPS. Except as set forth in EXHIBIT 3.20, to the knowledge of the Acquired Company, no stockholder owning greater than a five-percent (5%) interest in the Acquired Company, no affiliate or member of the immediate family of any such stockholder, and no officer or director or member of the immediate family of such officer or director of the Acquired Company or any Subsidiary possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, or member of the immediate family of a director, officer or employee of, any corporation, partnership, firm, association or business organization that is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of the Acquired Company or any Subsidiary (except as a stockholder holding less than a one-percent 1% interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market).

    3.21 INFORMATION. The Acquired Company has made accessible to Purchaser or Parent each registration statement, schedule, report, proxy statement or information statement it has filed with the SEC since January 1, 1994, including, without limitation, (a) the Acquired Company's Annual Reports on Form 10-K for the years ended December 31, 1993, December 31, 1994, and December 31, 1995, including all documents incorporated therein, (b) the Acquired Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, (c) the Acquired Company's Proxy Statement dated March 29, 1996 and (d) all Reports of Acquired Company on Form 8-K since December 31, 1995 (collectively, the "Acquired Company Reports"). As of the date of this Agreement, the Acquired Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section 3.21, "material" means material to the financial condition, business, properties, rights or operations of the Acquired Company together with the Subsidiaries, taken as a whole.

    3.22 POOLING OF INTERESTS. The Acquired Company is not aware of any facts or circumstances in respect of it or its accounting procedures which would have the effect of precluding accounting for the transactions contemplated hereby as a "pooling of interests."

    3.23   DISCLOSURE AND  ABSENCE  OF UNDISCLOSED  LIABILITIES.   No  statement
contained herein or in any certificate, schedule, list, exhibit or other instrument furnished or required to be furnished to Purchaser pursuant to the provisions hereof contains, or will at the time it is finished contain, any untrue statement of any material fact or omits or omit to state any material fact necessary to make the Statements herein or therein not false or misleading. As used in this Section, "material" means material to the financial condition, business, properties, rights or operations of the Acquired Company and its Subsidiaries, taken as a whole.

    3.24 NO SPECIAL STOCKHOLDER RIGHTS. Except as disclosed on EXHIBIT 3.24, the Acquired Company has no agreement with any individual or entity that grants such person any rights as a stockholder of Acquired Company Stock that are in addition to such holder's rights under the Acquired Company's Certificate of Incorporation or Bylaws (including, without limitation, registration rights, preemptive rights, put rights, rights of co-sale or rights to Board representation).

IV.  REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT.

    Purchaser and Parent, jointly and severally, represent and warrant to the Acquired Company as follows:

    4.1  ORGANIZATION AND STANDING.

    4.1.1. Each of the Purchaser, the Parent and the Parent Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets that it now owns or leases.

    4.1.2. Each of the Purchaser, the Parent and the Parent Subsidiaries is duly qualified and/or licensed to transact business and in good standing as a foreign corporation in jurisdictions where the character of the property owned or leased by the Purchaser, the Parent and the Parent Subsidiaries and the nature of the business conducted by them requires such qualification and/or licensing, except where the failure to so qualify would not have a
Material Adverse Effect upon the Purchaser, the Parent and the Parent Subsidiaries, taken as a whole.

    4.2 CORPORATE POWER AND AUTHORITY. Each of Purchaser and Parent has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other Person whomsoever. The execution, delivery and performance by Purchaser and Parent of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by their respective Boards of Directors (or Executive Committees thereof). Assuming this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser and Parent in connection herewith are valid and legally binding on the Acquired Company, this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser and Parent in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Purchaser and Parent as applicable, enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. The Parent has provided to counsel for Acquired Company a true and correct copy of the Certificate of Incorporation and Bylaws, each as amended, of the Parent and Purchaser.

    4.3 CAPITALIZATION. The entire authorized capital stock of the Parent consist of two hundred fifty one million (251,000,000) shares of stock, of which two hundred fifty million (250,000,000) shares are designated Common Stock, par value $.05 per share, and one million (1,000,000) shares are designated preferred Stock, without par value. Of the total authorized Common Stock, as of April 30, 1996, approximately 40,386,274 were issued and outstanding and approximately 16,210,676 shares were held in the Parent's treasury. Of the total authorized Preferred Stock, no shares have been issued. As of April 30, 1996, there were options outstanding entitling the optionees thereunder, to acquire in the aggregate approximately 2,650,960 shares of Parent Stock. On May 14, 1996, the Board of Directors of the Parent authorized a stock split by means of a stock dividend providing for the issuance of one share of Parent Stock for each outstanding share of Parent Stock, with such dividend to be issued on June 10, 1996 to stockholders of record on May 27, 1996; and none of the share amounts provided in this Section 4.3 or elsewhere in this Agreement have been adjusted for such stock split. All the issued and outstanding shares of each of the Parent Subsidiaries are owned directly or indirectly by the Parent free and clear of all liens, claims, charges and encumbrances of any nature whatsoever. All of the outstanding shares of Parent Stock (and any shares issued pursuant to presently outstanding options, if exercised and purchased at the applicable exercise price) were duly authorized (or will be when issued and the option price paid), validly issues, fully paid and nonassessable. None of the capital stock of the Parent is entitled to or subject to preemptive rights. The authorization or consent of no other person or entity is required in order to consummate the transaction contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in the Parent or any Subsidiary.

    4.4 AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS. The execution and delivery of this Agreement by Purchaser and Parent do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the Certificate of Incorporation, as amended, or Bylaws, as amended, of Purchaser, Parent or of any Parent Subsidiary, or, violate or constitute an occurrence of default under any provision of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which Purchaser, Parent or any Parent Subsidiary is a party or is bound or by which any of their respective assets are affected. Except for the applicable requirements of the HSR Act, the

1933 Act, the Exchange Act, and applicable Blue Sky laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to Purchaser, Parent or any Parent Subsidiary, or any assets, properties or operations of Purchaser or Parent in connection with the execution and delivery by Purchaser and Parent of this Agreement or the consummation of the transactions contemplated hereby.

    4.5 RESERVATION OF SHARES. Purchaser will, prior to the Merger, in accordance with the terms thereof, have available shares of Parent Stock sufficient to complete the Merger. The shares of the Parent Stock issued pursuant to Article II will, when issued, be duly authorized, validly issued, fully paid and nonassessable and no stockholder of the Parent will have any preemptive rights of subscription or purchase in respect thereof.

    4.6 INFORMATION. Parent has made available to the Acquired Company each registration statement, schedule, report, proxy statement or information statement it has filed with the SEC since January 1, 1994, including, without limitation, (a) Parent's Annual Report on Form 10-K for the years ended December 31, 1994, and December 31, 1995, respectively, including all documents incorporated therein, (b) Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and (c) Reports of Parent on Form 8-K since December 31, 1995 (collectively, the "Parent Reports"). As of the date of this Agreement, the Parent Reports, taken together with information previously furnished by Parent to the Acquired Company, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section, "material" means material to the financial condition, results of operations, business, assets or properties of Parent together with the Parent Subsidiaries (including Purchaser), taken as a whole.

V.  CONDITIONS PRECEDENT TO RESPECTIVE OBLIGATIONS OF THE PARTIES.

    The obligations of Purchaser and Parent, on the one hand, and of the Acquired Company, on the other hand, to consummate, or cause to be consummated, the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions, any one or more of which may be waived in writing by such parties.

    5.1 ACTIONS OF GOVERNMENTAL AUTHORITIES. There shall not have been instituted or be pending any action, proceeding, application, claim or counterclaim by any government or governmental authority or agency, domestic or foreign, and Purchaser, Parent or the Acquired Company shall not have been notified by any such government, governmental authority or agency (or a representative thereof) of its present intention to commence, or recommend the commencement of, such an action or proceeding, that (i) challenges the acquisition by Purchaser or Parent of the Acquired Company Stock, restrains or prohibits or seeks to restrain or prohibit the making or consummation of the Merger or restrains or prohibits or seeks to restrain or prohibit the performance of this Agreement; (ii) prohibits or limits or seeks to prohibit or limit the ownership or operation by Purchaser or Parent of all or any substantial portion of the business or assets of the Acquired Company or any of the Subsidiaries or of Purchaser, Parent or any of their respective subsidiaries or compels or seeks to compel Purchaser or Parent to dispose of or to hold separate all or any substantial portion of the business or assets of the Acquired Company or any of the Subsidiaries or of Purchaser, Parent or any of their respective subsidiaries, or imposes or seeks to impose any material limitation on the ability of Purchaser or Parent to conduct such business or to own such assets; or (iii) imposes or seeks to impose limitations on the ability of Purchaser or Parent (or any other affiliate of Purchaser) to acquire or hold or to exercise full rights of ownership of the Surviving Corporation, including, but not limited to, the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation.

    5.2 OTHER LEGAL ACTIONS. There shall not have been any statute, rule, regulation, order or injunction enacted, promulgated, entered, enforced or deemed applicable to the Merger or this Agreement by any government, governmental authority or agency or court, domestic or foreign, and no claim or action for such shall have been instituted before a court, government or governmental authority or agency, and such shall not have been proposed before a legislative or regulatory body, that could be reasonably expected to result in any of the consequences referred to in clauses (i) through (iii) of Section 5.1 above.

    5.3 LEGAL APPROVALS. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law and the waiting period under the HSR Act shall have expired or have been terminated.

    5.4 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been adopted and approved by the affirmative vote or written consent of the holders of the outstanding shares of Acquired Company Stock by the vote or written consent required by, and in accordance with, the Delaware Code.

    5.5 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC at the Effective Time, no stop order suspending effectiveness shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing. The shares of Parent Stock to be issued or sold pursuant to the Registration Statement shall have been registered for issuance in the Merger under all applicable Blue Sky laws or shall be exempt from such registration, and no stop order shall have been issued with respect to the issuance or sale of such securities by any Blue Sky authority.

    5.6  NASDAQ APPROVAL.   The Parent Stock issuable  in the merger shall  have
been listed or approved for listing upon notice of issuance by NASDAQ Stock Market National Market.

    5.7 FAIRNESS OPINION. The Acquired Company shall have received an opinion dated as of the date of the mailing of the proxy statement and prospectus included within the Registration Statement to the stockholders of the Acquired Company from Broadview Associates, L.P., its financial advisor, confirming the opinion referred to in Section 3.2.3 hereof.

VI.  FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND PARENT.

    In addition to the conditions set forth in Article V above, all the obligations of Purchaser and Parent to consummate, or cause to be consummated, the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition and may be waived by Purchaser or Parent (which action shall be deemed a waiver by both Purchaser and Parent), in whole or in part, at any time and from time to time, in the sole discretion of Purchaser or Parent. The failure by either Purchaser or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any other right, and each right shall be deemed an ongoing right that may be asserted at any time and from time to time.

    6.1 REPRESENTATIONS OF ACQUIRED COMPANY. All representations and warranties of the Acquired Company contained in this Agreement, in the statements contained in the Exhibits hereto or in any certificate delivered by the Acquired Company pursuant to this Agreement shall be true and correct when made, and shall be true and correct at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, in each case (i) as if none of such representations and warranties contained any qualifications as to materiality or the absence of Material Adverse Effect, and
(ii) except for changes arising in connection with or contemplated by this Agreement; PROVIDED HOWEVER, that notwithstanding the foregoing, this condition shall be deemed to be satisfied if all breaches of such representations and warranties, after giving effect to clauses (i) and (ii) above, do not cumulatively constitute, or cumulatively could not reasonably be expected to have, a Material Adverse Effect.

    6.2 COVENANTS OF ACQUIRED COMPANY. The Acquired Company shall have, or caused to be, performed and observed in all respects all covenants, agreements and conditions hereto to be performed or observed at or before the Closing Date.

    6.3 NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement there shall not have been any change in the business, properties, rights or operations of the Acquired Company or its Subsidiaries, taken as a whole, which constitute a Material Adverse Effect on the Acquired Company and the Subsidiaries.

    6.4   CERTIFICATE.   Purchaser  shall have  received  a certificate  of  the
President of the Acquired Company, dated as of the Closing Date, certifying as to the matters set forth in Sections 6.1 through 6.3 above.

    6.5 OPINION OF ACQUIRED COMPANY'S COUNSEL. Purchaser and Parent shall have received an opinion of Snell & Wilmer L.L.P., counsel for the Acquired Company, dated as of the Closing Date substantially in the form set forth in EXHIBIT 6.5.

    6.6 TAX OPINION. Purchaser and Parent shall each have received an opinion from their counsel based upon appropriate representations of the parties and certain stockholders of the Acquired Company, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Tax Code.

    6.7 AFFILIATES AND PRINCIPAL STOCKHOLDERS. Purchaser and Parent shall have received the Rule 145 Letters and the Pooling Letters from the persons and at the times specified in Section 2.4, and the letters referenced in Section 2.13.2.

    6.8 ADDITIONAL INSTRUMENTS; CERTAIN CONSENTS. The Acquired Company shall have delivered to Purchaser or Parent certified copies of resolutions duly adopted by the Acquired Company's Board of Directors and stockholders, approving the Merger and authorizing the transactions contemplated hereby, and such other or additional instruments, endorsements and documents as Parent and Purchaser reasonably deem to be necessary to enable the Merger to be consummated as provided in this Agreement. Subject to the last three sentences of this Section 6.8, the Acquired Company shall have received the (i) waivers, consents and approvals to the transactions contemplated herein, which are listed on EXHIBIT 6.8(A), each in form and substance reasonably satisfactory to Parent and Purchaser and their counsel, and (ii) an assignment of all copyright and other rights of ownership in and to the products of the Acquired Company and the Subsidiaries from each of the entities described in EXHIBIT 3.14.2(III) that are also listed on EXHIBIT 6.8(B) in a form reasonably acceptable to Parent, Purchaser and their counsel. Further the Acquired Company shall have received a release and waiver in respect of the agreement identified on EXHIBIT 3.24 as to the matters listed on EXHIBIT 6.8(C) in a form reasonably acceptable to Parent, Purchaser and their counsel. With respect to those agreements among the "Licensing and Remarketing Agreements" identified on EXHIBIT 6.8(A) that involve the licensing by the Acquired Company or a Subsidiary of Licensed Software, in the event that the Acquired Company or a Subsidiary (whichever is a party thereto) notifies Purchaser no later than thirty (30) days following the date hereof that, notwithstanding its reasonable best efforts to do so, it will be unable to obtain a consent to assignment of the same to Purchaser by the Closing Date, then Acquired Company and Purchaser shall use their respective reasonable best efforts to arrange for the acquisition of a product or products comparable to those licensed to the Acquired Company or such Subsidiary thereunder at comparable cost; provided, however, that the inability of such parties to arrange for the same shall not relieve the Acquired Company or such Subsidiary of its obligations described above, unless the failure to obtain such consent, together with the failures, if any, to obtain consents with respect to such other "Licensing and Remarketing Agreements," would not have a Material Adverse Effect. With respect to each agreement included within such "Licensing and Remarketing Agreements" pursuant to which the Acquired Company or a Subsidiary has been granted the right to remarket the products of others, the inability of the Acquired Company or a Subsidiary (whichever is party to the same) to obtain the consent of the third party thereto to assign such agreement to the Purchaser shall not constitute a breach of this Section 6.8 unless such failure, together with the failure to obtain consents with respect to all other "Licensing and Remarketing Agreements," would have a Material Adverse Effect. The failure of the Acquired Company or a Subsidiary to obtain the consents to assignment to Purchaser of the "Customer Contracts" identified on EXHIBIT 6.8(A) shall not constitute a failure to fulfill the obligation set forth in this
Section 6.8 with respect to the same provided that the Customer Contracts with respect to which such consents have not been obtained do not involve in the aggregate the receipt of recurring revenue of greater than $613,000 on an annual basis and do not constitute three or more Customer Contracts.

    6.9 ACCOUNTANTS' POOLING LETTERS. Parent shall have received letters from Ernst & Young LLP and Arthur Andersen, LLP, dated as of the effective date of the Registration Statement and as of the Closing Date addressed to Parent advising it, as set forth in Section 2.3.2 hereof, that the Merger may be accounted for as a pooling of interests and otherwise in such form as is customary and reasonably acceptable to Parent.

    6.10 ACCOUNTANT'S COMFORT LETTERS. Purchaser and Parent shall have received letters from Ernst & Young dated as of the effective date of the Registration Statement and as of the Closing Date, addressed to Purchaser and Parent, containing such matters as are customarily contained in auditors' letters regarding the Acquired Company Information provided expressly for inclusion in such Registration Statement, and in form and substance reasonably satisfactory to Parent.

    6.11   COVENANTS  NOT TO  COMPETE.   Purchaser shall  have received executed
non-competition agreements from each of those persons listed on EXHIBIT 6.11A, with each such agreement in the form of EXHIBIT 6.11B hereto.

    6.12 FEE LIMITATION. The only fees and expenses to any investment banking firm or similar entity that will be incurred by Acquired Company in connection with the transaction with Parent and Purchaser will be the fees and expenses of Broadview Associates, L.P. and shall not exceed one percent (1%) of the consideration to be received by the Acquired Company's stockholders pursuant to the Merger.

VII.  FURTHER CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE ACQUIRED COMPANY.

    In addition to the conditions set forth in Article V above, all the obligations of the Acquired Company to consummate the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of the Acquired Company and may be asserted by the Acquired Company regardless of the circumstances giving rise to any such condition and may be waived by the Acquired Company, in whole or in part, at any time and from time to time, in the sole discretion of the Acquired Company for purposes of consummating the transactions contemplated herein. The failure by the Acquired Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any other right, and each right shall be deemed an ongoing right that may be asserted at any time and from time to time.

    7.1 REPRESENTATIONS OF PURCHASER AND PARENT. All representations and warranties made by Purchaser and Parent in this Agreement, in the statements contained in the Exhibits hereto or in any certificate delivered by the Purchaser or the Parent pursuant to this Agreement shall be true and correct when made, and shall be true and correct at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, in each case (i) as if none of such representations and warranties contained any qualifications as to materiality or the absence of Material Adverse Effect, and (ii) except for changes arising in connection with or contemplated by this Agreement; PROVIDED HOWEVER, that notwithstanding the foregoing, this condition shall be deemed to be satisfied if all breaches of such representations and warranties, after giving effect to clauses (i) and (ii) above, do not cumulatively constitute, or cumulatively could not reasonably be expected to have, a Material Adverse Effect.

    7.2 COVENANTS OF PURCHASER AND PARENT. Purchaser and Parent shall have, or caused to be, performed and observed in all respects all covenants, agreements and conditions hereof to be performed or observed by them at or before the Closing Date.

    7.3 NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement there shall not have been any change in the business, properties, rights or operations of the Parent or the Parent Subsidiaries, taken as a whole, which constitute a Material Adverse Effect on the Parent and the Parent Subsidiaries.

    7.4 CERTIFICATE. The Acquired Company shall have received a certificate of the President of each of Parent and Purchaser, dated as of the Closing Date, certifying as to the matters set forth in Sections 7.1 through 7.3 above.

    7.5 OPINION OF PARENT'S AND PURCHASER'S COUNSEL. The Acquired Company shall have received an opinion of Jones, Day, Reavis & Pogue, counsel to Parent and Purchaser, dated as of the Closing Date, substantially in the form set forth in EXHIBIT 7.4.

    7.6 TAX OPINION. The Acquired Company shall have received for the benefit of its stockholders an opinion from its tax counsel based upon appropriate assumptions and representations of the parties and certain stockholders of the Acquired Company, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Tax Code.

    7.7 ACCOUNTANT'S POOLING LETTERS. The Acquired Company shall have received letters from Ernst & Young LLP and Arthur Andersen,LLP, dated as of the effective date of the Registration Statement and as of the Closing Date addressed to the Acquired Company advising it, as set forth in Section 2.3.2 hereof, that the Merger may be accounted for as a pooling of interests and otherwise in such form as is customary and reasonably acceptable to the Acquired Company.

VIII.  CLOSING.

    8.1 TIME AND PLACE OF CLOSING. Unless another place or date is agreed to in writing by the Acquired Company and Purchaser, the Closing shall be held at the offices of Jones, Day, Reavis & Pogue, 3500 One Peachtree Center, 303 Peachtree Street N.E., Atlanta, Georgia 30308-3242, commencing at 10:00 a.m. Eastern Time, within two (2) business days of the last to occur of (i) the expiration or termination of the waiting period under the HSR Act, (ii) the Merger having been approved by the stockholders of the Acquired Company pursuant to the Delaware Code and (iii) the satisfaction or waiver of the other conditions set forth in Articles V, VI and VII. (The actual date of the Closing is referred in this Agreement as the "Closing Date.")

    8.2   TRANSACTIONS  AT CLOSING.    At the  Closing,  each of  the  following
transactions shall occur:

    8.2.1. THE ACQUIRED COMPANY'S PERFORMANCE. At the Closing, the Acquired Company shall deliver to Purchaser and Parent, the following:

        (a) copies of the consents and waivers described in Section 2.9;

        (b) satisfactory evidences of the approvals described in Section 5.4;

        (c) the certificate described in Section 6.4 to be delivered on the Closing Date;

        (d) certificates of compliance or certificates of good standing of the Acquired Company and of the Subsidiaries, as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of their respective incorporation;

        (e) certified copies of resolutions of the Board of Directors and stockholders of the Acquired Company approving the transactions set forth in this Agreement;

        (f) certificates of incumbency for the officers of the Acquired Company;

        (g) resignations of each trustee of each Benefit Plan;

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
        (h) Certificate of Merger and a Plan of Merger, each in form and content that complies with the Delaware Code, executed by the Acquired Company;

        (i)  the  opinion of  counsel for  the  Acquired Company,  referenced in
    Section 6.5;

        (j)  the Rule 145 Letters and Pooling Letters described in Section 2.4;

        (k) the letters described in Section 2.13.1 hereof;

        (l) the letters described in Section 2.3.2 hereof;

        (m) the letters from Ernst & Young LLP to be delivered by the Closing Date as described in Section 6.9;

        (n)  each of the Covenants Not  to Compete fully executed and delivered;
    and

        (o) such other evidence of the performance of all covenants and satisfaction of all conditions required of the Acquired Company by this Agreement, at or prior to the Closing, as Purchaser, Parent or their counsel may reasonably require.

    8.2.2. PERFORMANCE BY PURCHASER AND PARENT. At the Closing, Purchaser or Parent, as appropriate, shall deliver to the Acquired Company the following:

        (a) the certificates described in Section 7.4;

        (b) certificates of incumbency of the officers of Purchaser and of Parent who are executing this Agreement and the other documents contemplated hereunder;

        (c) certified copies of resolutions of the Boards of Directors of each of Purchaser and Parent (or Executive Committees thereof) approving the transactions set forth in this Agreement;

        (d) certificates of compliance or certificates of good standing of the Parent and the Purchaser, as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of their respective incorporation;

        (e) Certificate of Merger and a Plan of Merger, each in form and content that complies with the Delaware Code, executed by Purchaser;

        (f) certificates of incumbency for the officers of the Parent and the Purchaser;

        (g) the  opinion  of counsel  for  Purchaser and  Parent  referenced  in
    Section 7.5; and

        (h) the letters from Arthur Andersen, LLP, to be delivered by the Closing Date as described in Section 7.7;

        (i) such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Purchaser and of Parent by this Agreement at or before the Closing as the Acquired Company or its counsel may reasonably require.

IX.  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

    9.1 Except for the covenants contained in Sections 2.1.7(d), 2.1.10, 2.2.2, 2.3.6, 2.3.8, 2.13.1, 2.14 and 2.16, all representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Covenants Not To Compete) shall not survive the Closing, and thereafter no party hereto and no officer, director or employee of any such party shall have any liability whatsoever with respect to any such representation, warranty or agreement except for liabilities arising from fraud, willful misconduct or criminal acts.

X.  TERMINATION.

    10.1 METHOD OF TERMINATION. This Agreement constitutes the binding and irrevocable agreement of the parties to consummate the transactions contemplated hereby, the consideration for which is (a) the covenants set forth in Article II hereof, and (b) expenditures and obligations incurred and to be incurred by Purchaser and Parent, on the one hand, and by the Acquired Company, on the other hand, in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

    10.1.1. By the mutual consent of the Boards of Directors of the Acquired Company and Parent, notwithstanding prior approval by the stockholders of any or all of such corporations;

    10.1.2. By the Board of Directors of the Parent in accordance with its rights under Section 10.3;

    10.1.3. By the Board of Directors of the Acquired Company after September 30, 1996, if any of the conditions set forth in Articles V and VII hereof, to which the Acquired Company's obligations are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of it or the Subsidiaries;

    10.1.4. By Purchaser after September 30, 1996, if any of the conditions set forth in Articles V and VI hereof, to which the obligations of Purchaser and Parent are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Purchaser or Parent.

    10.1.5. By the Board of Directors of the Acquired Company if in the exercise of its good faith determination, as set forth in Section 2.11, as to its fiduciary duties to the Acquired Company's stockholders imposed by law, the Board of Directors of the Acquired Company decides that such termination is required.

    10.2  EFFECT OF TERMINATION.

    10.2.1. Except as provided in Section 10.2.2, and except as provided in the immediately succeeding sentence, in the event of a termination of this Agreement pursuant to Section 10.1.1, Section 10.1.2, Section 10.1.3 or Section 10.1.4 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or stockholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder. Except as provided in Section 10.2.2, in the event of a termination of this Agreement by Acquired Company pursuant to Section 10.1.3 hereof by reason of a breach by Parent and/or Purchaser of one or more of their respective representations, warranties or covenants contained herein (which, in turn, causes one or more of the conditions in Sections 7.1, 7.2 or 7.4 not to be fulfilled), or a termination of this Agreement by Purchaser pursuant to Section 10.1.4 hereof by reason of a breach by Acquired Company of one or more of its representations, warranties or covenants contained herein (which, in turn, causes one or more of the conditions in Sections 6.1, 6.2 or 6.4 not to be fulfilled), then such breaching party (the "Breaching Party" (and if either Parent or Purchaser has so breached, then Parent and Purchaser shall be deemed to be a single Breaching Party for all purposes hereunder)) shall pay to the non-breaching party (the "Non-Breaching Party") the sum of $10,000,000, which shall constitute liquidated damages and shall be the sole and exclusive remedy of the Non-Breaching Party for any and all damages arising under or in connection with this Agreement, and, upon payment of such amount, neither the Breaching Party nor any of its officers, directors, employees, agents, representatives or stockholders shall have any liability or further obligation to the Non-Breaching Party under or in connection with this Agreement or any such termination thereof.

    10.2.2. In the event the Agreement is terminated (a) by the Acquired Company in accordance with Section 10.1.5, or (b) by the Parent, Purchaser or Acquired Company in accordance with Section 10.1.3 or 10.1.4 by reason of the failure of the condition set forth in Section 5.4 hereof, then the Acquired Company shall promptly pay (i) in an aggregate amount not to exceed $500,000, all reasonable costs and expenses of Purchaser and Parent incurred in connection with the negotiation and performance of this Agreement including without limitation fees and expenses of counsel, fees and expenses of independent public accountants, printing expenses and registration fees and (ii) to Purchaser a fee in the amount of $10,000,000 in the case of a termination as described in clause
(a) above. In the case of any termination of this Agreement under Section 10.1.5 (and solely by reason thereof), payment of the amount specified in the preceding sentence shall constitute liquidated damages and shall be the sole and exclusive remedy of the Parent and the Purchaser for any and all damages arising under or in connection with this Agreement, and, upon payment of the amount specified in the preceding sentence, neither the Acquired Company nor any officers, directors, employees, agents, representatives or stockholders of the Acquired Company shall have any liability or further obligation to the Parent or the Purchaser under or in connection with this Agreement or any such termination hereof.

    10.3 RISK OF LOSS. The Acquired Company retains all risk of condemnation, destruction, loss or damage due to fire or other casualty from the date of this Agreement up to the Effective Time. If the condemnation, destruction, loss, or damage is such that the business of the Acquired Company and the Subsidiaries, taken as a whole, is materially interrupted or curtailed or the assets of the Acquired Company and the Subsidiaries, taken as a whole, are materially affected, then Purchaser shall have the right to terminate this Agreement.

XI.  GENERAL PROVISIONS.

    11.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similar overnight delivery service with receipt acknowledged addressed as follows:

    11.1.1.  If to the Acquired Company:
           CyCare Systems,Inc.
           7001 North Scottsdale Road, Suite 1000
           Scottsdale, Arizona 85323-3644
           Attn: Mr. Jim H. Houtz
           and to:
           Snell & Wilmer LLP
           One Arizona Center
           Phoenix, Arizona 85004-0001
           Attn: Matthew P. Feeney, Esq.

    11.1.2.  If to Purchaser or Parent:
           HBO & Company
           301 Perimeter Center North
           Atlanta, Georgia 30346
           Attn: Mr. Jay P. Gilbertson
           and to:
           Jones, Day, Reavis & Pogue
           3500 One Peachtree Center
           303 Peachtree Street, N.E.
           Atlanta, Georgia 30308-3242
           Attention: John E. Zamer, Esq.

    11.1.3. If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail or by overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or shipped by overnight delivery service to a party in accordance with this Section 11.1 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mails or the delivery to the overnight delivery service.

    11.1.4. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 11.1.

    11.2 BROKERS. Purchaser and Parent, jointly and severally, represent and warrant to the Acquired Company that no broker or finder has acted for them or any entity controlling, controlled by or under common control with them in connection with this Agreement. The Acquired Company represents and warrants to Purchaser and the Parent that, except for Broadview Associates, L.P., no broker or finder has acted for it or any entity controlling, controlled by or under common control with it in connection with this Agreement. The Acquired Company agrees to indemnify and hold harmless Purchaser and Parent against any fee, loss, or expense arising out of any claim by Broadview Associates, L.P., or any other broker or finder employed or alleged to have been employed by it or any of the Subsidiaries or any of the Acquired Company's stockholders. The Parent and Purchaser agree to indemnify and hold harmless the Acquired Company against any fee,loss or expense arising out of any claim by any broker or finder employed or alleged to have been employed by Parent, Purchaser or any of the Parent Subsidiaries. The fees and expenses of Broadview Associates, L.P. and any other broker or finder shall be paid by the Acquired Company, subject to the limitations set forth in Section 6.12, in conjunction with such other fees set forth in Section 11.5.

    11.3 FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Effective Time, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

    11.4 WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

    11.5 EXPENSES. Except as provided in 10.2.2, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party that has incurred the same.

    11.6 PRESS RELEASES AND DISCLOSURE. In the event that either party proposes to issue, make or distribute any press release, public announcement or other written publicity or disclosure prior to the Closing Date that refers to the transactions contemplated herein, the party proposing to make such disclosure shall provide a copy of such disclosure to the other parties and shall afford the other parties reasonable opportunity (subject to any legal obligation of prompt disclosure) to comment on such disclosure or the portion thereof which refers to the transactions contemplated herein prior to making such disclosure.

    11.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

    11.8   HEADINGS.   The section  and  other headings  in this  Agreement  are
inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

    11.9 ENTIRE AGREEMENT. This Agreement and all agreements referenced specifically in this Agreement and executed as required by this Agreement constitute the entire agreement among the parties hereto and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

    11.10 REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any such other right, power or remedy by such party.

    11.11   SPECIFIC  PERFORMANCE.   The  parties acknowledge  that,  except  as
provided in Section 10.2, money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

    11.12   GOVERNING LAW.   Except to the  extent the transactions contemplated
hereby are governed by the Delaware Code, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

    11.13    COUNTERPARTS.   This  Agreement  may  be executed  in  two  or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    11.14 NO AGREEMENT UNTIL EXECUTED. This Agreement shall not constitute or be deemed to evidence a contract or agreement among the parties hereto unless and until executed by all parties hereto, irrespective, of negotiations among the parties or the exchanging of drafts of this Agreement.

    11.15 PRONOUNS. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

    11.16 EXHIBITS INCORPORATED. All Exhibits attached hereto are an integral part of this Agreement.

    11.17  TIME OF ESSENCE.  Time is of the essence in this Agreement.

    11.18 KNOWLEDGE. The term "knowledge" when applied to any party to this Agreement shall refer only to the actual knowledge of that party (or in the case of either Parent, Purchaser or Acquired Company, the actual knowledge of its respective employees listed or described on EXHIBIT 11.18), but no information known by any other employee, or any attorney, accountant or other representative, of such party shall be imputed to such party.

    IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                                      "PURCHASER":
                                      HBO & COMPANY OF GEORGIA
                                      By:_ /s/ JAY P. GILBERTSON________________
                                      Title:_Sr. V. P._-_Finance and Chief
                                      Financial Officer__

                                      "PARENT":
                                      HBO & COMPANY

                                      By:_ /s/ JAY P. GILBERTSON________________
                                      Title:_Sr. V. P._-_Finance and Chief
                                      Financial Officer__

                                      "ACQUIRED COMPANY":
                                      CYCARE SYSTEMS, INC.

                                      By:_ /s/ J. H. HOUTZ______________________
                                      Title:_Chief Executive Officer and
                                      Chairman__________________________________

                                                                      APPENDIX B
                           BROADVIEW ASSOCIATES, L.P.
                   BROADVIEW ASSOCIATES INC., GENERAL PARTNER

One Bridge Plaza
Fort Lee, New Jersey 07024
201/346-9000
FAX 201/346-9191

                                                       , 1996
                                                 CONFIDENTIAL

Board of Directors
CyCare Systems, Inc.
7001 North Scottsdale Rd., Suite 1000
Scottsdale, AZ 85253

Dear Members of the Board:

We understand that CyCare Systems, Inc. ("CyCare"), HBO & Company ("HBOC"), and HBO & Company of Georgia (the "Purchaser") are proposing a transaction (the "Transaction") pursuant to which, through the merger of CyCare with and into the Purchaser, each share of CyCare stock issued and outstanding shall be converted into the right to receive 0.86 of a share of HBOC stock, subject to adjustment as provided in the Agreement (as defined below). The proposed Transaction is intended to be a tax-free reorganization within the meaning of section 368(a) of the United States Internal Revenue Service Code of 1986, as amended, and to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board. The terms and conditions of the Transaction are more fully detailed in the Agreement.

You have requested our opinion as to whether the consideration to be received by CyCare's stockholders in the Transaction is fair, from a financial point of view, to CyCare's stockholders.

Broadview Associates focuses on providing merger and acquisition advisory services to information technology ("IT") companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to CyCare's Board of Directors and will receive a fee from CyCare upon the successful conclusion of the Transaction.

San Mateo, CA                     Fort Lee, NJ                            London

            Member, National Association of Securities Dealers, Inc.

                           BROADVIEW ASSOCIATES, L.P.
                   BROADVIEW ASSOCIATES INC., GENERAL PARTNER

CyCare Systems, Inc. Board of Directors                                   , 1996

Page 2

In rendering our opinion, we have, among other things:

1.) reviewed the terms of the Agreement of Merger (the "Agreement") furnished to us by Snell & Wilmer L.L.P.;

2.) reviewed the financial statements of CyCare for its fiscal years ended December 31, 1993, 1994, and 1995 audited by Ernst & Young LLP and the unaudited financial statements of CyCare for the three months ended March 31, 1996 included within CyCare's Form 10-Q for such period;

3.) reviewed internal historical financial and operating data concerning CyCare prepared and provided to us by CyCare management;

4.) reviewed financial projections for CyCare prepared and provided to us by CyCare management;

5.)  participated  in  discussions   with  CyCare   management  concerning   the
     operations, business strategy, financial performance and prospects for CyCare;

6.) discussed with CyCare management its view of the strategic rationale for the Transaction;

7.)  reviewed the reported closing prices and trading activity for CyCare stock;

8.) compared certain aspects of the financial performance of CyCare with public companies we deemed comparable;

9.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Transaction;

10.) reviewed HBOC's annual  report and  Form 10-K  for the  fiscal years  ended
     December 31, 1993, 1994, and 1995 and Form 10-Q for the three month period ended March 31, 1996 including the financial statements included therein;

11.) participated in discussions with HBOC management concerning the operations, business strategy, financial performance and prospects for HBOC;

12.) discussed with HBOC management its view of the strategic rationale for the Transaction;

13.) reviewed the reported closing prices and trading activity for HBOC stock;

14.) considered  the  total  number of  shares  of HBOC  stock  outstanding, the average weekly trading volume of HBOC stock, and the maximum time period for CyCare stockholders to liquidate their HBOC stock given SEC regulations;

15.) reviewed recent equity analyst reports covering HBOC;

16.) analyzed the anticipated effect of the Transaction on the future financial performance of the consolidated entity;

17.) participated in negotiations and discussions related to the Transaction among CyCare, HBOC and their financial and legal advisors; and

                           BROADVIEW ASSOCIATES, L.P.
                   BROADVIEW ASSOCIATES INC., GENERAL PARTNER

     CyCare Systems, Inc. Board of Directors                              , 1996

     Page 3

18.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by CyCare or HBOC. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of CyCare as to the future performance of CyCare. We have neither made nor obtained an independent appraisal or valuation of any of CyCare's assets. We have not reviewed any internal financial projections prepared by HBOC management as such projections have not been made available to us.

     Based upon and subject to the foregoing, we are of the opinion that the consideration to be received by CyCare's stockholders in the Transaction is fair, from a financial point of view, to CyCare's stockholders.

     This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of CyCare in connection with its consideration of the Transaction, and does not constitute a recommendation to any CyCare stockholder as to how such stockholder should vote on the Transaction. Broadview Associates does not believe that any other person other than the Board of Directors of CyCare has the legal right under state law to rely on this opinion and, in the absence of any governing precedents, we would resist any assertion otherwise by any such person. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview Associates hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement/ Prospectus to which this opinion appears as Appendix B.

                                         Sincerely,

                                         Broadview Associates, L.P.

                                     PROXY

                              CYCARE SYSTEMS, INC.

                     7001 NORTH SCOTTSDALE ROAD, SUITE 1000
                         SCOTTSDALE, ARIZONA 85253-3644

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The  undersigned hereby appoints                    and                    ,
and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent, and to vote as designated on the reverse side, all of the shares of Common Stock of CyCare Systems, Inc.
held of record by the undersigned on             , 1996, at a Special Meeting of
Stockholders  to be held on             ,              , 1996 or any adjournment
or postponement thereof upon the following matter, as set forth in the Notice of
said Meeting dated             , 1996, a copy of which has been received by  the
undersigned.

1. APPROVAL OF AGREEMENT OF MERGER dated May 18, 1996, by and among CyCare Systems, Inc., HBO & Company and HBO & Company of Georgia.

              / /  FOR          / /  AGAINST          / /  ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

    PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
                                              Signature: _______________________
                                              Date _____________________________
                                              Signature: _______________________
                                              Date _____________________________

                                              Please  sign exactly  as your name
                                              appears  on  this  proxy.  If  the
                                              shares  represented by  this proxy
                                              are held  by joint  tenants,  both
                                              must   sign.   When   signing   as
                                              attorney, executor, administrator,
                                              trustee or  guardian, please  give
                                              full title as such. If stockholder
                                              is  a corporation,  please sign in
                                              full corporate  name by  President
                                              or  other  authorized  officer. If
                                              stockholder  is   a   partnership,
                                              please sign in partnership name by
                                              authorized person.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    HBO & Company's (the "Company") By-Laws (Article IX, Section 1) provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or thereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under such article.

    Article IX, Section 2 of the Company's By-Laws provides that the Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

    With respect to indemnification of officers and directors, Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    In addition, the General Corporation Law of Delaware enables a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of a director's fiduciary duty as a director. The statute provides, however, that liability for (a) breach of the director's duty of loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (c) the unlawful purchase or redemption of stock or unlawful dividends or (d) transactions from which a director derived an improper personal benefit cannot be eliminated or limited in this manner. The Company's Certificate of Incorporation contains such provisions.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.   Items marked  with an  asterisk, "*,"  relate to  management contracts or compensatory plans or arrangements. The following exhibits are filed as part of this Registration Statement.

 EXHIBIT
 NUMBER                                                DESCRIPTION
- ---------  ---------------------------------------------------------------------------------------------------
 2         Agreement of Merger dated May 18, 1996 by and among HBO & Company, HBO & Company of Georgia and
            CyCare Systems, Inc. (included as Appendix A to the Proxy Statement/Prospectus contained in Part I of this Registration Statement).
 5         Form of Opinion of Jones, Day, Reavis & Pogue re legality.
 8         Form of Opinion of Snell & Wilmer L.L.P. re tax matters.
23(a)      Consent of Arthur Andersen LLP.
23(b)      Consent of Ernst & Young LLP.
23(c)      Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).
23(d)      Consent of Snell & Wilmer L.L.P. (included in Exhibit 8).
23(e)      Consent of Broadview Associates, L.P. (included as Appendix B to the Proxy Statement/Prospectus contained in Part I of this Registration Statement).
24         Power of Attorney (included in signature page).
99.1       Letter Agreement, dated May 18, 1996, by and among HBO & Company, HBO & Company of Georgia and
            CyCare Systems, Inc.
99.2       Letter Agreement, dated June 10, 1996, by and among HBO & Company, HBO & Company of Georgia and
            CyCare Systems, Inc.

    The following exhibits filed with the Securities and Exchange Commission are incorporated by reference as shown below.

 EXHIBIT
  NUMBER                                                        DESCRIPTION
- ----------             ----------------------------------------------------------------------------------------------
                       ON MAY 13, 1981, AS PART OF ITS REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NUMBER
                        2-72275):
  4(a)         --      Specimen forms of certificates for Common Stock of Registrant.
                       ON FEBRUARY 15, 1991, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 2-75987):
 *4            --      HBO & Company 1981 Incentive Stock Option Plan, as amended.
                       ON FEBRUARY 22, 1991, AS PART OF ITS FORM 8-K:
 *4            --      HBO & Company Rights Agreement.
                       ON MARCH 26, 1991, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 2-92030):
 *4            --      HBO & Company Nonqualified Stock Option Plan, as amended.
                       ON MARCH 27, 1991, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-12051):
 *4            --      HBO & Company 1986 Employee Nonqualified Stock Option Plan, as amended.
                       ON AUGUST 12, 1993, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-67300):
 *4            --      HBO & Company 1993 Stock Option Plan for Nonemployee Directors.
                       ON JUNE 14, 1994, AS PART OF ITS FORM 8-K REPORT DATED JUNE 13, 1994, AS AMENDED BY FORM 8-KA
                        DATED JUNE 30, 1994 AND FILED WITH THE COMMISSION ON JULY 1, 1994:
  2            --      Asset Purchase Agreement among IBAX Healthcare Systems, Baxter Healthcare Corporation,
                        International Business Machines Corporation, Baxter Systems, Inc., HCPG Corporation, HBO &
                        Company and HBO & Company of Georgia dated May 31, 1994.
                       ON JULY 20, 1994, AS PART OF THE FORM S-4 REGISTRATION STATEMENT DATED JULY 19, 1994, AS
                        AMENDED BY AMENDMENT NO. 1 TO FORM S-4 DATED AUGUST 10, 1994, AND FILED WITH THE COMMISSION
                        ON AUGUST 11, 1994, AND FURTHER AMENDED BY AMENDMENT NO. 2 TO FORM S-4 DATED AUGUST 10, 1994,
                        AND FILED WITH THE COMMISSION AUGUST 11, 1994:
  2            --      Agreement of Merger dated June 30, 1994, by and among HBO & Company, HBO & Company of Georgia and Serving Software, Inc.
  3            --      Amended Bylaws.
                       ON AUGUST 17, 1994, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-82962):
 *4            --      HBO & Company 1990 Executive Incentive Plan, as amended.
                       ON SEPTEMBER 15, 1994, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-84034):
 *4            --      1986 Incentive Stock Option Plan of Serving Software, Inc.
                       ON MARCH 17, 1995, AS PART OF ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994:
 *4            --      Chief Executive Officer Incentive Plan.
                       ON MAY 9, 1995, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-59173):
 *4            --      HBO & Company 1986 Nonqualified Stock Option Agreement, HBO & Company 1991 Nonqualified Stock
                        Option Agreement 1 and HBO & Company 1991 Nonqualified Stock Option Agreement 2.

 EXHIBIT
  NUMBER                                                        DESCRIPTION
- ----------             ----------------------------------------------------------------------------------------------
                       ON JUNE 23, 1995, AS PART OF ITS FORM 8-K DATED JUNE 23, 1995, AS AMENDED BY FORM 8-KA DATED
                        JULY 31, 1995, AND FILED WITH THE COMMISSION ON JULY 31, 1995, AS FURTHER AMENDED BY FORM
                        8-KA2 DATED AUGUST 8, 1995 AND FILED WITH THE COMMISSION ON AUGUST 8, 1995:
  2            --      Stock Purchase Agreement, dated as of May 16, 1995, among First Data Corporation, FDC Health,
                        Inc., First Data Health Systems Corporation, HBO & Company, and HBO & Company of Georgia, as
                        amended by letter agreement dated June 17, 1995.
                       ON AUGUST 17, 1995, AS PART OF ITS FORM S-4 REGISTRATION STATEMENT DATED AUGUST 17, 1995, AS
                        AMENDED BY AMENDMENT NO. 1 TO FORM S-4 DATED SEPTEMBER 1, 1995, AND FILED WITH THE COMMISSION
                        ON SEPTEMBER 1, 1995:
  2            --      Agreement of Merger dated July 14, 1995, by and among HBO & Company, HBO & Company of Georgia and CliniCom Incorporated.
                       ON OCTOBER 5, 1995, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-63213):
 *4            --      1985 Employee Stock Option Plan of CliniCom Incorporated.
                       ON MARCH 13, 1996, AS PART OF ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995:
 *4            --      HBO & Company 1983 Employee Discount Stock Purchase Plan, as restated.
                       ON MAY 21, 1996, AS PART OF ITS FORM 8-K DATED MAY 21, 1996, AND FILED WITH THE COMMISSION ON
                        MAY 21, 1996:
  3(i)         --      Amended and Restated Certificate of Incorporation of Registrant.

    (b) Financial Statement Schedules.

    No financial statement schedules are required to be filed herewith.

    (c) The opinion of Broadview Associates, L.P. is included as Appendix B to the Proxy Statement/ Prospectus contained in Part I of this Registration Statement.

ITEM 22.  UNDERTAKINGS.

    (a) (i) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (ii) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

           (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (iii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, in the State of Georgia, on the 6th day of June, 1996.

                                          HBO & COMPANY

                                          By:        /s/ Charles W. McCall

                                             -----------------------------------
                                                      Charles W. McCall
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. McCall and Jay P. Gilbertson, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                       TITLE                                                   DATE
- ------------------------------  --------------------------------------------------  -------------

/s/ CHARLES W. MCCALL           Director, President and Chief Executive Officer     June 6, 1996
- ------------------------------   (Principal Executive Officer)
(Charles W. McCall)

/s/ JAY P. GILBERTSON           Senior Vice President -- Finance, Chief Financial   June 6, 1996
- ------------------------------   Officer, Principal Accounting Officer, Treasurer
(Jay P. Gilbertson)              and Assistant Secretary (Principal Financial
                                 Officer and Principal Accounting Officer)

/s/ HOLCOMBE T. GREEN, JR.      Chairman of the Board of Directors                  June 6, 1996
- ------------------------------
(Holcombe T. Green, Jr.)

/s/ ALFRED C. ECKERT III        Director                                            June 6, 1996
- ------------------------------
(Alfred C. Eckert III)

/s/ PHILIP A. INCARNATI         Director                                            June 6, 1996
- ------------------------------
(Philip A. Incarnati)

SIGNATURE                       TITLE                                                   DATE
- ------------------------------  --------------------------------------------------  -------------

/s/ ALTON F. IRBY III           Director                                            June 6, 1996
- ------------------------------
(Alton F. Irby III)

/s/ GERALD E. MAYO              Director                                            June 6, 1996
- ------------------------------
(Gerald E. Mayo)

/s/ JAMES V. NAPIER             Director                                            June 6, 1996
- ------------------------------
(James V. Napier)

/s/ CHARLES E. THOELE           Director                                            June 6, 1996
- ------------------------------
(Charles E. Thoele)

/s/ DONALD C. WEGMILLER         Director                                            June 6, 1996
- ------------------------------
(Donald C. Wegmiller)